                                                               EXECUTION VERSION


                                CREDIT AGREEMENT
                                      among
                           YELLOW ROADWAY CORPORATION,
                                VARIOUS LENDERS,
                                  BANK ONE, NA
                                       and
                                 SUNTRUST BANK,
                            as CO-SYNDICATION AGENTS,


                               FLEET NATIONAL BANK

                                       and

                      WACHOVIA BANK, NATIONAL ASSOCIATION,
                           as CO-DOCUMENTATION AGENTS

                                       and

                       DEUTSCHE BANK AG, NEW YORK BRANCH,
                            as ADMINISTRATIVE AGENT,

                        --------------------------------
                          Dated as of December 11, 2003

                        --------------------------------

                         DEUTSCHE BANK SECURITIES INC.,
                            as SOLE LEAD ARRANGER and
                            SOLE BOOK RUNNING MANAGER

(DEUTSCHE BANK LOGO)

--------------------------------------------------------------------------------
                                  BNP PARIBAS,

                              BANK OF AMERICA, N.A.

                      THE BANK OF TOKYO - MITSUBISHI, LTD.,

                                 CHICAGO BRANCH

                         HARRIS TRUST AND SAVINGS BANK,
                       LA SALLE BANK, NATIONAL ASSOCIATION

                                       and

                                UFJ BANK LIMITED,
                               as MANAGING AGENTS

                                       and

                         U.S. BANK NATIONAL ASSOCIATION,
                            as SENIOR MANAGING AGENT

                                TABLE OF CONTENTS


                                                                                Page

SECTION 1.  Amount and Terms of Credit............................................1

  1.01      Commitments...........................................................1
  1.02      Minimum Amount of Each Borrowing......................................4
  1.03      Notice of Borrowing...................................................4
  1.04      Disbursement of Funds.................................................5
  1.05      Notes.................................................................6
  1.06      Conversions...........................................................8
  1.07      Pro Rata Borrowings...................................................8
  1.08      Interest..............................................................9
  1.09      Interest Periods for Eurodollar Loans.................................9
  1.10      Increased Costs, Illegality, etc.....................................11
  1.11      Compensation.........................................................12
  1.12      Change of Lending Office.............................................13
  1.13      Replacement of Lenders...............................................13
  1.14      Extension of Term Loan Maturity Date.................................15
  1.15      Incremental Loan Commitments.........................................16

SECTION 2.   Letters of Credit...................................................19

  2.01      Letters of Credit....................................................19
  2.02      Maximum Letter of Credit Outstandings; Final Maturities..............20
  2.03      Letter of Credit Requests; Minimum Stated Amount.....................21
  2.04      Letter of Credit Participations......................................22
  2.05      Agreement to Repay Letter of Credit Drawings.........................24
  2.06      Increased Costs......................................................26
  2.07      Credit-Linked Deposit Account........................................27

SECTION 3.  Commitment Commission; Fees; Reductions of Commitment................28

  3.01      Fees ................................................................28
  3.02      Voluntary Termination of Unutilized Commitments......................29
  3.03      Mandatory Reduction of Commitments...................................30

SECTION 4.  Prepayments; Payments; Taxes.........................................31

  4.01      Voluntary Prepayments................................................31
  4.02      Mandatory Repayments.................................................32
  4.03      Method and Place of Payment..........................................38
  4.04      Net Payments.........................................................38

SECTION 5.  Conditions Precedent to Credit Events on the Initial
            Borrowing Date.......................................................40
  5.01      Effective Date; Notes................................................40
  5.02      Officer's Certificate................................................40
  5.03      Opinions of Counsel..................................................40
  5.04      Corporate Documents; Proceedings; etc................................40


  5.05      Refinancing, etc.....................................................41
  5.06      Existing Cash........................................................42
  5.07      Yellow Receivables Facility Amendment................................42
  5.08      Consummation of the Merger...........................................42
  5.09      Cash Sufficient to Close.............................................42
  5.10      Adverse Change, Approvals............................................42
  5.11      Litigation...........................................................42
  5.12      Pledge Agreement.....................................................43
  5.13      Security Agreement...................................................43
  5.14      Mortgage; Title Insurance; etc.......................................44
  5.15      Subsidiaries Guaranties..............................................44
  5.16      Pro Forma Balance Sheet; Projections.................................44
  5.17      Solvency; Insurance Certificates.....................................45
  5.18      Existing Indebtedness................................................45
  5.19      Fees, etc............................................................45

SECTION 6.  Conditions Precedent to All Credit Events............................45

  6.01      No Default; Representations and Warranties...........................45
  6.02      Notice of Borrowing; Letter of Credit Request........................46
  6.03      No Excess Cash.......................................................46

SECTION 7.  Representations, Warranties and Agreements...........................46

  7.01      Organizational Status................................................47
  7.02      Power and Authority..................................................47
  7.03      No Violation.........................................................47
  7.04      Approvals............................................................47
  7.05      Financial Statements; Financial Condition; Undisclosed
            Liabilities; Projections.............................................48
  7.06      Litigation...........................................................49
  7.07      True and Complete Disclosure.........................................50
  7.08      Use of Proceeds; Margin Regulations..................................50
  7.09      Tax Returns and Payments.............................................50
  7.10      Compliance with ERISA................................................51
  7.11      The Security Documents...............................................52
  7.12      Properties...........................................................53
  7.13      Capitalization.......................................................53
  7.14      Subsidiaries; etc....................................................54
  7.15      Compliance with Statutes, etc........................................54
  7.16      Investment Company Act...............................................54
  7.17      Public Utility Holding Company Act...................................54
  7.18      Environmental Matters................................................54
  7.19      Labor Relations......................................................55
  7.20      Intellectual Property, etc...........................................55
  7.21      Indebtedness.........................................................56
  7.22      Insurance............................................................56
  7.23      Certain Agreements...................................................56


SECTION 8.  Affirmative Covenants................................................56

  8.01      Information Covenants................................................56
  8.02      Books, Records and Inspections.......................................59
  8.03      Maintenance of Property; Insurance; Property Inspections.............60
  8.04      Existence; Franchises................................................61
  8.05      Compliance with Statutes, etc........................................61
  8.06      Compliance with Environmental Laws...................................61
  8.07      ERISA................................................................62
  8.08      End of Fiscal Years; Fiscal Quarters.................................64
  8.09      Performance of Obligations...........................................64
  8.10      Payment of Taxes.....................................................64
  8.11      Use of Proceeds......................................................65
  8.12      Additional Security; Further Assurances; etc.........................65
  8.13      Ownership of Subsidiaries; etc.......................................66
  8.14      Permitted Acquisitions...............................................66
  8.15      Permitted Receivables Facility Transaction...........................67

SECTION 9.  Negative Covenants...................................................67

  9.01      Liens................................................................68
  9.02      Consolidation, Merger, Purchase or Sale of Assets, etc...............70
  9.03      Dividends............................................................73
  9.04      Indebtedness.........................................................75
  9.05      Advances, Investments and Loans......................................76
  9.06      Transactions with Affiliates.........................................78
  9.07      Capital Expenditures.................................................79
  9.08      Consolidated Interest Coverage Ratio.................................80
  9.09      Minimum Consolidated Fixed Charge Coverage Ratio.....................80
  9.10      Senior Secured Leverage Ratio........................................80
  9.11      Total Leverage Ratio.................................................80
  9.12      Limitations on Payments of Senior Notes; Modifications of
            Senior Note Documents, Certificate of Incorporation, By-Laws and
            Certain Other Agreements, etc........................................80
  9.13      Limitation on Certain Restrictions on Subsidiaries...................81
  9.14      Business, etc........................................................81
  9.15      Limitation on Creation of Subsidiaries...............................81
  9.16      Limitation on Issuance of Capital Stock..............................82
  9.17      Changes to Legal Names, Organizational Identification Numbers,
            Jurisdiction or Type or Organization.................................83

SECTION 10. Events of Default....................................................83

 10.01      Payments.............................................................83
 10.02      Representations, etc.................................................83
 10.03      Covenants............................................................83
 10.04      Default Under Other Agreements.......................................84
 10.05      Bankruptcy, etc......................................................84
 10.06      ERISA................................................................84
 10.07      Security Documents...................................................85


 10.08      Subsidiaries Guaranties..............................................85
 10.09      Judgments............................................................86
 10.10      Permitted Receivables Facility.......................................86
 10.11      Change of Control....................................................86

SECTION 11. Definitions and Accounting Terms.....................................87

 11.01      Defined Terms........................................................87

SECTION 12. The Agents..........................................................122

 12.01      Appointment.........................................................122
 12.02      Nature of Duties....................................................122
 12.03      Lack of Reliance on the Agents......................................122
 12.04      Certain Rights of the Agents........................................123
 12.05      Reliance............................................................123
 12.06      Indemnification.....................................................123
 12.07      The Administrative Agent in its Individual Capacity.................123
 12.08      Holders.............................................................124
 12.09      Resignation by the Administrative Agent.............................124
 12.10      Co-Syndication Agents and Co-Documentation Agents...................125

SECTION 13. Miscellaneous.......................................................125

 13.01      Payment of Expenses, etc............................................125
 13.02      Right of Setoff.....................................................126
 13.03      Notices.............................................................127
 13.04      Benefit of Agreement; Assignments; Participations...................128
 13.05      No Waiver; Remedies Cumulative......................................130
 13.06      Payments Pro Rata...................................................130
 13.07      Calculations; Computations..........................................131
 13.08      GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF
            JURY TRIAL..........................................................131
 13.09      Counterparts........................................................132
 13.10      Effectiveness.......................................................132
 13.11      Headings Descriptive................................................132
 13.12      Amendment or Waiver; etc............................................133
 13.13      Survival............................................................135
 13.14      Domicile of Loans...................................................135
 13.15      Register............................................................135
 13.16      Confidentiality.....................................................136
 13.17      Post Closing Actions................................................137

                  CREDIT AGREEMENT, dated as of December 11, 2003, among YELLOW ROADWAY CORPORATION, a corporation organized under the laws of Delaware (the "Borrower"), the Lenders party hereto from time to time, BANK ONE, N.A. and SUNTRUST BANK, as co-syndication agents, FLEET NATIONAL BANK and WACHOVIA BANK, National Association, as co-documentation agents and DEUTSCHE BANK AG, NEW YORK BRANCH, as administrative agent (in such capacity, the "Administrative Agent"). All capitalized terms used herein and defined in Section 11 are used herein as therein defined.

                                   WITNESSETH:


                  WHEREAS, subject to and upon the terms and conditions set forth herein, the Lenders are willing to make available to the Borrower the credit facilities provided for herein;

                  NOW, THEREFORE, IT IS AGREED:

                  SECTION 1. Amount and Terms of Credit.

                  1.01 Commitments. (a) Subject to and upon the terms and conditions set forth herein, each Lender with an Initial Term Loan Commitment severally agrees to make a term loan or term loans (each an "Initial Term Loan" and, collectively, the "Initial Term Loans") to the Borrower, which Initial Term Loans (i) shall be incurred pursuant to a single drawing on the Initial Borrowing Date, (ii) shall be denominated in Dollars, (iii) except as hereinafter provided, shall, at the option of the Borrower, be incurred and maintained as, and/or converted into, Base Rate Loans or Eurodollar Loans, provided that (A) except as otherwise specifically provided in Section 1.10(b), all Initial Term Loans comprising the same Borrowing shall at all times be of the same Type, and (B) unless either the Administrative Agent otherwise agrees in its sole discretion or has determined that the Syndication Date has occurred (at which time this clause (B) shall no longer be applicable), prior to the 90th day following the Initial Borrowing Date, Initial Term Loans may only be incurred and maintained as, and/or converted into, Eurodollar Loans so long as all such outstanding Eurodollar Loans, together with all outstanding Revolving Loans that are maintained as Eurodollar Loans, are subject to a single Interest Period of one month which, in any such case, begins and ends on the same day, and (iv) shall be made by each such Lender in that aggregate principal amount which does not exceed the Initial Term Loan Commitment of such Lender on the Initial Borrowing Date. Once repaid, Initial Term Loans incurred hereunder may not be reborrowed.

                  (a) Subject to and upon the terms and conditions set forth herein, each Lender with a Revolving Loan Commitment severally agrees to make, at any time and from time to time on or after the Initial Borrowing Date and prior to the Revolving Loan Maturity Date, a revolving loan or revolving loans (each a "Revolving Loan" and, collectively, the "Revolving Loans") to the Borrower, which Revolving Loans (i) shall be denominated in Dollars, (ii) shall, at the option of the Borrower, be incurred and maintained as, and/or converted into, Base Rate Loans or Eurodollar Loans, provided that (A) except as otherwise specifically provided in Section 1.10(b), all Revolving Loans comprising the same Borrowing shall at all times be of the same Type, and (B) unless either the Administrative Agent otherwise agrees in its sole discretion or has determined that the Syndication Date has occurred (at which time this clause
(B) shall no longer be applicable), prior to the 90th day following the Initial Borrowing Date, Revolving Loans may only be incurred and maintained as, and/or converted into, Eurodollar Loans so long as all such outstanding Eurodollar Loans, together with all outstanding Term Loans that are maintained as Eurodollar Loans, are subject to a single Interest Period of one month which, in any such case, begins and ends on the same day, and (iv) shall not exceed for any such Lender at any time outstanding that aggregate principal amount which, when added to the product of (x) such Lender's RL Percentage and (y) the sum of
(I) the aggregate amount of all RL Letter of Credit Outstandings (exclusive of RL Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) at such time and (II) the aggregate principal amount of all Swingline Loans (exclusive of Swingline Loans which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) then outstanding, equals the Revolving Loan Commitment of such Lender at such time.

                  (c) Subject to and upon the terms and conditions set forth herein, the Swingline Lender agrees to make, at any time and from time to time on or after the Initial Borrowing Date and prior to the Swingline Expiry Date, a revolving loan or revolving loans (each a "Swingline Loan" and, collectively, the "Swingline Loans") to the Borrower, which Swingline Loans (i) shall be incurred and maintained as Base Rate Loans, (ii) shall be denominated in Dollars, (iii) may be repaid and reborrowed in accordance with the provisions hereof, (iv) shall not exceed in aggregate principal amount at any time outstanding, when combined with the aggregate principal amount of all Revolving Loans (exclusive of Revolving Loans which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Swingline Loans) then outstanding and the aggregate amount of all RL Letter of Credit Outstandings (exclusive of RL Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Swingline Loans) at such time, an amount equal to the Total Revolving Loan Commitment at such time, and (v) shall not exceed in aggregate principal amount at any time outstanding the Maximum Swingline Amount. Notwithstanding anything to the contrary contained in this Section 1.01(c), (i) the Swingline Lender shall not be obligated to make any Swingline Loans at a time when a Lender Default has occurred and is continuing with respect to an RL Lender unless the Swingline Lender has entered into arrangements satisfactory to it and the Borrower to eliminate the Swingline Lender's risk with respect to the Defaulting RL Lender's or Defaulting RL Lenders' participation in such Swingline Loans, including by cash collateralizing such Defaulting Lender's or Defaulting RL Lenders' RL Percentage of the outstanding Swingline Loans, and (ii) the Swingline Lender shall not make any Swingline Loan after it has received written notice from the Borrower, any other Credit Party or the Required Lenders stating that a Default or an Event of Default has occurred and is continuing until such time as the Swingline Lender shall have received written notice (A) of rescission of all such notices from the party or parties originally delivering such notice or notices or (B) of the waiver of such Default or Event of Default by the Required Lenders.

                  (d) On any Business Day, the Swingline Lender may, in its sole discretion, give notice to the RL Lenders that the Swingline Lender's outstanding Swingline Loans shall be funded with one or more Borrowings of Revolving Loans (provided that such notice shall be deemed to have been automatically given upon the occurrence of a Default or an Event of Default under Section 10.05 or upon the exercise of any of the remedies provided in the last paragraph of Section 10), in which case one or more Borrowings of Revolving Loans constituting Base Rate Loans (each such Borrowing, a "Mandatory Borrowing") shall be made on the immediately succeeding Business Day by all RL Lenders pro rata based on each such RL Lender's RL Percentage (determined before giving effect to any termination of the Revolving Loan Commitments pursuant to
Section 10) and the proceeds thereof shall be applied directly by the Swingline Lender to repay the Swingline Lender for such outstanding Swingline Loans. Each RL Lender hereby irrevocably agrees to make Revolving Loans upon one Business Day's notice pursuant to each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the date specified in writing by the Swingline Lender notwithstanding (i) the amount of the Mandatory Borrowing may not comply with the Minimum Borrowing Amount otherwise required hereunder, (ii) whether any conditions specified in Section 6 are then satisfied, (iii) whether a Default or an Event of Default has occurred and is continuing, (iv) the date of such Mandatory Borrowing, and (v) the amount of the Total Revolving Loan Commitment at such time. In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to the Borrower), then each RL Lender hereby agrees that it shall forthwith purchase (as of the date the Mandatory Borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) from the Swingline Lender such participations in the outstanding Swingline Loans as shall be necessary to cause the RL Lenders to share in such Swingline Loans ratably based upon their respective RL Percentages (determined before giving effect to any termination of the Revolving Loan Commitments pursuant to Section 10), provided that (x) all interest payable on the Swingline Loans shall be for the account of the Swingline Lender until the date as of which the respective participation is required to be purchased and, to the extent attributable to the purchased participation, shall be payable to the participant from and after such date and (y) at the time any purchase of participations pursuant to this sentence is actually made, the purchasing RL Lender shall be required to pay the Swingline Lender interest on the principal amount of participation purchased for each day from and including the day upon which the Mandatory Borrowing would otherwise have occurred to but excluding the date of payment for such participation, at the overnight Federal Funds Rate for the first three days and at the interest rate otherwise applicable to Revolving Loans maintained as Base Rate Loans hereunder for each day thereafter.

                  (e) Subject to Section 1.15 and the other terms and conditions set forth herein, each Lender with an Incremental Term Loan Commitment under a Tranche severally agrees to make a term loan or term loans (each, an "Incremental Term Loan" and, collectively, the "Incremental Term Loans") to the Borrower, which Incremental Term Loans: (a) only may be incurred on the respective Incremental Term Loan Borrowing Date(s) (which date(s), in any event, shall be the date(s) set forth in the applicable Incremental Commitment Agreement pursuant to which such Incremental Term Loans are to be made and shall not be later than the Incremental Commitment Termination Date); (b) shall be Term Loans under the Tranche specified in the applicable Incremental Commitment Agreement; (c) except as hereafter provided, shall, at the option of the Borrower, be incurred and maintained as, and/or converted into, Base Rate Loans or, unless otherwise provided in the relevant Incremental Commitment Agreement, Eurodollar Loans, provided that all Incremental Term Loans made as part of the same Borrowing shall, unless otherwise specifically provided herein, consist of Incremental Term Loans of the same Type; and (d) shall be made by each such Lender in that aggregate prin-cipal amount which does not exceed the Incremental Term Loan Commitment of such Lender under the relevant Tranche on any such Incremental Term Loan Borrowing Date(s) (before giving effect to the termination thereof on such date pursuant to Section 3.03(e)). Once repaid, Incremental Term Loans incurred hereunder may not be reborrowed.

                  1.02 Minimum Amount of Each Borrowing. The aggregate principal amount of each Borrowing of Loans under a respective Tranche shall not be less than the Minimum Borrowing Amount applicable to such Tranche. More than one Borrowing may occur on the same date, but at no time shall there be outstanding more than ten Borrowings of Eurodollar Loans in the aggregate for all Tranches of Loans, provided that with the consent of the Administrative Agent, additional Borrowings of Eurodollar Loans may be permitted in connection with New Tranches of Incremental Term Loans to the extent provided in the relevant Incremental Commitment Agreement.

                  1.03 Notice of Borrowing. (a) Whenever the Borrower desires to incur (x) Eurodollar Loans hereunder, it shall give the Administrative Agent at the Notice Office at least three Business Days' prior notice of each Eurodollar Loan to be incurred hereunder and (y) Base Rate Loans hereunder (excluding Swingline Loans and Revolving Loans made pursuant to a Mandatory Borrowing), it shall give the Administrative Agent at the Notice Office at least one Business Day's prior notice of each Base Rate Loan to be incurred hereunder, provided that (in each case) any such notice shall be deemed to have been given on a certain day only if given before 12:00 Noon (New York time) on such day. Each such notice (each a "Notice of Borrowing"), except as otherwise expressly provided in Section 1.10, shall be irrevocable and shall be in writing, or by telephone promptly confirmed in writing, in the form of Exhibit A-1, appropriately completed to specify: (i) the aggregate principal amount of the Loans to be incurred pursuant to such Borrowing, (ii) the date of such Borrowing (which shall be a Business Day), (iii) whether the Loans being incurred pursuant to such Borrowing shall constitute Initial Term Loans, Revolving Loans or Incremental Term Loans and (iv) whether the Loans being incurred pursuant to such Borrowing are to be initially maintained as Base Rate Loans or, to the extent permitted hereunder, Eurodollar Loans and, if Eurodollar Loans, the initial Interest Period to be applicable thereto. The Administrative Agent shall promptly give each Lender which is required to make Loans of the Tranche specified in the respective Notice of Borrowing, notice of such proposed Borrowing, of such Lender's proportionate share thereof and of the other matters required by the immediately preceding sentence to be specified in the Notice of Borrowing.

                  (b) (i) Whenever the Borrower desires to incur Swingline Loans hereunder, the Borrower shall give the Swingline Lender no later than 1:00 P.M. (New York time) on the date that a Swingline Loan is to be incurred, written notice or telephonic notice promptly confirmed in writing of each Swingline Loan to be incurred hereunder. Each such notice shall be irrevocable and specify in each case (A) the date of Borrowing (which shall be a Business Day), and (B) the aggregate principal amount of the Swingline Loans to be incurred pursuant to such Borrowing.

                  (ii) Mandatory Borrowings shall be made upon the notice specified in Section 1.01(d), with the Borrower irrevocably agreeing, by its incurrence of any Swingline Loan, to the making of the Mandatory Borrowings as set forth in Section 1.01(d).

                  (c) (i) Without in any way limiting the obligation of the Borrower to confirm in writing any telephonic notice of any Borrowing or prepayment of Loans, the Administrative Agent or the Swingline Lender, as the case may be, may act without liability upon the basis of telephonic notice of such Borrowing or prepayment, as the case may be, believed by the Administrative Agent or the Swingline Lender, as the case may be, in good faith to be from the president, the chief executive officer or a Financial Officer, of the Borrower, or from any other authorized representative of the Borrower designated in writing by the chief financial officer and the treasurer of the Borrower to the Administrative Agent as being authorized to give such notices, prior to receipt of written confirmation. In each such case, the Borrower hereby waives the right to dispute the Administrative Agent's or Swingline Lender's record of the terms of such telephonic notice of such Borrowing or prepayment of Loans, as the case may be, absent manifest error.

                  (ii) Notwithstanding anything to the contrary contained above in Section 1.03(c)(i), no telephonic notice of any Borrowing which purports to change the bank account into which the proceeds of such Borrowing are to be disbursed shall be accepted by the Administrative Agent or the Swingline Lender, unless and until the Administrative Agent or the Swingline Lender, as applicable, receives written notice of any such change by the Borrower which notice is signed by the chief financial officer of the Borrower and either the treasurer or the controller of the Borrower and delivered on the Borrower's letterhead by courier or overnight mail (and not by fax).

                  1.04 Disbursement of Funds. No later than 1:00 P.M. (New York time) on the date specified in each Notice of Borrowing (or (x) in the case of Swingline Loans, no later than 4:00 P.M. (New York time) on the date specified pursuant to Section 1.03(b)(i) or (y) in the case of Mandatory Borrowings, no later than 1:00 P.M. (New York time) on the date specified in Section 1.01(d)), each Lender with a Commitment of the respective Tranche will make available its pro rata portion (determined in accordance with Section 1.07) of each such Borrowing requested to be made on such date (or in the case of Swingline Loans, the Swingline Lender will make available the full amount thereof). All such amounts will be made available in Dollars and in immediately available funds at the Payment Office, and the Administrative Agent will, except in the case of Revolving Loans made pursuant to a Mandatory Borrowing, make available to the Borrower by depositing into its account at the Payment Office or as otherwise directed in accordance with Section 1.03(c)(ii) the aggregate of the amounts so made available by the Lenders. Unless the Administrative Agent shall have been notified by any Lender prior to the date of Borrowing that such Lender does not intend to make available to the Administrative Agent such Lender's portion of any Borrowing to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date of Borrowing and the Administrative Agent may (but shall not be obligated to), in reliance upon such assumption, make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the Borrower and the Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent also shall be entitled to recover on demand from such Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower until the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to
(i) if recovered from such Lender, the overnight Federal Funds Rate for the first three days and at the interest rate otherwise applicable to such Loans for each day thereafter, and (ii) if recovered from the Borrower, the rate of interest applicable to the respective Borrowing, as determined pursuant to
Section 1.08. Nothing in this Section 1.04 shall be deemed to relieve any Lender from its obligation to make Loans hereunder or to prejudice any rights which the Borrower may have against any Lender as a result of any failure by such Lender to make Loans hereunder.

                  1.05 Notes. (a) The Borrower's obligation to pay the principal of, and interest on, the Loans made by each Lender shall be evidenced in the Register maintained by the Administrative Agent pursuant to Section 13.15 and shall, if requested by such Lender, also be evidenced (i) in the case of Initial Term Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-1, with blanks appropriately completed in conformity herewith (each an "Initial Term Note" and, collectively, the "Initial Term Notes"), (ii) in the case of Revolving Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-2, with blanks appropriately completed in conformity herewith (each a "Revolving Note" and, collectively, the "Revolving Notes"), (iii) in the case of Swingline Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-3, with blanks appropriately completed in conformity herewith (the "Swingline Note") and (iv) in the case of Incremental Term Loans of a Tranche, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-4, with blanks appropriately completed in conformity herewith and with the relevant Incremental Commitment Agreement (each an "Incremental Term Note" and, collectively, the "Incremental Term Notes").

                  (b) The Initial Term Note issued to each Lender that has an Initial Term Loan Commitment or outstanding Initial Term Loans shall (i) be executed by the Borrower, (ii) be payable to such Lender or its registered assigns and be dated the Initial Borrowing Date (or, if issued after the Initial Borrowing Date, be dated the date of issuance thereof), (iii) be in a stated principal amount equal to the Initial Term Loans made by such Lender on the Initial Borrowing Date (or, if issued after the Initial Borrowing Date, be in a stated principal amount equal to the outstanding Initial Term Loans of such Lender at such time) and be payable in the outstanding principal amount of Initial Term Loans evidenced thereby, (iv) mature on the applicable Initial Term Loan Maturity Date, (v) bear interest as provided in the appropriate clause of
Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to voluntary prepayment as provided in Section 4.01, and mandatory repayment as provided in Section 4.02, and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

                  (c) The Revolving Note issued to each Lender that has a Revolving Loan Commitment or outstanding Revolving Loans shall (i) be executed by the Borrower, (ii) be payable to such Lender or its registered assigns and be dated the Initial Borrowing Date (or, if issued after the Initial Borrowing Date, be dated the date of the issuance thereof), (iii) be in a stated principal amount equal to the Revolving Loan Commitment of such Lender (or, if issued after the termination thereof, be in a stated principal amount equal to the outstanding Revolving Loans of such Lender at such time) and be payable in the outstanding principal amount of the Revolving Loans evidenced thereby, (iv) mature on the Revolving Loan Maturity Date, (v) bear interest as provided in the appropriate clause of
Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to voluntary prepayment as provided in Section 4.01, and mandatory repayment as provided in Section 4.02, and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

                  (d) The Swingline Note issued to the Swingline Lender shall
(i) be executed by the Borrower, (ii) be payable to the Swingline Lender or its registered assigns and be dated the Initial Borrowing Date, (iii) be in a stated principal amount equal to the Maximum Swingline Amount and be payable in the outstanding principal amount of the Swingline Loans evidenced thereby from time to time, (iv) mature on the Swingline Expiry Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans evidenced thereby, (vi) be subject to voluntary prepayment as provided in
Section 4.01, and mandatory repayment as provided in Section 4.02, and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

                  (e) The Incremental Term Note issued to each Lender that has an Incremental Term Loan Commitment or outstanding Incremental Term Loans of a given Tranche shall (i) be executed by the Borrower, (ii) be payable to such Lender or its registered assigns and be dated the date of issuance thereof,
(iii) be in a stated principal amount equal to the Incremental Term Loan Commitment of such Lender under such Tranche (or if issued after the termination thereof, be in a stated principal amount equal to the outstanding principal amount of the Incremental Term Loans of such Lender under such Tranche at such time) and be payable in the outstanding principal amount of Incremental Term Loans evidenced thereby, (iv) mature on the Term Loan Maturity Date of the such Tranche, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to voluntary prepayment as provided in
Section 4.01, and mandatory repayment as provided in Section 4.02, and (vii) be entitled to the benefits of this Agreement and the other Credit Documents. In connection with the foregoing, it is understood and agreed that (x) any Lender that has Incremental Term Loans outstanding pursuant to more than one Tranche shall be entitled, upon its request, to receive an Incremental Term Note with respect to each Tranche of its outstanding Incremental Term Loans and (y) if any Lender extends additional Incremental Term Loans pursuant to an existing Tranche of Incremental Term Loans where such Lender already had outstanding Incremental Term Loans, such Lender shall be entitled to request a new Incremental Term Loan for such Tranche reflecting the aggregate principal amount of Incremental Term Loans of such Lender of such Tranche then outstanding.

                  (f) Each Lender will note on its internal records the amount of each Loan made by it and each payment in respect thereof and prior to any transfer of any of its Notes will endorse on the reverse side thereof the outstanding principal amount of Loans evidenced thereby. Failure to make any such notation or any error in such notation shall not affect the Borrower's obligations in respect of such Loans.

                  (g) Notwithstanding anything to the contrary contained above in this Section 1.05 or elsewhere in this Agreement, Notes shall only be delivered to Lenders which at any time specifically request the delivery of such Notes. No failure of any Lender to request or obtain a

Note evidencing its Loans to the Borrower shall affect or in any manner impair the obligations of the Borrower to pay the Loans (and all related Obligations) incurred by the Borrower which would otherwise be evidenced thereby in accordance with the requirements of this Agreement, and shall not in any way affect the security or guaranties therefor provided pursuant to the various Credit Documents. Any Lender which does not have a Note evidencing its outstanding Loans shall in no event be required to make the notations otherwise described in preceding clause (f). At any time when any Lender requests the delivery of a Note to evidence any of its Loans, the Borrower shall promptly execute and deliver to the respective Lender, at the Borrower's expense, the requested Note in the appropriate amount or amounts to evidence such Loans.

                  1.06 Conversions. The Borrower shall have the option to convert, on any Business Day, all or a portion equal to at least the Minimum Borrowing Amount of the outstanding principal amount of Loans (other than Swingline Loans which may not be converted pursuant to this Section 1.06) made pursuant to one or more Borrowings (so long as of the same Tranche) of one or more Types of Loans into a Borrowing (of the same Tranche) of another Type of Loan, provided that (i) except as otherwise provided in Section 1.10(b), Eurodollar Loans may be converted into Base Rate Loans only on the last day of an Interest Period applicable to the Loans being converted and no such partial conversion of Eurodollar Loans shall reduce the outstanding principal amount of such Eurodollar Loans made pursuant to a single Borrowing to less than the Minimum Borrowing Amount applicable thereto, (ii) unless the Required Lenders otherwise agree, Base Rate Loans may only be converted into Eurodollar Loans if no Default or Event of Default is in existence on the date of the conversion,
(iii) unless the Administrative Agent otherwise agrees in its sole discretion or has determined that the Syndication Date has occurred (at which time this clause
(iii) shall no longer be applicable), prior to the 90th day following the Initial Borrowing Date, conversions of Base Rate Loans into Eurodollar Loans shall be subject to the provisions of clause (B) of the proviso in each of Sections 1.01(a)(iii) and 1.01(b)(ii), and (iv) no conversion pursuant to this
Section 1.06 shall result in a greater number of Borrowings of Eurodollar Loans than is permitted under Section 1.02. Each such conversion shall be effected by the Borrower by giving the Administrative Agent at the Notice Office prior to 12:00 Noon (New York time) at least three Business Days' prior notice (each a "Notice of Conversion/Continuation") in the form of Exhibit A-2, appropriately completed to specify the Loans to be so converted, the Borrowing or Borrowings pursuant to which such Loans were incurred and, if to be converted into Eurodollar Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall give each Lender prompt notice of any such proposed conversion affecting any of its Loans. Upon any such conversion, the respective Borrowings of Loans will be deemed converted into one or more Borrowings of the Types of Loans requested in the Notice of Conversion/Continuation.

                  1.07 Pro Rata Borrowings. All Borrowings of Initial Term Loans, Revolving Loans and Incremental Term Loans of a particular Tranche under this Agreement shall be incurred from the Lenders pro rata on the basis of their Commitments under such Tranche, provided that all Mandatory Borrowings shall be incurred from the RL Lenders pro rata on the basis of their RL Percentages. It is understood that no Lender shall be responsible for any default by any other Lender of its obligation to make Loans hereunder and that each Lender shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to make its Loans hereunder.

                  1.08 Interest. (a) The Borrower agrees to pay interest in respect of the unpaid principal amount of each Base Rate Loan from the date of Borrowing thereof until the earlier of (i) the maturity thereof (whether by acceleration or otherwise) and (ii) the conversion of such Base Rate Loan to a Eurodollar Loan pursuant to Section 1.06 or 1.09, as applicable, at a rate per annum which shall be equal to the sum of the Applicable Margin plus the Base Rate each as in effect from time to time.

                  (b) The Borrower agrees to pay interest in respect of the unpaid principal amount of each Eurodollar Loan from the date of Borrowing thereof until the earlier of (i) the maturity thereof (whether by acceleration or otherwise) and (ii) the conversion of such Eurodollar Loan to a Base Rate Loan pursuant to Section 1.06, 1.09 or 1.10, as applicable, at a rate per annum which shall, during each Interest Period applicable thereto, be equal to the sum of the Applicable Margin plus the Eurodollar Rate for such Interest Period.

                  (c) Overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan shall, in each case, bear interest at a rate per annum equal to the greater of (x) the rate which is 2% in excess of the rate then borne by such Loans and (y) the rate which is 2% in excess of the rate (other than the rate described in the foregoing clause (x)) otherwise applicable to Base Rate Loans of the respective Tranche from time to time, and all other overdue amounts payable hereunder and under any other Credit Document shall bear interest at a rate per annum equal to the rate which is 2% in excess of the rate applicable to Revolving Loans that are maintained as Base Rate Loans from time to time. Interest that accrues under this Section 1.08(c) shall be payable on demand.

                  (d) Accrued (and theretofore unpaid) interest shall be payable
(i) in respect of each Base Rate Loan, (x) quarterly in arrears on each Quarterly Payment Date, (y) on the date of any repayment or prepayment in full of all outstanding Base Rate Loans of any Tranche, and (z) at maturity (whether by acceleration or otherwise) and, after such maturity, on demand, and (ii) in respect of each Eurodollar Loan, (x) on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three month intervals after the first day of such Interest Period, and (y) on the date of any repayment or prepayment (on the amount repaid or prepaid), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

                  (e) Upon each Interest Determination Date, the Administrative Agent shall determine the Eurodollar Rate for each Interest Period applicable to the respective Eurodollar Loans and shall promptly notify the Borrower and the Lenders thereof. Each such determination shall, absent manifest error, be presumed correct and binding on all parties hereto.

                  1.09 Interest Periods for Eurodollar Loans. At the time the Borrower gives any Notice of Borrowing or Notice of Conversion/Continuation in respect of the making of, or conversion into, any Eurodollar Loan (in the case of the initial Interest Period applicable thereto) or prior to 12:00 Noon (New York time) on the third Business Day prior to the expiration of an Interest Period applicable to such Eurodollar Loan (in the case of any subsequent Interest Period), the Borrower shall have the right to elect the Interest Period applicable to such Eurodollar Loan, which Interest Period shall, at the option of the Borrower (but otherwise subject to the provisions of clause (B) of the proviso in each of Sections 1.01(a)(iii) and 1.01(b)(ii)), be a one, two, three or six month period, provided that (in each case):

                  (i) all Eurodollar Loans comprising a Borrowing shall at all times have the same Interest Period;

                  (ii) the initial Interest Period for any Eurodollar Loan shall commence on the date of Borrowing of such Eurodollar Loan (including the date of any conversion thereto from a Base Rate Loan) and each Interest Period occurring thereafter in respect of such Eurodollar Loan shall commence on the day on which the next preceding Interest Period applicable thereto expires;

                  (iii) if any Interest Period for a Eurodollar Loan begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

                  (iv) if any Interest Period for a Eurodollar Loan would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, however, that if any Interest Period for a Eurodollar Loan would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

                  (v) unless the Required Lenders otherwise agree, no Interest Period for any Borrowing of any Tranche of Loans may be selected at any time when a Default or an Event of Default is then in existence;

                  (vi) no Interest Period in respect of any Borrowing of any Tranche of Loans shall be selected which extends beyond the Maturity Date for such Tranche; and

                  (vii) no Interest Period in respect of any Borrowing of Term Loans of a given Tranche shall be selected which extends beyond any date upon which a mandatory repayment of such Term Loans will be required to be made under Section 4.02(c) or (d), as applicable, if the aggregate principal amount of such Term Loans which have Interest Periods which will expire after such date will be in excess of the aggregate principal amount of such Term Loans then outstanding less the aggregate amount of such required repayment.

                  The Borrower may elect a new Interest Period to be applicable to a Borrowing of Eurodollar Loans by delivering a Notice of Conversion/Continuation prior to 12:00 Noon (New York time) on the third Business Day prior to the expiration of an Interest Period applicable to such Eurodollar Loans. If by 12:00 Noon (New York time) on the third Business Day prior to the expiration of any Interest Period applicable to a Borrowing of Eurodollar Loans, the Borrower has failed to elect, or is not permitted to elect, a new Interest Period to be applicable to such Eurodollar Loans as provided above, the Borrower shall be deemed to have elected to convert such Eurodollar Loans into Base Rate Loans effective as of the expiration date of such current Interest Period.

                  1.10 Increased Costs, Illegality, etc. (a) In the event that any Lender shall have determined (which determination shall, absent manifest error, be presumed correct and binding upon all parties hereto but, with respect to clause (i) below, may be made only by the Administrative Agent):

                  (i) on any Interest Determination Date that, by reason of any changes arising after the date of this Agreement affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Eurodollar Rate; or

                  (ii) at any time, that such Lender shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Eurodollar Loan because of (x) any change since the Effective Date in any applicable law or governmental rule, regulation, order, guideline or request (whether or not having the force of law) or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, order, guideline or request, such as, but not limited to: (A) a change in the basis of taxation of payment to any Lender of the principal of or interest on the Loans or the Notes or any other amounts payable hereunder (except for changes in the rate of tax on, or determined by reference to, the net income or net profits of such Lender pursuant to the laws of the jurisdiction in which it is organized or in which its principal office or applicable lending office is located or any subdivision thereof or therein) or (B) a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the Eurodollar Rate and/or (y) other circumstances arising since the Effective Date affecting such Lender, the interbank Eurodollar market or the position of such Lender in such market; or

                  (iii) at any time, that the making or continuance of any Eurodollar Loan has been made (x) unlawful by any law or governmental rule, regulation or order, (y) impossible by compliance by any Lender in good faith with any governmental request (whether or not having force of law) or (z) impracticable as a result of a contingency occurring after the Effective Date which materially and adversely affects the interbank Eurodollar market;

                  then, and in any such event, such Lender (or the Administrative Agent, in the case of clause (i) above) shall promptly give notice (by telephone promptly confirmed in writing) to the Borrower and, except in the case of clause (i) above, to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Lenders). Thereafter (x) in the case of clause (i) above, Eurodollar Loans shall no longer be available until such time as the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Borrowing or Notice of Conversion/Continuation given by the Borrower with respect to Eurodollar Loans which have not yet been incurred (including by way of conversion) shall be deemed rescinded by the Borrower, (y) in the case of clause (ii) above, the Borrower agrees to pay to such Lender, upon such Lender's written request therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as shall be required to compensate such Lender for such increased costs or reductions in amounts received or receivable hereunder (a written notice as to the additional amounts owed to such Lender, showing in reasonable detail the basis for the calculation thereof, submitted to the Borrower by such Lender shall, absent manifest error, be presumed correct and binding on all the parties hereto) and (z) in the case of clause (iii) above, the Borrower shall take one of the actions specified in
Section 1.10(b) as promptly as possible and, in any event, within the time period required by law.

                  (b) At any time that any Eurodollar Loan is affected by the circumstances described in Section 1.10(a)(ii), the Borrower may, and in the case of a Eurodollar Loan affected by the circumstances described in Section 1.10(a)(iii), the Borrower shall, either (x) if the affected Eurodollar Loan is then being made initially or pursuant to a conversion, cancel such Borrowing by giving the Administrative Agent telephonic notice (confirmed in writing) on the same date that the Borrower was notified by the affected Lender or the Administrative Agent pursuant to Section 1.10(a)(ii) or (iii) or (y) if the affected Eurodollar Loan is then outstanding, upon at least three Business Days' written notice to the Administrative Agent, require the affected Lender to convert such Eurodollar Loan into a Base Rate Loan, provided that, if more than one Lender is affected at any time, then all affected Lenders must be treated the same pursuant to this Section 1.10(b).

                  (c) If any Lender determines that after the Effective Date the introduction of or any change in any applicable law or governmental rule, regulation, order, guideline, directive or request (whether or not having the force of law) concerning capital adequacy, or any change in interpretation or administration thereof by the NAIC or any governmental authority, central bank or comparable agency, will have the effect of increasing the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender based on the existence of such Lender's Commitments hereunder or its obligations hereunder, then the Borrower agrees to pay to such Lender, upon its written demand therefor, such additional amounts as shall be required to compensate such Lender or such other corporation for the increased cost to such Lender or such other corporation or the reduction in the rate of return to such Lender or such other corporation as a result of such increase of capital. In determining such additional amounts, each Lender will act reasonably and in good faith and will use averaging and attribution methods which are reasonable, provided that such Lender's determination of compensation owing under this Section 1.10(c) shall, absent manifest error, be presumed correct and binding on all the parties hereto. Each Lender, upon determining that any additional amounts will be payable pursuant to this Section 1.10(c), will give prompt written notice thereof to the Borrower, which notice shall show in reasonable detail the basis for calculation of such additional amounts.

                  1.11 Compensation. (a) The Borrower agrees to compensate each Lender, upon its written request (which request shall set forth in reasonable detail the basis for requesting such compensation), for all losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund its Eurodollar Loans but excluding loss of anticipated profits) which such Lender may sustain: (i) if for any reason (other than a default by such Lender or the Administrative Agent) a Borrowing of, or conversion from or into, Eurodollar Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation (whether or not withdrawn by the Borrower or deemed withdrawn pursuant to Section 1.10(a)); (ii) if any prepayment or repayment (including any prepayment or repayment made pursuant to Section 4.01, Section 4.02 or as a result of an acceleration of the Loans pursuant to Section 10) or conversion of any of its Eurodollar Loans occurs on a date which is not the last day of an Interest Period with respect thereto; (iii) if any prepayment of any of its Eurodollar Loans is not made on any date specified in a notice of prepayment given by the Borrower; or (iv) as a consequence of (x) any other default by the Borrower to repay Eurodollar Loans when required by the terms of this Agreement or any Note held by such Lender or (y) any election made pursuant to Section 1.10(b).

                  (b) The Borrower agrees to compensate the Administrative Agent, upon its written request (which request shall set forth in reasonable detail the basis for requesting such compensation), for all losses, expenses and liabilities incurred by it in connection with (i) any withdrawals from the Credit-Linked Deposit Account pursuant to the terms of this Agreement prior to the end of the applicable Scheduled Investment Termination Date for the Credit-Linked Deposits and (ii) the termination of the Total Credit-Linked Commitment (and the related termination of the investment of the funds held in the Credit-Linked Deposit Account) prior to the end of any applicable Scheduled Investment Termination Date for the Credit-Linked Deposits.

                  (c) The Borrower agrees to compensate each CL Lender, upon its written request (which request shall set forth in reasonable detail the basis for requesting such compensation), for all losses, expenses and liabilities incurred by it in connection with the return to it of its Credit-Linked Deposit at any time other than the last day of an Interest Period applicable thereto.

                  (d) Any Lender's or the Administrative Agent's determination of compensation owing to it under this Section 1.11 shall, absent manifest error, be presumed correct and binding on all the parties hereto.

                  1.12 Change of Lending Office. Each Lender agrees that on the occurrence of any event giving rise to the operation of Section 1.10(a)(ii) or
(iii), Section 1.10(c), Section 2.06 or Section 4.04 with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans or Letters of Credit affected by such event, provided that such designation is made on such terms that such Lender and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of such Section. Nothing in this Section 1.12 shall affect or postpone any of the obligations or rights of the Borrower or the right of any Lender provided in Sections 1.10, 1.13, 2.06 and 4.04.

                  1.13 Replacement of Lenders. (x) If any Lender becomes a Defaulting Lender or otherwise defaults in its obligations to make Loans, (y) upon the occurrence of an event giving rise to the operation of Section 1.10(a)(ii) or (iii), Section 1.10(c), Section 2.06 or Section 4.04 with respect to any Lender which results in such Lender charging to the Borrower increased costs or other amounts in excess of those being generally charged by the other Lenders or (z) in the case of a refusal by a Lender to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders as (and to the extent) provided in Section 13.12(b), the Borrower shall have the right, if no Default or Event of Default has occurred and is continuing (or, in the case of preceding clause (z), will exist immediately after giving effect to such replacement), either (A) to replace such Lender with one or more other Eligible Transferees, none of whom shall constitute a Defaulting Lender at the time of such replacement (collectively, the "Replacement Lender") and each of whom shall be reasonably acceptable to the Administrative Agent or (B) to replace only (a) the Revolving Loan Commitment (and outstandings pursuant thereto) of the Replaced Lender and/or the Credit-Linked Commitment of the Replaced Lender with an identical Revolving Loan Commitment and/or Credit-Linked Commitment provided by the Replacement Lender or (b) in the case of a replacement as provided in Section 13.12(b) where the consent of the respective Lender is required with respect to less than all Tranches of its Loans or Commitments, the Commitments and/or outstanding Loans of such Lender in respect of each Tranche where the consent of such Lender would otherwise be individually required, with identical Commitments and/or Loans of the respective Tranche provided by the Replacement Lender (each such Lender which is replaced by a Replacement Lender or whose Commitment (or any portion thereof) or Loans (or any portion thereof) is replaced (either pursuant to preceding clause (A) or (B)) is referred to herein as a "Replaced Lender"); provided that:

                  (i) at the time of any replacement pursuant to this Section 1.13, the Replaced Lender and the Replacement Lender shall enter into one or more Assignment and Assumption Agreements pursuant to Section 13.04(b) (and with all fees payable pursuant to said Section 13.04(b) to be paid by the Replacement Lender and/or the Replaced Lender (as may be agreed to at such time by and among the Borrower, the Replacement Lender and the Replaced Lender)) pursuant to which the Replacement Lender shall acquire (A) all of the Commitments and outstanding Loans of, and in each case participations in Letters of Credit by, the Replaced Lender or (B) in the case of the replacement of only (a) the Revolving Loan Commitment, the Revolving Loan Commitment and outstanding Revolving Loans and participations in RL Letter of Credit Outstandings of the Replaced Lender, (b) the Credit-Linked Commitment, participations in CL Letter of Credit Outstandings of the Replaced Lender, and (c) Term Loans, the outstanding Term Loans of the relevant Tranche of the Replaced Lender and, in connection with (x) an acquisition pursuant to preceding sub-clause (A), the Replacement Lender shall pay to (I) the Replaced Lender in respect thereof an amount equal to the sum of (1) an amount equal to the aggregate principal of, and all accrued and unpaid interest on, all outstanding Loans of the Replaced Lender, (2) an amount equal to all Unpaid Drawings that have been funded by (and not reimbursed to) such Replaced Lender, together with all then accrued and unpaid interest with respect thereto at such time, and (3) an amount equal to all accrued, but theretofore unpaid, Fees owing to the Replaced Lender pursuant to
         Section 3.01, (II) each Issuing Lender in respect thereof an amount equal to such Replaced Lender's RL Percentage and/or CL Percentage, as the case may be, of any Unpaid Drawing (which at such time remains an Unpaid Drawing) to the extent such amount was not theretofore funded by such Replaced Lender to such Issuing Lender and (III) the Swingline Lender in respect thereof an amount equal to such Replaced Lender's RL Percentage of any Mandatory Borrowing to the extent such amount was not theretofore funded by such Replaced Lender to the Swingline Lender or
         (y) an acquisition pursuant to preceding sub-clause (B) where less than all Tranches are being acquired, the Replacement Lender shall pay to
         (I) the Replaced Lender in respect
         thereof an amount equal to the sum of (1) an amount equal to the aggregate principal of, and all accrued and unpaid interest on, all outstanding Loans of the Replaced Lender of the affected Tranche or Tranches, (2) in the case of the replacement of the Revolving Loan Commitment and/or Credit-Linked Commitment of the Replaced Lender, an amount equal to all RL Unpaid Drawings and/or CL Unpaid Drawings, as the case may be, that have been funded by (and not reimbursed to) such Replaced Lender, together with all then accrued and unpaid interest with respect thereto at such time, and (3) an amount equal to all accrued, but theretofore unpaid, Fees owing to the Replaced Lender pursuant to Section 3.01 with respect to the affected Tranche or Tranches, (II) in the case of the replacement of the Revolving Loan Commitment and/or Credit-Linked Commitment, each Issuing Lender in respect thereof an amount equal to such Replaced Lender's RL Percentage and/or CL Percentage, as the case may be, of any Unpaid Drawing (which at such time remains an Unpaid Drawing) to the extent such amount was not theretofore funded by such Replaced Lender to such Issuing Lender and (III) in the case of the replacement of the Revolving Loan Commitment, the Swingline Lender in respect thereof an amount equal to such Replaced Lender's RL Percentage of any Mandatory Borrowing to the extent such amount was not theretofore funded by such Replaced Lender to the Swingline Lender; and

                  (ii) all obligations of the Borrower due and owing to the Replaced Lender at such time (other than those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid in full to such Replaced Lender concurrently with such replacement.

                  Upon the execution of the respective Assignment and Assumption Agreement, the payment of amounts referred to in clauses (i) and (ii) above and, if so requested by the Replacement Lender, delivery to the Replacement Lender of the appropriate Note or Notes executed by the Borrower, the Replacement Lender shall become a Lender hereunder and the Replaced Lender shall cease to constitute a Lender hereunder, except (i) with respect to indemnification provisions under this Agreement (including, without limitation, the indemnification provisions of Sections 1.10, 1.11, 2.06, 4.04, 12.06 and 13.01), which shall survive as to such Replaced Lender and (ii) in the case of a Lender which is an Issuing Lender, with respect to the provisions in Sections 2.04 and
2.05 relating to the reimbursement of and participations in Letters of Credit, such Lender shall remain an Issuing Lender hereunder. Without the consent of the Administrative Agent, the Credit-Linked Deposit funded by any CL Lender shall not be released in connection with any assignment of its Credit-Linked Commitment, but shall instead be purchased by the relevant assignee and continue to be held for application (if not already applied) pursuant to Section 2.04(c) in respect of such assignee's obligations under the Credit-Linked Commitment assigned to it.

                  1.14 Extension of Term Loan Maturity Date. The Borrower may at any time after the consummation of a Permitted Roadway Bond Refinancing, but in any event not more than 60 days after such consummation nor less 60 days prior to the Term Loan Maturity Date of the Initial Term Loan Tranche then in effect (such date, the "Extension Deadline"), by written notice to the Administrative Agent (which notice the Administrative Agent shall promptly transmit to each Lender), request that such Term Loan Maturity Date then in effect be extended to the seventh anniversary of the Initial Borrowing Date. Such request shall be accompanied by a certificate of an Authorized Officer of the Borrower stating that no Default or Event of Default has occurred and is continuing. In the event the Borrower has requested the extension of the Term Loan Maturity Date of the Initial Term Loan Tranche in accordance with this Section 1.14, on such Extension Deadline, the Term Loan Maturity Date of such Tranche shall be automatically extended to the seventh anniversary of the Initial Borrowing Date. The Administrative Agent shall notify the Borrower and each Lender as to the effectiveness of any such extension. Only one extension of the Term Loan Maturity Date of the Initial Term Loan Tranche shall be permitted pursuant to this Section 1.14.

                  1.15 Incremental Loan Commitments. (a) So long as no Default or Event of Default has occurred and is continuing or would result therefrom, the Borrower shall, in consultation with the Administrative Agent, have the right to request on one or more occasions on and after the Effective Date and prior to the Incremental Commitment Termination Date that one or more Lenders (and/or one or more other Persons identified by the Borrower in consultation with the Administrative Agent which are Eligible Transferees and which will become Lenders in accordance with this Agreement) provide Incremental Commitments and, subject to the terms and conditions contained in this Agreement, make Incremental Term Loans pursuant thereto or increase its Credit-Linked Commitment or Revolving Loan Commitment, as the case may be, it being understood and agreed, however, that

                  (i) no Lender shall be obligated to provide an Incremental Commitment as a result of any such request by the Borrower, and until such time, if any, as such Lender has agreed in its sole discretion to provide an Incremental Commitment and executed and delivered to the Administrative Agent an Incremental Commitment Agreement as provided in clause (b) of this Section 1.15, such Lender shall not be obligated to fund any Incremental Term Loans or increase its Credit-Linked Commitment or Revolving Loan Commitment;

                  (ii) any Lender (including any Eligible Transferee who will become a Lender) may so provide an Incremental Commitment without the consent of any other Lender;

                  (iii) each provision of Incremental Commitments pursuant to this Section 1.15 on a given date (other than Incremental Commitments with respect to Refinancing Term Loans) shall be in a minimum aggregate amount (for all Lenders (including Eligible Transferees who will become Lenders)) (x) with respect to Incremental Commitments which increase the Revolving Loan Commitment, of at least $10,000,000 and (y) with respect to other Incremental Commitments, of at least $50,000,000;

                  (iv) the aggregate amount of all Incremental Commitments (other than Incremental Commitments with respect to Refinancing Term Loans) permitted to be provided pursuant to this Section 1.15 shall not exceed (x) with respect to Incremental Commitments which increase the Revolving Loan Commitment, $50,000,000 and (y) with respect to other Incremental Commitments, $150,000,000;

                  (v) the upfront fees (if any) payable in respect of the relevant Incremental Commitments, under a New Tranche shall be as set forth in the relevant Incremental Commitment Agreement and shall be payable at the time set forth therein;

                  (vi) if Incremental Term Loans incurred pursuant to an Incremental Commitment are under a New Tranche, the Applicable Margin for such New Tranche of Incremental Term Loans, the Term Loan Maturity Date for such New Tranche and the Scheduled Repayments for such New Tranche and the other terms of such New Tranche shall be set forth in the related Incremental Commitment Agreement and shall be satisfactory in all respects to the Administrative Agent;

                  (vii) the relevant Incremental Commitment Agreement shall specifically set forth the Tranche of the Incremental Commitments being provided thereunder (which, in the case of a Term Loan Tranche, may be an existing Term Loan Tranche (including, without limitation, the Initial Term Loan Tranche);

                  (viii) each Lender agreeing to provide an Incremental Commitment under a Term Loan Tranche, shall make Incremental Term Loans under the Term Loan Tranche specified in the relevant Incremental Commitment Agreement pursuant to Section 1.01(e) and such Loans shall thereafter be deemed to be Incremental Term Loans under the relevant Term Loan Tranche for all purposes of this Agreement and the other Credit Documents;

                  (ix) the Credit-Linked Commitment of each Lender agreeing to provide an Incremental Commitment under the CL Letter of Credit Tranche shall be increased by the amount of such Incremental Commitment specified in the relevant Incremental Commitment Agreement effective on the relevant Incremental Commitment Effective Date and on such date such Lender shall pay to the Administrative Agent such Lender's incremental Credit-Linked Deposit pursuant to Section 2.07(b), such incremental Credit-Linked Deposit to be in an amount equal to such increase;

                  (x) the Revolving Loan Commitment of each Lender agreeing to provide an Incremental Commitment under the Revolving Loan Tranche shall be increased by the amount of such Incremental Commitment specified in the relevant Incremental Commitment Agreement effective on the relevant Incremental Commitment Effective Date;

                  (xi) on each Incremental Commitment Effective Date, the Administrative Agent shall have received an officer's certificate from the chief financial officer of the Borrower in form and substance reasonably satisfactory to the Administrative Agent, which certificate shall (I) in the event of the incurrence of Incremental Term Loans in connection with a Permitted Roadway Bond Refinancing or any increase in the Revolving Loan Commitment, certify that the Total Leverage Ratio of the Borrower is less than 2:00:1.00 on a Pro Forma Basis after giving effect to the incurrence of the Incremental Term Loans to be incurred and the application of proceeds therefrom, (II) in all cases, certify that the Borrower is in compliance with Sections 9.08 through 9.11 on a Pro Forma Basis after giving effect to the incurrence of the Incremental Term Loans to be incurred and the application of proceeds therefrom or the increase in Credit-Linked Commitment or Revolving Loan Commitment, as the case may be, and (III) be accompanied by financial calculations in form and substance reasonably satisfactory to the Administrative Agent establishing compliance with clauses (I) and (II) above; and

                  (xii) all actions taken by the Borrower pursuant to this
         Section 1.15 shall be done in coordination with the Administrative
         Agent.

                  (b) At the time of any provision of Incremental Commitments pursuant to this Section 1.15,

                  (i) the Borrower, the Administrative Agent and each such Lender or other Eligible Transferee (each, an "Incremental Lender") which agrees to provide an Incremental Commitment shall execute and deliver to the Administrative Agent an Incremental Commitment Agreement substantially in the form of Exhibit O (appropriately completed), with the effectiveness of such Incremental Lender's Incremental Commitment to occur upon delivery of such Incremental Commitment Agreement to the Administrative Agent and the payment of any fees (including, without limitation, any fees payable pursuant to clause (ii) below) required in connection therewith;

                  (ii) unless waived by the Administrative Agent, the Administrative Agent shall receive from the Borrower (or, to the extent agreed to by the Borrower and the respective Incremental Lender, from the respective Incremental Lender) the payment of a non-refundable fee of $3,500 for each Eligible Transferee which becomes a Lender pursuant to this Section 1.15;

                  (iii) the Borrower and its Subsidiaries shall have delivered such amendments, modifications and/or supplements to the Security Documents as are necessary or in the reasonable opinion of the Administrative Agent, desirable to insure that the additional Obligations to be incurred pursuant to the Incremental Commitments are secured by, and entitled to the benefits of, the Security Documents;

                  (iv) the Administrative Agent shall have received evidence satisfactory to it that the additional Obligations to be incurred pursuant to the Incremental Commitments are permitted by the terms of the outstanding Indebtedness of the Borrower and its Subsidiaries including, without limitation, the Senior Notes and any Indebtedness incurred pursuant to a Permitted Roadway Bond Refinancing; and

                  (v) the Borrower shall deliver to the Administrative Agent an opinion or opinions, in form and substance reasonably satisfactory to the Administrative Agent, from counsel to the Borrower reasonably satisfactory to the Administrative Agent and dated such date, covering such of the matters set forth in the opinions of counsel delivered to the Administrative Agent on the Initial Borrowing Date pursuant to
         Section 5.03 as may be reasonably requested by the Administrative Agent, and such other matters as the Administrative Agent may reasonably request.

                  The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Incremental Commitment Agreement, and (i) at such time Schedule 1.01 shall be deemed modified to reflect the Incremental Commitments of such Incremental Lenders under the relevant Tranche or Tranches and (ii) to the extent requested by such Incremental Lenders, the appropriate Notes will be issued, at the Borrower's expense, to such Incremental Lenders, to be in conformity with the requirements of Section 1.05 (with appropriate modifications) to the extent needed to reflect the Incremental Term Loans made by such Incremental Lenders or the increased Revolving Loan Commitment of such Incremental Lender, as the case may be.

                  (c) In connection with each incurrence of Incremental Term Loans pursuant to Section 1.01(e) under an existing Tranche, the Lenders and the Borrower hereby agree that, notwithstanding anything to the contrary contained in this Agreement, the Borrower and the Administrative Agent may take all such actions as may be necessary to ensure that all Lenders with outstanding Term Loans under the relevant Tranche continue to participate in each Borrowing of outstanding Term Loans under such Tranche (after giving effect to the incurrence of Incremental Term Loans pursuant to Section 1.01(e)) on a pro rata basis, including by adding the Incremental Term Loans to be so incurred to the then outstanding Borrowings of Term Loans on a pro rata basis even though as a result thereof such new Incremental Term Loan (to the extent required to be maintained as Eurodollar Loans), may effectively have a shorter Interest Period than the then outstanding Borrowings of Term Loans under such Tranche and it is hereby agreed that (x) to the extent any then outstanding Borrowings of Term Loans that are maintained as Eurodollar Loans are affected as a result thereof, any costs of the type described in Section 1.11 incurred by such Lenders in connection therewith shall be for the account of the Borrower or (y) to the extent the Incremental Term Loans to be so incurred are added to the then outstanding Borrowings of Term Loans which are maintained as Eurodollar Loans, the Lenders that have made such additional Incremental Term Loans shall be entitled to receive an effective interest rate on such additional Incremental Term Loans as is equal to the Eurodollar Rate as in effect two Business Days prior to the incurrence of such additional Incremental Term Loans plus the then Applicable Margin for such Tranche of Term Loans until the end of the respective Interest Period or Interest Periods with respect thereto.

                  (d) On the effective date of any increase in the Revolving Loan Commitments pursuant to this Section 1.15, the Borrower shall, in coordination with the Administrative Agent, repay outstanding Revolving Loans of certain of the Lenders with a Revolving Loan Commitment, and incur additional Revolving Loans from certain other Lenders with a Revolving Loan Commitment, in each case to the extent necessary so that all of the Lenders participate in each outstanding Borrowing of Revolving Loans pro rata on the basis of their respective Revolving Loan Commitments (after giving effect to any increase in the Total Revolving Loan Commitment pursuant to this Section 1.15) and with the Borrower being obligated to pay to the respective Lenders the costs of the type referred to in Section 1.11 in connection with any such repayment and/or Borrowing.

                  SECTION 2. Letters of Credit.

                  2.01 Letters of Credit. (a) Subject to and upon the terms and conditions set forth herein, the Borrower may request that an Issuing Lender issue, at any time and from time to time on and after the Initial Borrowing Date and prior to the 30th day prior to the Revolving Loan Maturity Date, for the account of the Borrower and for the benefit of (x) any holder (or any trustee, agent or other similar representative for any such holders) of L/C Supportable Obligations of the Borrower or its Subsidiaries, an irrevocable standby letter of credit, in a form customarily used by such Issuing Lender or in such other form as is reasonably acceptable to such Issuing Lender, and (y) sellers of goods to the Borrower or any of its Subsidiaries, an irrevocable trade letter of credit, in a form customarily used by such Issuing Lender or in such other form as has been approved by such Issuing Lender (each such letter of credit, a "Letter of Credit" and, collectively, the "Letters of Credit"). All Letters of Credit shall be denominated in Dollars and shall be issued on a sight basis only. It is acknowledged and agreed that (i) certain of the letters of credit which were issued under the Existing Roadway Credit Agreement and the Existing Yellow Credit Agreement prior to the Initial Borrowing Date and, in each case which remain outstanding on the Initial Borrowing Date and are set forth on
Schedule 2.01(a) (each such letter of credit, a "Rolled-In Letter of Credit" and, collectively, the "Rolled-In Letters of Credit") shall, from and after the Initial Borrowing Date, constitute a Letter of Credit issued for the account of the Borrower (regardless of whether originally issued for the account of a Subsidiary of the Borrower) for all purposes of this Agreement and shall, for purposes of Section 2.04 and Sections 3.01(b) and (d), be deemed issued on the Initial Borrowing Date. The stated amount of each (i) Rolled-In Letter of Credit and (ii) Backstopped Letter of Credit and the expiry date therefor is set forth on Schedule 2.01(a). The Rolled-In Letters of Credit shall constitute CL Letters of Credit or RL Letters of Credit as specified in Schedule 2.01(a).

                  (b) Subject to and upon the terms and conditions set forth herein, each Issuing Lender agrees that it will, at any time and from time to time on and after the Initial Borrowing Date and prior to the 30th day prior to the Revolving Loan Maturity Date, following its receipt of the respective Letter of Credit Request, issue for account of the Borrower, one or more Letters of Credit as are permitted to remain outstanding hereunder without giving rise to a Default or an Event of Default, provided that no Issuing Lender shall be under any obligation to issue any Letter of Credit of the types described above if at the time of such issuance:

                  (i) any order, judgment or decree of any governmental authority or arbitrator shall purport by its terms to enjoin or restrain such Issuing Lender from issuing such Letter of Credit or any requirement of law applicable to such Issuing Lender or any request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over such Issuing Lender shall prohibit, or request that such Issuing Lender refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Lender with respect to such Letter of Credit any restriction or reserve or capital requirement (for which such Issuing Lender is not otherwise compensated hereunder) not in effect with respect to such Issuing Lender on the date hereof, or any unreimbursed loss, cost or expense which was not applicable or in effect with respect to such Issuing Lender as of the date hereof and which such Issuing Lender reasonably and in good faith deems material to it; or

                  (ii) such Issuing Lender shall have received from the Borrower, any other Credit Party or the Required Lenders prior to the issuance of such Letter of Credit notice of the type described in the second sentence of Section 2.03(b).

                  2.02 Maximum Letter of Credit Outstandings; Final Maturities. Notwithstanding anything to the contrary contained in this Agreement, (i) no RL Letter of Credit shall be issued the Stated Amount of which, when added to the RL Letter of Credit Outstandings (exclusive of RL Unpaid Drawings which are repaid on the date of, and prior to the issuance of, the respective RL Letter of Credit) at such time would exceed either (x) $175,000,000 or (y) when added to the sum of (I) the aggregate principal amount of all Revolving Loans then outstanding and (II) the aggregate principal amount of all Swingline Loans then outstanding, an amount equal to the Total Revolving Loan Commitment at such time, (ii) no CL Letter of Credit shall be issued the Stated Amount of which, when added to the CL Letter of Credit Outstandings (exclusive of CL Unpaid Drawings which are repaid on the date of, and prior to the issuance of, the respective CL Letter of Credit) would exceed either (x) the Total Credit-Linked Commitment at such time or (y) the aggregate amount of the Credit-Linked Deposits in the Credit-Linked Deposit Account at such time, and (iii) no RL Letter of Credit shall be issued unless the CL Letter of Credit Outstandings equals the Total Credit-Linked Commitment as then in effect and (iv) each Letter of Credit shall by its terms terminate
(x) in the case of standby Letters of Credit, on or before the earlier of (A) the date which occurs 12 months after the date of the issuance thereof (although any such standby Letter of Credit shall be extendible for successive periods of up to 12 months, but, in each case, not beyond the fifth Business Day prior to the Revolving Loan Maturity Date, on terms acceptable to the respective Issuing Lender) and (B) five Business Days prior to the Revolving Loan Maturity Date, and (y) in the case of trade Letters of Credit, on or before the earlier of (A) the date which occurs 180 days after the date of issuance thereof and (B) 30 days prior to the Revolving Loan Maturity Date.

                  2.03 Letter of Credit Requests; Minimum Stated Amount. (a) Whenever the Borrower desires that a Letter of Credit be issued for its account, the Borrower shall give the Administrative Agent and the respective Issuing Lender at least five Business Days' (or such shorter period as is acceptable to such Issuing Lender) written notice thereof (including by way of facsimile). Each notice shall be in the form of Exhibit C, appropriately completed (each a "Letter of Credit Request") to specify: (i) the name of the respective Issuing Lender thereof; (ii) whether such Letter of Credit is to be a CL Letter of Credit or, to the extent permitted hereunder, an RL Letter of Credit; (iii) whether such Letter of Credit is to be a stand-by or trade Letter of Credit;
(iv) the date of issuance of such Letter of Credit (which shall be a Business
Day); (v) the initial Stated Amount of such Letter of Credit; (vi) the beneficiary of such Letter of Credit and the obligations to be supported by such Letter of Credit; and (vii) the stated expiration date of such Letter of Credit.

                  (b) The making of each Letter of Credit Request shall be deemed to be a representation and warranty by the Borrower to the Lenders that such Letter of Credit may be issued in accordance with, and will not violate the requirements of, Section 2.02. Unless the respective Issuing Lender has received notice from the Borrower, any other Credit Party or the Required Lenders before it issues a Letter of Credit that one or more of the conditions specified in
Section 5 or 6 are not then satisfied, or that the issuance of such Letter of Credit would violate Section 2.02, then such Issuing Lender shall, subject to the terms and conditions of this Agreement, issue the requested Letter of Credit for the account of the Borrower in accordance with such Issuing Lender's usual and customary practices. Upon the issuance of or modification or amendment to any standby Letter of Credit, each Issuing Lender shall promptly notify the Borrower and the Administrative Agent, in writing of such issuance, modification or amendment and such notice shall be accompanied by a copy of such Letter of Credit or the respective modification or amendment thereto, as the case may be. Promptly after receipt of such notice the Administrative Agent shall notify the Participants, in writing, of such issuance, modification or amendment.

                  (c) In the event that an RL Letter of Credit is outstanding at a time when the Borrower has the availability to issue a new CL Letter of Credit in accordance with the terms of this Agreement, the Borrower shall have the right, upon written notice to the Administrative Agent and the respective Issuing Lender, to re-designate one or more RL Letters of Credit as a CL Letter of Credit in each case so long as (i) each such CL Letter of Credit may otherwise be issued in accordance with, and will not violate the requirements of Section 2.02, (ii) the Borrower certifies in writing to the Administrative Agent and the respective Issuing Lender that
(x) no Default or Event of Default then exists or would result therefrom and (y) all of the representations and warranties contained herein and in the other Credit Documents are true and correct in all material respects with the same effect as though such representations and warranties had been made on the date of such re-designation (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date) and (iii) neither the Administrative Agent nor the respective Issuing Lender has received a written notice from the Borrower, any other Credit Party or any Lender stating that a Default or an Event of Default exists and is continuing unless the Administrative Agent and such Issuing Lender shall have received written notice (A) of rescission of all such notices from the party or parties originally delivering such notice or notices or (B) the waiver of such Default or Event of Default by the Required Lenders (or to the extent required by Section 13.12, all of the Lenders). Upon satisfaction of the conditions described above in this Section 2.03(c), (x) the respective Issuing Lender shall re-designate the affected RL Letter of Credit or RL Letters of Credit as a CL Letter of Credit or CL Letters of Credit, as the case may be, and (y) a new CL Letter of Credit or CL Letters of Credit shall be deemed issued at such time under this Agreement.

                  (d) On the first Business Day of each week, each Issuing Lender shall furnish the Administrative Agent with a written (including via facsimile) report of the daily aggregate outstandings of CL Letters of Credit and RL Letters of Credit issued by such Issuing Lender for the immediately preceding week. Notwithstanding anything to the contrary contained in this Agreement, in the event that a Lender Default exists with respect to an RL Lender, no Issuing Lender shall be required to issue any RL Letter of Credit unless such Issuing Lender has entered into arrangements satisfactory to it and the Borrower to eliminate such Issuing Lender's risk with respect to the participation in RL Letters of Credit by the Defaulting RL Lender or RL Lenders, including by cash collateralizing such Defaulting RL Lender's or RL Lenders' RL Percentage of the respective RL Letter of Credit Outstandings.

                  (e) The initial Stated Amount of each Letter of Credit shall not be less than $10,000 or such lesser amount as is acceptable to the respective Issuing Lender.

                  2.04 Letter of Credit Participations. (a) Immediately upon the issuance by an Issuing Lender of any (x) RL Letter of Credit, such Issuing Lender shall be deemed to have sold and transferred to each RL Lender, and (y) CL Letter of Credit, such Issuing Lender shall be deemed to have sold and issued to each CL Lender, (each such RL Lender or CL Lender, as the case may be, in its capacity under this Section 2.04, a "Participant") shall be deemed irrevocably and unconditionally to have purchased and received from such Issuing Lender, without recourse or warranty, an undivided interest and participation, to the extent of such Participant's RL Percentage or CL Percentage, as the case may be, in such Letter of Credit, each drawing or payment made thereunder and the obligations of the Borrower under this Agreement with respect thereto, and any security therefor or guaranty pertaining thereto. Upon any change in the RL Percentages of the RL Lenders or in the CL Percentages of the CL Lenders, in each case pursuant to Section 1.13, 1.15 or 13.04(b), it is hereby agreed that, with respect to all outstanding Letters of Credit and Unpaid Drawings relating thereto, there shall be an automatic adjustment to the participations pursuant to this Section 2.04 to reflect the new RL Percentages or CL Percentages of the assignor and assignee RL Lender or CL Lender, as the case may be.

                  (b) In determining whether to pay under any Letter of Credit, no Issuing Lender shall have any obligation relative to the other Lenders other than to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to substantially comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by an Issuing Lender under or in connection with any Letter of Credit issued by it shall not create for such Issuing Lender any resulting liability to the Borrower, any other Credit Party, any Lender or any other Person unless such action is taken or omitted to be taken with gross negligence or willful misconduct on the part of such Issuing Lender (as determined by a court of competent jurisdiction in a final and non-appealable decision).

                  (c) (i) In the event that an Issuing Lender makes any payment under any RL Letter of Credit issued by it and the Borrower shall not have reimbursed such amount in full to such Issuing Lender pursuant to Section 2.05(a), such Issuing Lender shall promptly notify the Administrative Agent, which shall promptly notify each relevant Participant of such failure, and such Participant shall promptly and unconditionally pay to such Issuing Lender the amount of such Participant's RL Percentage of such unreimbursed payment in Dollars and in same day funds. If the Administrative Agent so notifies, prior to 12:00 Noon (New York time) on any Business Day, any Participant required to fund a payment under a RL Letter of Credit, such Participant shall make available to the respective Issuing Lender in Dollars such Participant's RL Percentage of the amount of such payment on such Business Day in same day funds. If and to the extent such Participant shall not have so made its RL Percentage of the amount of such payment available to the respective Issuing Lender, such Participant agrees to pay to such Issuing Lender, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to such Issuing Lender at the overnight Federal Funds Rate for the first three days and at the interest rate applicable to Revolving Loans that are maintained as Base Rate Loans for each day thereafter. The failure of any such Participant to make available to an Issuing Lender its RL Percentage of any payment under any RL Letter of Credit issued by such Issuing Lender shall not relieve any other Participant of its obligation hereunder to make available to such Issuing Lender its RL Percentage of any payment under any RL Letter of Credit on the date required, as specified above, but no Participant shall be responsible for the failure of any other Participant to make available to such Issuing Lender such other Participant's RL Percentage of any such payment.

                  (ii) In the event that an Issuing Lender makes any payment under any CL Letter of Credit issued by it and the Borrower shall not have reimbursed such amount in full to such Issuing Lender pursuant to
         Section 2.05(a) on or before the seventh day immediately succeeding the date such payment is made, each CL Lender hereby irrevocably authorizes the Administrative Agent to reimburse such Issuing Lender for such amount solely from such CL Lender's CL Percentage of the Credit-Linked Deposits on deposit with the Administrative Agent in the Credit-Linked Deposit Account.

                  (d) Whenever an Issuing Lender receives a payment of a reimbursement obligation as to which it has received any payments from the respective Participants pursuant to clause (c) above, such Issuing Lender shall pay to each such Participant which has paid its RL Percentage or CL Percentage thereof, as the case may be, in Dollars and in same day funds, an amount equal to such Participant's share (based upon the proportionate aggregate amount originally funded by such Participant to the aggregate amount funded by all such Participants) of the principal amount of such reimbursement obligation and interest thereon accruing after the funding of the respective participations (it being understood and agreed that any such payment to be made pursuant to this
Section 2.04(d) to a Participant which is a CL Lender shall be made by such Issuing Lender to the Administrative Agent for the account of such CL Lender and for deposit in the Credit-Linked Deposit Account).

                  (e) Upon the request of any Participant, each Issuing Lender shall furnish to such Participant copies of any standby Letter of Credit issued by it and such other documentation as may reasonably be requested by such Participant.

                  (f) The obligations of the Participants to make payments to each Issuing Lender with respect to Letters of Credit shall be irrevocable and not subject to any qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

                  (i) any lack of validity or enforceability of this Agreement or any of the other Credit Documents;

                  (ii) the existence of any claim, setoff, defense or other right which the Borrower or any of its Subsidiaries may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, any Participant, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the Borrower or any Subsidiary of the Borrower and the beneficiary named in any such Letter of Credit);

                  (iii) any draft, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                  (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents; or

                  (v) the occurrence or continuation of any Default or Event of Default.

                  2.05 Agreement to Repay Letter of Credit Drawings. (a) (i) The Borrower agrees to reimburse each Issuing Lender, by making payment to the Administrative Agent (including, but not limited to, a payment made with the proceeds of a Revolving Loan) in immediately available funds at the Payment Office, for any payment or disbursement made by such Issuing Lender under any Letter of Credit issued by it (each such amount, so paid until reimbursed by the Borrower, an "Unpaid Drawing"), not later than one Business Day following receipt by the Borrower of notice of such payment or disbursement (provided that no such notice shall be required to be given if a Default or an Event of Default under Section 10.05 shall have occurred and be continuing, in which case the Unpaid Drawing shall be due and payable immediately without presentment, demand, protest or notice of any kind (all of which are hereby waived by the Borrower)), with interest on the amount so paid or disbursed by such Issuing Lender, to the extent not reimbursed prior to 12:00 Noon (New York time) on the date of such payment or disbursement, from and including the date paid or disbursed to but excluding the date such Issuing Lender was reimbursed by the Borrower therefor at a rate per annum equal to (i) in the case of RL Unpaid Drawings, the Base Rate in effect from time to time plus the Applicable Margin as in effect from time to time for Revolving Loans that are maintained as Base Rate Loans, or (ii) in the case of the CL Unpaid Drawings, the Base Rate in effect from time to time plus the Applicable CL Margin then in effect less 1.00%; provided, however, to the extent such amounts are not reimbursed prior to 12:00 Noon (New York time) on the third Business Day following the receipt by the Borrower of notice of such payment or disbursement or following the occurrence of a Default or an Event of Default under Section 10.05, interest shall thereafter accrue on the amounts so paid or disbursed by such Issuing Lender (and until reimbursed by the Borrower) at a rate per annum equal to the rate otherwise applicable to the respective Unpaid Drawing as provided in sub-clause (i) or (ii) above, as the case may be, plus (in either case) 2%, with such interest to be payable on demand. Each Issuing Lender shall give the Borrower and the Administrative Agent prompt written notice of each Drawing under any Letter of Credit issued by it, provided that the failure to give any such notice shall in no way affect, impair or diminish the Borrower's obligations hereunder.

                  (ii) If any Drawing under a CL Letter of Credit that has been funded by the CL Lenders from the Credit-Linked Deposits as provided in Section 2.04(c)(ii) shall be reimbursed by the Borrower on a day other than on the last day of an Interest Period applicable to the Credit-Linked Deposits, the Administrative Agent shall invest the amount so reimbursed in overnight or short-term cash equivalent investments until the end of the Interest Period at the time in effect and the Borrower shall pay to the Administrative Agent, upon the Administrative Agent's request therefor, the amount, if any, by which the interest accrued on a like amount of the Credit-Linked Deposits at the LIBOR Rate for the Interest Period in effect therefor shall exceed the interest earned through the investment of the amount so reimbursed for the period from the date of such reimbursement through the end of the applicable Interest Period, as determined by the Administrative Agent (such determination shall, absent manifest error, be presumed correct and binding on all parties hereto) and set forth in the request for payment delivered to the Borrower. In the event that the Borrower shall fail to pay any amount due under this Section 2.05(a)(ii), the interest payable by the Administrative Agent to the CL Lenders on their Credit-Linked Deposits under Section 2.07 shall be correspondingly reduced and the CL Lenders shall without further act succeed, ratably in accordance with their CL Percentages, to the rights of the Administrative Agent with respect to such amount due from the Borrower.

                  (b) In the event that the Credit-Linked Deposit Account is charged by the Administrative Agent pursuant to Section 2.04(c)( ii) to reimburse the applicable Issuing Lender for any payment made by it under a CL Letter of Credit that has not been reimbursed by the Borrower in cash pursuant to Section 2.05(a), unless the Total Credit-Linked Commitment has been terminated, the reimbursement for such CL Unpaid Drawing thereafter received by the Administrative Agent shall be deposited in the Credit-Linked Deposit Account.

                  (c) The obligations of the Borrower under this Section 2.05 to reimburse each Issuing Lender with respect to drafts, demands and other presentations for payment under Letters of Credit issued by it (each a "Drawing") (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower or any Subsidiary of the Borrower may have or have had against any Lender (including in its capacity as an Issuing Lender or as a Participant), including, without limitation, any defense based upon the failure of any drawing under a Letter of Credit to conform to the terms of the Letter of Credit or any nonapplication or misapplication by the beneficiary of the proceeds of such Drawing; provided, however, that the Borrower shall not be obligated to reimburse any Issuing Lender for any wrongful payment made by such Issuing Lender under a Letter of Credit issued by it as a result of acts or omissions constituting willful misconduct or gross negligence on the part of such Issuing Lender (as determined by a court of competent jurisdiction in a final and non-appealable decision).

                  2.06 Increased Costs. If at any time after the Effective Date, the introduction of or any change in any applicable law, rule, regulation, order, guideline or request or in the interpretation or administration thereof by the NAIC or any governmental authority charged with the interpretation or administration thereof, or compliance by any Issuing Lender or any Participant with any request or directive by the NAIC or by any such governmental authority (whether or not having the force of law), shall either (i) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against letters of credit issued by any Issuing Lender or participated in by any Participant, or (ii) impose on any Issuing Lender or any Participant any other conditions relating, directly or indirectly, to this Agreement, the Credit-Linked Deposits, the Credit-Linked Commitments or any Letter of Credit; and the result of any of the foregoing is to increase the cost to any Issuing Lender or any Participant of issuing, maintaining or participating in the Credit-Linked Deposits or any Letter of Credit, or reduce the amount of any sum received or receivable by any Issuing Lender or any Participant hereunder or reduce the rate of return on its capital with respect to the Credit-Linked Deposits, the Credit-Linked Commitments or Letters of Credit (except for changes in the rate of tax on, or determined by reference to, the net income or net profits of such Issuing Lender or such Participant pursuant to the laws of the jurisdiction in which it is organized or in which its principal office or applicable lending office is located or any subdivision thereof or therein), then, upon the delivery of the certificate referred to below to the Borrower by any Issuing Lender or any Participant (a copy of which certificate shall be sent by such Issuing Lender or such Participant to the Administrative Agent), the Borrower agrees to pay to such Issuing Lender or such Participant such additional amount or amounts as will compensate such Issuing Lender or such Participant for such increased cost or reduction in the amount receivable or reduction on the rate of return on its capital. Any Issuing Lender or any Participant upon determining that any additional amounts will be payable pursuant to this Section 2.06, will give prompt written notice thereof to the Borrower, which notice shall include a certificate submitted to the Borrower by such Issuing Lender or such Participant (a copy of which certificate shall be sent by the Issuing Lender or such Participant to the Administrative Agent), setting forth in reasonable detail the basis for the calculation of such additional amount or amounts necessary to compensate such Issuing Lender or such Participant. The certificate required to be delivered pursuant to this
Section 2.06 shall, absent manifest error, be presumed correct and binding on the Borrower.

                  2.07 Credit-Linked Deposit Account. (a) On the Initial Borrowing Date, and subject to the satisfaction of the conditions precedent set forth in Section 5, each CL Lender on such date shall pay to the Administrative Agent such CL Lender's Credit-Linked Deposit. The Credit-Linked Deposits shall be held by the Administrative Agent in (or credited to) the Credit-Linked Deposit Account, and no Person other than the Administrative Agent shall have a right of withdrawal from the Credit-Linked Deposit Account or any other right or power with respect to the Credit-Linked Deposits. Notwithstanding anything herein to the contrary, the funding obligation of each CL Lender in respect of its participation in CL Letters of Credit shall be satisfied in full upon the funding of its Credit-Linked Deposit (including the funding thereof, in whole or in part, pursuant to Section 2.07(b)).

                  (b) On each Incremental Credit Commitment Effective Date in respect of an increase in the Credit-Linked Commitments, each Incremental Lender the Credit-Linked Commitment of which is then being increased shall pay to the Administrative Agent an amount equal to such increase, such amount to be included for all purposes of this Agreement in the Credit-Linked Deposit of such Lender.

                  (c) Each of the Administrative Agent, each Issuing Lender and each CL Lender hereby acknowledges and agrees (i) that each CL Lender is funding its Credit-Linked Deposit to the Administrative Agent for application in the manner contemplated by Section 2.04, (ii) the Administrative Agent may invest the Credit-Linked Deposits in such investments as may be determined from time to time by the Administrative Agent and (iii) the Administrative Agent has agreed to pay to each CL Lender a return on its Credit-Linked Deposit (except (x) during periods when such Credit-Linked Deposits are used to reimburse an Issuing Lender with respect to Drawings on CL Letters of Credit or (y) as otherwise provided in Sections 2.05(a)(ii) and 2.07(e)) equal at any time to the LIBOR Rate for the Interest Period in effect for the Credit-Linked Deposits at such time less the Credit-Linked Deposit Cost Amount at such time. Such interest will be paid to the CL Lenders by the Administrative Agent at the applicable LIBOR Rate for an Interest Period of one month (or at an amount determined in accordance with Section 2.05(a)(ii) or 2.07(e), as applicable) less, in each case, the Credit-Linked Deposit Cost Amount in arrears on each CL Interest Payment Date.

                  (d) The Borrower shall have no right, title or interest in or to the Credit-Linked Deposit Account or the Credit-Linked Deposits and no obligations with respect thereto (except to refund portions thereof used to reimburse an Issuing Lender with respect to Drawings on CL Letters of Credit as provided in Section 2.04), it being acknowledged and agreed by the parties hereto that the funding of the Credit-Linked Deposits by the CL Lenders, and the application of the Credit-Linked Deposits in the manner contemplated by Section 2.04(c)(ii) constitute agreements among the Administrative Agent, each Issuing Lender and each CL Lender with respect to the participation in the CL Letters of Credit and do not constitute any loan or extension of credit to the Borrower.

                  (e) If the Administrative Agent is not offering Dollar deposits (in the applicable amounts) in the London interbank market, or the Administrative Agent determines that adequate and fair means do not otherwise exist for ascertaining the LIBOR Rate for the Credit-Linked Deposits (or any part thereof), then the Credit-Linked Deposits (or such parts, as applicable) shall be invested so as to earn a return equal to the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

                  SECTION 3. Commitment Commission; Fees; Reductions of Commitment.

                  3.01 Fees. (a) The Borrower agrees to pay to the Administrative Agent for distribution to each Non-Defaulting RL Lender a commitment commission (the "Commitment Commission") for the period from and including the Effective Date to and including the Revolving Loan Maturity Date (or such earlier date on which the Total Revolving Loan Commitment has been terminated) computed at a rate per annum equal to the Applicable Commitment Fee Rate on the daily average Unutilized Revolving Loan Commitment of such Non-Defaulting RL Lender as in effect from time to time. Accrued Commitment Commission shall be due and payable quarterly in arrears on each Quarterly Payment Date and on the date upon which the Total Revolving Loan Commitment is terminated.

                  (b) The Borrower agrees to pay to the Administrative Agent for distribution to each RL Lender (based on each such RL Lender's respective RL Percentage) a fee in respect of each RL Letter of Credit (the "RL Letter of Credit Fee") for the period from and including the date of issuance of such RL Letter of Credit to and including the date of termination or expiration of such RL Letter of Credit, computed at a rate per annum equal to the Applicable Margin with respect to Revolving Loans that are maintained as Eurodollar Loans on the daily Stated Amount of each such RL Letter of Credit. Accrued RL Letter of Credit Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and on the first day on or after the termination of the Total Revolving Loan Commitment upon which no RL Letters of Credit remain outstanding.

                  (c) The Borrower agrees to pay to the Administrative Agent for distribution to each CL Lender (based on each such CL Lender's CL Percentage) a fee (the "CL Facility Fee") equal to the sum of (I) a rate per annum equal to the Applicable CL Margin on the aggregate amount of the Credit-Linked Deposits from time to time and (II) a rate per annum equal to the Credit-Linked Deposit Cost Amount as in effect from time to time on the aggregate amount of the Credit-Linked Deposits from time to time, in each case for the period from and including the Initial Borrowing Date to and including the date on which the Total Credit-Linked Commitment has been terminated, the Credit-Linked Deposits have been returned to the CL Lenders and all CL Letters of Credit have been terminated. Accrued CL Facility Fees shall be due and payable quarterly in arrears on each CL Interest Payment Date and (in either case) on the date on which the Total Credit-Linked Commitment has been terminated, the Credit-Linked Deposits have been returned to the CL Lenders and all CL Letters of Credit have been terminated.

                  (d) The Borrower agrees to pay to each Issuing Lender, for its own account, a facing fee in respect of each Letter of Credit issued by it (the "Facing Fee") for the period from and including the date of issuance of such Letter of Credit to and including the date of termination or expiration of such Letter of Credit, computed at a rate per annum equal to (x) in the case of each RL Letter of Credit 1/4 of 1% and (y) in the case of each CL Letter of Credit, 1/8 of 1%, in each case on the daily Stated Amount of such Letter of Credit, provided that in any event the minimum amount of Facing Fees payable in any twelve-month period for each Letter of Credit shall be not less than $500; it being agreed that, on the day of issuance of any Letter of Credit and on each anniversary thereof prior to the termination or expiration of each such Letter of Credit, if $500 will exceed the amount of Facing Fees that will accrue with respect to each such Letter of Credit for the immediately succeeding twelve-month period, the full $500 shall be payable on the date of issuance of each such Letter of Credit and on each such anniversary thereof. Except as otherwise provided in the proviso to the immediately preceding sentence, accrued Facing Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and upon the first day on or after the termination of the Total Commitment upon which no Letters of Credit remain outstanding.

                  (e) The Borrower agrees to pay to each Issuing Lender, for its own account, upon each payment under, issuance of, or amendment to, any Letter of Credit issued by it, such amount as shall at the time of such event be the administrative charge and the reasonable expenses which such Issuing Lender is generally imposing in connection with such occurrence with respect to letters of credit.

                  (f) The Borrower agrees to pay to the Administrative Agent such fees as may be agreed to in writing from time to time by the Borrower or any of its Subsidiaries and the Administrative Agent.

                  3.02 Voluntary Termination of Unutilized Commitments. (a) Upon at least three Business Days' prior written notice to the Administrative Agent at the Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), the Borrower shall have the right, at any time or from time to time, without premium or penalty, to terminate the Total Unutilized Revolving Loan Commitment in whole, or reduce it in part, in an integral multiple of $10,000,000, provided that each such reduction shall apply proportionately to permanently reduce the Revolving Loan Commitment of each RL Lender.

                  (b) Upon at least seven days' prior written notice to the Administrative Agent at the Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), the Borrower shall have the right, at any time or from time to time, without premium or penalty to terminate the Total Unutilized Credit-Linked Commitment in whole, or reduce it in part, in an integral multiple of $10,000,000 in the case of partial reductions to the Total Unutilized Credit-Linked Commitment, provided that each such reduction shall apply proportionately to permanently reduce the Credit-Linked Commitment of each CL Lender. At the time of any termination or reduction of the Total Credit-Linked Commitment pursuant to this Section 3.02(b), the Administrative Agent shall return to the CL Lenders (ratably in accordance with their respective CL Percentages) their Credit-Linked Deposits in an amount by which the aggregate amount of the Credit-Linked Deposits at such time exceeds the Total Credit-Linked Commitment as in effect immediately after giving effect to such termination.

                  (c) In the event of a refusal by a Lender to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders as (and to the extent) provided in Section 13.12(b), the Borrower may, subject to its compliance with the requirements of Section 13.12(b), upon five

Business Days' prior written notice to the Administrative Agent at the Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders) terminate all of the Commitments of such Lender (other than any such Commitment which is being maintained by such Lender (and not being terminated by the Borrower) as provided in Section 13.12(b)), so long as all Loans (other than any such Loans that are being maintained by such Lender (and not being repaid by the Borrower) as provided in Section 13.12(b)), RL Unpaid Drawings (to the extent that such Lender Revolving Loan Commitment is being terminated, and CL Unpaid Drawings (to the extent that such Lender's Credit-Linked Commitment is being terminated), together with accrued and unpaid interest, Fees and all other amounts, owing to such Lender are repaid concurrently with the effectiveness of such termination pursuant to Section 4.01(b) (at which time Schedule 1.01(a) shall be deemed modified to reflect such changed amounts) and such Lender's RL Percentage or CL Percentage, as the case may be, of all outstanding RL Letters of Credit and/or CL Letters of Credit are cash collateralized by the Borrower in a manner satisfactory to the Administrative Agent and the respective Issuing Lenders, and at such time, such Lender shall no longer constitute a "Lender" for purposes of this Agreement, except with respect to indemnifications under this Agreement (including, without limitation, Sections 1.10, 1.11, 2.06, 4.04, 12.06 and 13.01), which shall survive as to such repaid Lender. At the time of any termination of a CL Lender's Credit-Linked Commitment pursuant to this Section 3.02(c), the Administrative Agent shall return to such CL Lender its Credit-Linked Deposit.

                  3.03 Mandatory Reduction of Commitments. (a) The Total Commitment (and the Commitment of each Lender) shall terminate in its entirety on (x) if the Termination Date Extension Requirements are not satisfied, December 31, 2003, or (y) if the Termination Date Extension Requirements are satisfied, February 29, 2004, unless the Initial Borrowing Date has occurred on or prior to such date.

                  (b) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total Initial Term Loan Commitment (and the Initial Term Loan Commitment of each Lender) shall terminate in its entirety on the Initial Borrowing Date (after giving effect to the incurrence of Initial Term Loans on such date).

                  (c) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total Revolving Loan Commitment (and the Revolving Loan Commitment of each RL Lender) shall terminate in its entirety upon the earlier of (i) the Revolving Loan Maturity Date and (ii) unless the Required Lenders otherwise agree in writing, the date on which a Change of Control occurs.

                  (d) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total Credit-Linked Commitment (and the Credit-Linked Commitment of each CL Lender) shall terminate in its entirety upon the earlier of (i) the Revolving Loan Maturity Date and (ii) unless the Required Lenders otherwise agree in writing, the date on which a Change of Control occurs. At the time of any termination of the Total Credit-Linked Commitment pursuant to this Section 3.03(d) or pursuant to Section 10, the Administrative Agent shall return to the CL Lenders (ratably in accordance with their respective CL Percentages) their Credit-Linked Deposits (to the extent not theretofore applied pursuant to Section 2.04(c)(ii)) in an amount by which the aggregate amount of the Credit-Linked Deposits at such time exceeds the aggregate CL Letter of Credit Outstandings at such time.

                  (e) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total Incremental Term Loan Commitment of a given Tranche shall (i) be permanently reduced on each Incremental Term Loan Borrowing Date in respect of such Tranche in an amount equal to the aggregate principal amount of Incremental Term Loans of such Tranche incurred on each such date, and (ii) terminate in its entirety (to the extent not theretofore terminated) on the respective commitment termination date set forth in the relevant Incremental Commitment Agreement (after giving effect to any Incremental Term Loans to be made on such date).

                  (f) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total Revolving Loan Commitment shall be reduced at the time and in the amount required by Section 4.02(i).

                  SECTION 4. Prepayments; Payments; Taxes.

                  4.01 Voluntary Prepayments. (a) The Borrower shall have the right to prepay the Loans, without premium or penalty, in whole or in part at any time and from time to time on the following terms and conditions: (i) the Borrower shall give the Administrative Agent prior to 12:00 Noon (New York time) at the Notice Office (x) at least one Business Day's prior written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay Base Rate Loans (or same day notice in the case of a prepayment of Swingline Loans) and (y) at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay Eurodollar Loans, which notice (in each case) shall specify whether Term Loans, Revolving Loans or Swingline Loans shall be prepaid, the amount of such prepayment and the Types of Loans to be prepaid and, in the case of Eurodollar Loans, the specific Borrowing or Borrowings pursuant to which such Eurodollar Loans were made, and which notice the Administrative Agent shall, except in the case of a prepayment of Swingline Loans, promptly transmit to each of the Lenders; (ii) (x) each partial prepayment of Term Loans pursuant to this Section 4.01(a) shall be in an aggregate principal amount of at least $5,000,000 (or such lesser amount as is acceptable to the Administrative Agent), (y) each partial prepayment of Revolving Loans pursuant to this Section 4.01(a) shall be in an aggregate principal amount of at least $5,000,000 (or such lesser amount as is acceptable to the Administrative Agent) and (z) each partial prepayment of Swingline Loans pursuant to this Section 4.01(a) shall be in an aggregate principal amount of at least $250,000 (or such lesser amount as is acceptable to the Administrative Agent); provided that if any partial prepayment of Eurodollar Loans made pursuant to any Borrowing shall reduce the outstanding principal amount of Eurodollar Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto, then such Borrowing may not be continued as a Borrowing of Eurodollar Loans (and same shall automatically be converted into a Borrowing of Base Rate Loans) and any election of an Interest Period with respect thereto given by the Borrower shall have no force or effect;
(iii) each prepayment pursuant to this Section 4.01(a) in respect of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans, provided that at the Borrower's election in connection with any prepayment of Revolving Loans pursuant to this Section 4.01(a), such prepayment shall not, so long as no Default or Event of Default then exists, be applied to any Revolving Loan of a Defaulting RL Lender; (iv) except to the extent that Term Loans under the Tranche to be Refinanced are refinanced with Refinancing Term Loans, each voluntary prepayment of Term Loans made pursuant to this Section 4.01 shall be applied to each

Tranche of Term Loans on a pro rata basis (based upon the then outstanding principal amount of the Term Loans of each Term Loan Tranche then outstanding); and (v) each voluntary prepayment of Term Loans of a given Tranche pursuant to this Section 4.01(a) shall be applied to reduce the then remaining Scheduled Repayments of such Tranche on a pro rata basis (based upon the then remaining unpaid principal amounts of such Scheduled Repayments after giving effect to all prior reductions thereto).

                  (b) In the event of a refusal by a Lender to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders as (and to the extent) provided in Section 13.12(b), the Borrower may, upon five Business Days' prior written notice to the Administrative Agent at the Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders) repay all Loans, together with accrued and unpaid interest, Fees, and other amounts owing to such Lender (or owing to such Lender with respect to each Tranche which gave rise to the need to obtain such Lender's individual consent) in accordance with, and subject to the requirements of, said Section 13.12(b) so long as (i) in the case of the repayment of Revolving Loans of any Lender pursuant to this Section 4.01(b), (x) the Revolving Loan Commitment of such Lender is terminated concurrently with such repayment pursuant to Section 3.02(c) (at which time Schedule 1.01(a) shall be deemed modified to reflect the changed Revolving Loan Commitments) and (y) such Lender's RL Percentage of all outstanding RL Letters of Credit is (1) cash collateralized by the Borrower in a manner satisfactory to the Administrative Agent and the Issuing Lenders or (2) supported by a standby letter of credit (other than a Letter of Credit) in favor of the Administrative Agent, which standby letter of credit shall be in form and substance, and issued by a financially sound financial institution, acceptable to the Administrative Agent, (ii) in the case of the repayment of CL Unpaid Drawings for the account of any Lender pursuant to this Section 4.01(b), (x) the Credit-Linked Commitment of such Lender is terminated concurrently with such repayment pursuant to Section 3.02(c) (at which time Schedule 1.01(a) shall be deemed modified to reflect the changed Credit-Linked Commitments) and (y) such Lender's CL Percentage of all outstanding CL Letters of Credit is cash collateralized by the Borrower in a manner satisfactory to the Administrative Agent and the Issuing Lenders and (iii) the consents, if any, required under
Section 13.12(b) in connection with the repayment pursuant to this Section 4.01(b) have been obtained. Each prepayment of any Term Loans of a given Tranche pursuant to this Section 4.01(b) shall be applied to reduce the then remaining Scheduled Repayments of the Term Loans of such Tranche on a pro rata basis (based upon the then remaining unpaid principal amounts of such Scheduled Repayments after giving effect to all prior reductions thereto).

                  4.02 Mandatory Repayments. (a) On any day on which the sum of
(I) the aggregate outstanding principal amount of all Revolving Loans (after giving effect to all other repayments thereof on such date), (II) the aggregate outstanding principal amount of all Swingline Loans (after giving effect to all other repayments thereof on such date) and (III) the aggregate amount of all RL Letter of Credit Outstandings exceeds the Total Revolving Loan Commitment at such time, the Borrower shall prepay on such day the principal of Swingline Loans and, after all Swingline Loans have been repaid in full or if no Swingline Loans are outstanding, Revolving Loans in an amount equal to such excess. If, after giving effect to the prepayment of all outstanding Swingline Loans and Revolving Loans, the aggregate amount of the RL Letter of Credit Outstandings exceeds the Total Revolving Loan Commitment at such time, the Borrower shall pay to the Administrative Agent at the Payment Office on such day an amount of cash and/or Cash Equivalents equal to the amount of such excess (up to a maximum amount equal to the RL Letter of Credit Outstandings at such time), such cash and/or Cash Equivalents to be held as security for all obligations of the Borrower to the Issuing Lenders and the Lenders hereunder in a cash collateral account to be established by, and under the sole dominion and control of, the Administrative Agent.

                  (b) On any day on which the aggregate amount of all CL Letter of Credit Outstandings exceeds the Total Credit-Linked Commitment at such time, the Borrower shall pay to the Administrative Agent at the Payment Office on such day an amount of cash and/or Cash Equivalents equal to the amount of such excess (up to a maximum amount equal to the CL Letter of Credit Outstandings at such time), such cash and/or Cash Equivalents to be held as security for all obligations of the Borrower to the Issuing Lenders and the Lenders hereunder in a cash collateral account to be established by, and under the sole dominion and control of, the Administrative Agent.

                  (c) In addition to any other mandatory repayments pursuant to this Section 4.02, on each date set forth below (each, an "Initial Term Loan Scheduled Repayment Date"), the Borrower shall be required to repay that principal amount of Initial Term Loans, to the extent then outstanding, as is set forth opposite each such date below (each such repayment, as the same may be reduced as provided in Sections 4.01(a), 4.01(b) or 4.02(k), an "Initial Term Loan Scheduled Repayment"):


          Initial Term Loan Scheduled
                Repayment Date                               Amount
          ---------------------------                     ------------
          March 31, 2004                                  $    437,500
          June 30, 2004                                   $    437,500
          September 30, 2004                              $    437,500
          December 31, 2004                               $    437,500
          March 31, 2005                                  $    437,500
          June 30, 2005                                   $    437,500
          September 30, 2005                              $    437,500
          December 31, 2005                               $    437,500
          March 31, 2006                                  $    437,500
          June 30, 2006                                   $    437,500
          September 30, 2006                              $    437,500
          December 31, 2006                               $    437,500
          March 31, 2007                                  $    437,500
          June 30, 2007                                   $    437,500
          September 30, 2007                              $    437,500
          December 31, 2007                               $    437,500
          March 31, 2008                                  $    437,500
          June 30, 2008                                   $    437,500
          Term Loan Maturity Date                         $167,125,000

                  Notwithstanding anything to the contrary contained in the table set forth above, in the event the Term Loan Maturity Date for the Initial Term Loan Tranche is extended pursuant to

Section 1.14, the Initial Term Loan Scheduled Repayment Dates and the corresponding Initial Term Scheduled Repayments shall be revised as set forth in the table below:


          Initial Term Loan Scheduled
                Repayment Date                                Amount
          ---------------------------                      -----------
          March 31, 2004                                   $   437,500
          June 30, 2004                                    $   437,500
          September 30, 2004                               $   437,500
          December 31, 2004                                $   437,500
          March 31, 2005                                   $   437,500
          June 30, 2005                                    $   437,500
          September 30, 2005                               $   437,500
          December 31, 2005                                $   437,500
          March 31, 2006                                   $   437,500
          June 30, 2006                                    $   437,500
          September 30, 2006                               $   437,500
          December 31, 2006                                $   437,500
          March 31, 2007                                   $   437,500
          June 30, 2007                                    $   437,500
          September 30, 2007                               $   437,500
          December 31, 2007                                $   437,500
          March 31, 2008                                   $   437,500
          June 30, 2008                                    $   437,500
          September 30, 2008                               $   437,500
          December 31, 2008                                $   437,500
          March 31, 2009                                   $20,781,250
          June 30, 2009                                    $20,781,250
          September 30, 2009                               $20,781,250
          December 31, 2009                                $20,781,250
          March 31, 2010                                   $20,781,250
          June 30, 2010                                    $20,781,250
          September 30, 2010                               $20,781,250
          Term Loan Maturity Date                          $20,781,250

                  In addition, if the aggregate principal amount of the Initial Term Loans is increased pursuant to Section 1.15, then each Initial Term Loan Scheduled Repayment to be made after such increase becomes effective shall be increased by an amount equal to (a) the aggregate principal amount of the increase in the Initial Term Loans pursuant to Section 1.15 multiplied by (b) an amount equal to (x) such Scheduled Repayment divided by (y) the aggregate outstanding principal amount of all of the Initial Term Loans, in each case, immediately prior to giving effect to the increase in the Initial Term Loans made pursuant to Section 1.15.

                  (d) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, the Borrower shall be required to make, with respect to each New Tranche of Incremental Term Loans, to the extent then outstanding, scheduled amortization payments of such Tranche of Incremental Term Loans on the dates and in the principal amounts set forth in the respective Incremental Commitment Agreement (each such repayment, as the same may be reduced as provided in Section 4.01(a), 4.01(b) or 4.02(k), an "Incremental Term Loan Scheduled Repayment" and, together with the Initial Term Loan Scheduled Repayments, the "Scheduled Repayments"); provided that, if any Incremental Term Loans are incurred which will be added to (and form part of) an existing New Tranche of Incremental Term Loans, then each Scheduled Repayment of such New Tranche to be made after such increase becomes effective shall be increased by an amount equal to (a) the aggregate principal amount of the increase in the Incremental Term Loans of such New Tranche pursuant to
Section 1.15 multiplied by (b) an amount equal to (x) such Scheduled Repayment divided by (y) the aggregate outstanding principal amount of the Incremental Term Loans of such New Tranche, in each case, immediately prior to giving effect to the increase in Incremental Term Loans of such New Tranche pursuant to
Section 1.15.

                  (e) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, on each date on or after the Initial Borrowing Date upon which the Borrower or any of its Subsidiaries receives any cash proceeds from any issuance or incurrence by the Borrower or any of its Subsidiaries of Indebtedness (other than Indebtedness permitted to be incurred pursuant to Section 9.04 as in effect on the Effective Date), an amount equal to 100% of the Net Debt Proceeds of the respective issuance or incurrence of Indebtedness shall be applied on such date in accordance with the requirements of Sections 4.02(k) and (l).

                  (f) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, on each date on or after the Initial Borrowing Date upon which the Borrower or any of its Subsidiaries receives any cash proceeds from any Asset Sale (other than the sale of receivables pursuant to a Permitted Receivables Facility) in excess of the Asset Sale Basket Amount, an amount equal to 100% of the Net Sale Proceeds therefrom shall be applied on such date in accordance with the requirements of Sections 4.02(k) and (l); provided, however, that (x) with respect to no more than $75,000,000 in the aggregate of cash proceeds from Asset Sales in excess of the Asset Sale Basket Amount in any fiscal year of the Borrower, the Net Sale Proceeds therefrom shall not be required to be so applied on such date so long as no Default or Event of Default has occurred and is continuing or would result from such Asset Sale and such Net Sale Proceeds shall be used to purchase assets (other than working capital) used or to be used in the businesses permitted pursuant to Section 9.14 within 360 days following the date of such Asset Sale (or, in any such case, if during such 360-day period the Borrower delivers to the Administrative Agent an officer's certificate certifying that the Borrower has entered into binding commitments with third parties to complete such purchase of assets within 540 days following the date of such Asset Sale, within 540 days following the date of such Asset Sale), and (y) if all or any portion of such Net Sale Proceeds not required to be so applied as provided above in this Section 4.02(f) are not so reinvested within such 360-day or 540-day period, as the case may be, (or such earlier date, if any, as the Borrower or the relevant Subsidiary determines not to reinvest the Net Sale Proceeds from such Asset Sale as set forth above), such remaining portion shall be applied on the last day of such period (or such earlier date, as the case may be) as provided above in this Section 4.02(f) without regard to the preceding proviso. Notwithstanding anything to the contrary contained in this Agreement (including, without limitation, the foregoing provisions of this Section 4.02(f)), if any asset sale, or similar event occurs and as a result thereof (after giving effect to any reinvestments and/or permanent repayments of Indebtedness actually made in amounts up to, or equal to, the amount of proceeds received from any such event) any obligation would arise on the part of the Borrower and/or any of its Subsidiaries to offer to purchase any Roadway Bonds or New Senior Notes, then at least two Business Days before any such obligation arises, the Borrower shall prepay then outstanding Term Loans in such amount as is necessary (and only to the extent required) so that no obligation to make any such offer to purchase arises.

                  (g) In addition to any other mandatory repayments pursuant to this Section 4.02, within five Business Days following each date on or after the Initial Borrowing Date upon which the Borrower or any of its Subsidiaries receives any cash proceeds from any Recovery Event, an amount equal to 100% of the Net Insurance Proceeds from any Recovery Event shall be applied within such five day period in accordance with the requirements of Sections 4.02(k) and (l); provided, however, that (i) so long as no Default or Event of Default has occurred and is continuing and such Net Insurance Proceeds do not exceed $20,000,000 such Net Insurance Proceeds shall not be required to be so applied within such five Business Day period to the extent that the Borrower has delivered a certificate to the Administrative Agent within such five Business Day period stating that such Net Insurance Proceeds shall be used to replace or restore properties or assets in respect of which such Net Insurance Proceeds were paid within 360 days (or, in any such case, if during such 360-day period the Borrower delivers to the Administrative Agent an officer's certificate certifying that the Borrower has entered into binding commitments with third parties to complete such replacement or restoration of assets within 540 days following the date of receipt of such proceeds, 540 days) of the receipt of such proceeds (which certificate shall set forth the estimates of the Net Insurance Proceeds to be so expended), provided, however, such certificate shall only be required to be delivered by the Borrower to the extent such Net Insurance Proceeds exceed $1,000,000 and (ii) if the amount of such Net Insurance Proceeds exceeds $20,000,000, then the entire amount of such Net Insurance Proceeds (and not just the portion thereof in excess of $20,000,000) shall be applied as provided above in this Section 4.02(g) without regard to preceding clause (i) of this proviso, and provided further, that if all or any portion of such Net Insurance Proceeds not required to be so applied pursuant to the preceding proviso are not so used within 360 or 540 days, as the case may be, after the date of the receipt of such Net Insurance Proceeds (or such earlier date, if any, as the Borrower or the relevant Subsidiary determines not to reinvest the Net Insurance Proceeds relating to such Recovery Event as set forth above), such remaining portion shall be applied on the last day of such period (or such earlier date, as the case may be) as provided above in this Section 4.02(g) without regard to the preceding proviso.

                  (h) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, on each Excess Cash Payment Date, an amount equal to 75% of the Excess Cash Flow for the related Excess Cash Payment Period shall be applied in accordance with the requirements of Sections 4.02(k) and (l); provided, however, if on such Excess Cash Payment Date no Default or Event of Default has occurred and is continuing and the Senior Secured Leverage Ratio at such time (determined before giving effect to any such Excess Cash Payment) is less than 1.00:1:00, then such amount shall be reduced to 50% of the Excess Cash Flow for the related Excess Cash Payment Period.

                  (i) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, on each date upon which the Attributable Receivables Indebtedness is incurred, the amount (if any) by which the aggregate Attributable Receivables Indebtedness at such time exceeds the Permitted Receivables Facility Threshold Amount as then in effect, shall be applied as a mandatory reduction of the Total Revolving Loan Commitment and after the Total Revolving Loan Commitment shall have been reduced to zero, to the mandatory repayment of principal of outstanding Term Loans in accordance with the requirements of Sections 4.02(k) and (l); provided that no more than $50,000,000 in the aggregate shall be required to be applied either as a mandatory repayment of Term Loans or as a mandatory reduction of the Total Revolving Loan Commitment in accordance with this Section 4.02(i).

                  (j) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, at any time that Revolving Loans or Swingline Loans are outstanding and on each date upon which the Borrower and its Subsidiaries hold cash and Cash Equivalents in an aggregate amount in excess of $125,000,000 for any period of five consecutive Business Days, the amount by which such cash and Cash Equivalents exceeds the Ordinary Cash on Hand Requirement shall be applied as a mandatory repayment of principal of outstanding Revolving Loans and Swingline Loans (with no corresponding reduction to the Revolving Loan Commitments).

                  (k) Each amount required to be applied pursuant to Sections 4.02(e), (f), (g) and (h) in accordance with this Section 4.02(k) shall be applied (i) first, as a mandatory repayment of principal of outstanding Term Loans, and (ii) second, to the extent in excess of the amounts required to be applied pursuant to preceding clause (i), as a mandatory repayment of principal of outstanding Revolving Loans and Swingline Loans (with no corresponding reduction to the Revolving Loan Commitments). The amount of each principal repayment of outstanding Term Loans made as required by this Section 4.02(k) shall be applied to (x) reduce the then remaining Scheduled Repayments of each Tranche of Term Loans on a pro rata basis (based upon the then remaining unpaid principal amounts of such Scheduled Repayments of each Tranche of Term Loans after giving effect to all prior reductions thereto) and (y) to each Tranche of Term Loans on a pro rata basis (based upon the then remaining principal amounts of each Term Loan Tranche then outstanding.

                  (l) With respect to each repayment of Loans required by this
Section 4.02, the Borrower may designate the Types of Loans of the respective Tranche which are to be repaid and, in the case of Eurodollar Loans, the specific Borrowing or Borrowings of the respective Tranche pursuant to which such Eurodollar Loans were made, provided that: (i) repayments of Eurodollar Loans pursuant to this Section 4.02 may only be made on the last day of an Interest Period applicable thereto unless all Eurodollar Loans of the respective Tranche with Interest Periods ending on such date of required repayment and all Base Rate Loans of the respective Tranche have been paid in full; (ii) if any repayment of Eurodollar Loans made pursuant to a single Borrowing shall reduce the outstanding Eurodollar Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto, such Borrowing shall be automatically converted into a Borrowing of Base Rate Loans; and (iii) each repayment of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans. In the absence of a designation by the Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its sole discretion.

                  (m) In addition to any other mandatory repayments pursuant to this Section 4.02, (i) all then outstanding Term Loans of a Tranche shall be repaid in full on the Term Loan

Maturity Date for such Tranche, (ii) all then outstanding Revolving Loans shall be repaid in full on the Revolving Loan Maturity Date, (iii) all then outstanding Swingline Loans shall be repaid in full on the Swingline Expiry Date and (iv) unless the Required Lenders otherwise agree in writing, all then outstanding Loans and other obligations shall be repaid in full on the date on which a Change of Control occurs.

                  4.03 Method and Place of Payment. Except as otherwise specifically provided herein, all payments under this Agreement and under any Note shall be made to the Administrative Agent for the account of the Lender or Lenders entitled thereto not later than 12:00 Noon (New York time) on the date when due and shall be made in Dollars in immediately available funds at the Payment Office. Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension.

                  4.04 Net Payments. (a) All payments made by any Credit Party under any Credit Document will be made without setoff, counterclaim or other defense. Except as provided in Section 4.04(b), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in the second succeeding sentence, any tax imposed on or measured by the net income or net profits of a Lender pursuant to the laws of the jurisdiction in which it is organized or the jurisdiction in which the principal office or applicable lending office of such Lender is located or any subdivision thereof or therein) and all interest, penalties or similar liabilities with respect to such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "Taxes"). If any Taxes are levied or imposed on or with respect to a payment made by any Credit Party under any Credit Document, the Borrower and any other Credit Party agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any other Credit Document, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such other Credit Document. If any amounts are payable in respect of Taxes pursuant to the preceding sentence, the Borrower and any other Credit Party jointly and severally agree to reimburse each Lender, upon the written request of such Lender, for taxes imposed on or measured by the net income or net profits of such Lender pursuant to the laws of the jurisdiction in which such Lender is organized or in which the principal office or applicable lending office of such Lender is located or under the laws of any political subdivision or taxing authority of any such jurisdiction in which such Lender is organized or in which the principal office or applicable lending office of such Lender is located and for any withholding of taxes as such Lender shall determine are payable by, or withheld from, such Lender, but only in respect of such amounts so paid to or on behalf of such Lender pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Lender pursuant to this sentence. The Borrower will furnish to the Administrative Agent within 45 days after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by the Borrower or the respective Credit Party. The Borrower and any other Credit Party jointly and severally agree to indemnify and hold harmless each Lender, and reimburse such Lender upon its written request, for the amount of any Taxes so levied or imposed and paid by such Lender.

                  (b) Each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes agrees to deliver to the Borrower and the Administrative Agent on or prior to the Effective Date or, in the case of a Lender that is an assignee or transferee of an interest under this Agreement pursuant to Section 1.13 or 13.04(b) (unless the respective Lender was already a Lender hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Lender, (i) two accurate and complete original signed copies of Internal Revenue Service Form W-8ECI or Form W-8BEN (with respect to a complete exemption under an income tax treaty) (or successor forms) certifying to such Lender's entitlement as of such date to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Note, or (ii) if the Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form W-8ECI or Form W-8BEN (with respect to a complete exemption under an income tax treaty) (or any successor forms) pursuant to clause (i) above, (x) a certificate substantially in the form of Exhibit D (any such certificate, a "Section 4.04(b)(ii) Certificate") and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8BEN (with respect to the portfolio interest exemption) (or successor form) certifying to such Lender's entitlement as of such date to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement and under any Note. In addition, each Lender agrees that from time to time after the Effective Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, such Lender will deliver to the Borrower and the Administrative Agent two new accurate and complete original signed copies of Internal Revenue Service Form W-8ECI, Form W-8BEN (with respect to the benefits of any income tax treaty), or Form W-8BEN (with respect to the portfolio interest exemption) and a Section 4.04(b)(ii) Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Lender to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement and any Note, or such Lender shall immediately notify the Borrower and the Administrative Agent of its inability to deliver any such Form or Certificate, in which case such Lender shall not be required to deliver any such Form or Certificate pursuant to this Section 4.04(b). Notwithstanding anything to the contrary contained in Section 4.04(a), but subject to Section 13.04(b) and the immediately succeeding sentence, (x) the Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, Fees or other amounts payable hereunder for the account of any Lender which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes to the extent that such Lender has not provided to the Borrower U.S. Internal Revenue Service Forms that establish a complete exemption from such deduction or withholding and (y) the Borrower shall not be obligated pursuant to Section 4.04(a) to gross-up payments to be made to a Lender in respect of income or similar taxes imposed by the United States if (I) such Lender has not provided to the Borrower the Internal Revenue Service Forms required to be provided to the Borrower pursuant to this Section 4.04(b) or (II) in the case of a payment, other than interest, to a Lender described in clause
(ii) above, to the extent that such forms do not establish a complete exemption from withholding of such taxes. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 4.04 and except as set forth in Section 13.04(b), the Borrower agrees to pay any additional amounts and to indemnify each Lender in the manner set forth in Section 4.04(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any amounts deducted or withheld by it as described in the immediately preceding sentence as a result of any changes after the Effective Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of income or similar taxes.

                  SECTION 5. Conditions Precedent to Credit Events on the Initial Borrowing Date. The obligation of each Lender to make Loans, the obligation of each CL Lender to fund its Credit-Linked Deposit and the obligation of each Issuing Lender to issue Letters of Credit, in each case on the Initial Borrowing Date, is subject at the time of the making of such Loans, the funding of such Credit-Linked Deposits or the issuance of such Letters of Credit to the satisfaction of the following conditions:

                  5.01 Effective Date; Notes. On or prior to the Initial Borrowing Date, (i) the Effective Date shall have occurred and (ii) there shall have been delivered to the Administrative Agent for the account of each of the Lenders that has requested same the appropriate Initial Term Note and/or Revolving Note executed by the Borrower and, if requested by the Swingline Lender, the Swingline Note executed by the Borrower, in each case in the amount, maturity and as otherwise provided herein.

                  5.02 Officer's Certificate. On the Initial Borrowing Date, the Administrative Agent shall have received a certificate, dated the Initial Borrowing Date and signed on behalf of the Borrower by the chairman of the board, the chief executive officer, the chief financial officer, the treasurer, the president or any vice president of the Borrower, certifying on behalf of the Borrower that all of the conditions in Sections 5.05, 5.06, 5.07, 5.08, 5.09, 5.18, and 6.01 have been satisfied on such date.

                  5.03 Opinions of Counsel. On the Initial Borrowing Date, the Administrative Agent shall have received (i) from Fulbright & Jaworski LLP, special counsel to the Credit Parties, an opinion addressed to the Administrative Agent, the Collateral Agent and each of the Lenders and dated the Initial Borrowing Date covering the matters set forth in Exhibit E-1 and such other matters incident to the transactions contemplated herein as any Agent may reasonably request, (ii) from Daniel Churay, General Counsel and Secretary of the Borrower, an opinion addressed to the Administrative Agent, the Collateral Agent and each of the Lenders and dated the Initial Borrowing Date covering the matters set forth in Exhibit E-2 and such other matters incident to the transactions contemplated herein as the Administrative Agent may reasonably request and (iii) from such local counsel as may be reasonably requested by the Administrative Agent, which opinions shall cover the perfection of security interests granted pursuant to the Mortgages and the Security Agreement and shall be in form and substance reasonably satisfactory to the Administrative Agent.

                  5.04 Corporate Documents; Proceedings; etc. (a) On the Initial Borrowing Date, the Administrative Agent shall have received a certificate from each Credit Party, dated the Initial Borrowing Date, signed by the chairman of the board, the chief executive officer, the treasurer, the president or any vice president of such Credit Party, and attested to by the secretary or any assistant secretary of such Credit Party, in the form of Exhibit F with appropriate insertions, together with copies of the certificate or articles of incorporation and by-laws (or equivalent organizational documents), as applicable, of such Credit Party and the resolutions of such Credit Party referred to in such certificate, and each of the foregoing shall be in form and substance reasonably acceptable to the Administrative Agent.

                  (b) On the Initial Borrowing Date, all corporate, partnership, limited liability company and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Agreement and the other Credit Documents shall be reasonably satisfactory in form and substance to the Administrative Agent, and the Administrative Agent shall have received all information and copies of all documents and papers, including records of corporate proceedings, governmental approvals, good standing certificates and bring-down telegrams or facsimiles, if any, which the Administrative Agent may have reasonably requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate, partnership, limited liability company or governmental authorities.

                  5.05 Refinancing, etc. (a) On or prior to the Initial Borrowing Date, the total commitments pursuant to the Existing Credit Agreements shall have been terminated, and all loans and notes with respect thereto shall have been repaid in full (together with interest thereon), all letters of credit issued thereunder shall have been terminated (or either (i) incorporated as Letters of Credit under this Agreement or (ii) supported by a Letter of Credit in favor of the respective letter of credit issuer in a manner reasonably acceptable to the Administrative Agent as set forth on Schedule 2.01(a) (each such letter of credit a "Backstopped Letter of Credit" and collectively, the "Backstopped Letters of Credit")) and all other amounts owing pursuant to the Existing Credit Agreements shall have been repaid in full. The creditors in respect of the Existing Credit Agreements shall have terminated and released all security interests in and Liens on the assets of the Borrower and its Subsidiaries created pursuant to the security documentation relating to the Existing Credit Agreements, and such creditors shall have returned to the Borrower and the other Credit Parties all certificated capital stock and promissory notes pledged under the Existing Credit Agreement and the Administrative Agent shall have received evidence, in form and substance reasonably satisfactory to it, that the matters set forth in this Section 5.05(a) have been satisfied as of the Initial Borrowing Date.

                  (b) On or prior to the Initial Borrowing Date, the Borrower shall have, and shall have caused Roadway Funding, Inc. to have, delivered a notice terminating the receivables facilities to which it is a party, with all outstanding amounts thereunder to be repaid within 2 days after the Initial Borrowing Date.

                  (c) On or prior to the Initial Borrowing Date, the Administrative Agent shall have received a supplemental indenture to the Roadway Bond Indenture providing that (i) the Borrower shall guaranty the obligations of Roadway under the Roadway Bonds and (ii) Roadway LLC shall assume all of the obligations of Roadway in accordance with Section 5.01 of the Roadway Bond Indenture, which supplemental indenture shall be in form and substance reasonably satisfactory to the Agents and shall be in full force and effect on the Initial Borrowing Date.

                  5.06 Existing Cash. On the Initial Borrowing Date immediately prior to giving effect to the Transaction, the Borrower and its Subsidiaries shall have at least $500,000,000 of unrestricted cash on hand (the "Cash on Hand").

                  5.07 Yellow Receivables Facility Amendment. On the Initial Borrowing Date, an amendment to the Yellow Receivables Facility, in form and substance satisfactory to the Administrative Agent, shall be in full force and effect.

                  5.08 Consummation of the Merger. On the Initial Borrowing Date, (x) the Merger Agreement (together with all exhibits and schedules thereto), shall be in the form executed on July 8, 2003, with any additions or changes thereto or waivers of the terms thereof to be in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders,
(y) the Merger Agreement shall be in full force and effect and all of the conditions precedent to the consummation of the Merger (other than the condition contained in Section 6.1(d) of the Merger Agreement) as set forth in the Merger Agreement shall have been satisfied (and not waived, except with consent of the Administrative Agent) to the reasonable satisfaction of the Administrative Agent and (z) the Merger shall have been consummated in accordance in all material respects with the terms and conditions of the Merger Agreement and all applicable laws.

                  5.09 Cash Sufficient to Close. On or prior to the Initial Borrowing Date, the Cash on Hand, when aggregated with the cash proceeds of the issuance or incurrence of the Initial Term Loans, shall be sufficient to consummate the Transaction and to pay all fees and expenses arising in connection therewith.

                  5.10 Adverse Change, Approvals. (a) Since December 31, 2002, nothing shall have occurred (and neither the Administrative Agent nor the Required Lenders shall have become aware of any facts or conditions not previously known) which the Administrative Agent or the Required Lenders shall determine has had, or could reasonably be expected to have, a Material Adverse Effect.

                  (b) On or prior to the Initial Borrowing Date, all necessary governmental (domestic and foreign) and third party approvals and/or consents in connection with the Transaction, the other transactions contemplated hereby and the granting of Liens under the Credit Documents shall have been obtained and remain in effect, and all applicable waiting periods with respect thereto shall have expired without any action being taken by any competent authority which, in the judgment of the Administrative Agent, restrains, prevents or imposes materially adverse conditions upon the consummation of the Transaction or the other transactions contemplated by the Credit Documents or otherwise referred to herein or therein. On the Initial Borrowing Date, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified prohibiting or imposing materially adverse conditions upon the Transaction or the other transactions contemplated by the Credit Documents or otherwise referred to herein or therein.

                  5.11 Litigation. On the Initial Borrowing Date, there shall be no actions, suits or proceedings pending or threatened (i) with respect to this Agreement or any other Credit Document, (ii) with respect to the Merger Agreement or (iii) which the Administrative Agent or the Required Lenders shall determine has had, or could reasonably be expected to have, a Material Adverse Effect.

                  5.12 Pledge Agreement. On or prior to the Initial Borrowing Date, each Credit Party shall have duly authorized, executed and delivered the Pledge Agreement in the form of Exhibit G (as amended, modified or supplemented from time to time, the "Pledge Agreement") and shall have delivered to the Collateral Agent, as Pledgee thereunder, all of the Pledge Agreement Collateral referred to therein and then owned by such Credit Party, (x) endorsed in blank in the case of promissory notes constituting Pledge Agreement Collateral and (y) together with executed, blank and undated endorsements for transfer in the case of equity interests constituting certificated Pledge Agreement Collateral, along with evidence that all other actions necessary or, in the reasonable opinion of the Collateral Agent, desirable, to perfect the security interests purported to be created by the Pledge Agreement have been taken and the Pledge Agreement shall be in full force and effect.

                  5.13 Security Agreement. On or prior to the Initial Borrowing Date, each Credit Party shall have duly authorized, executed and delivered the Security Agreement in the form of Exhibit H (as amended, modified or supplemented from time to time, the "Security Agreement") covering all of such Credit Party's Security Agreement Collateral, together with:

                  (i) proper financing statements (Form UCC-1 or the equivalent) authorized for filing under the UCC or other appropriate filing offices of each jurisdiction as may be necessary or, in the reasonable opinion of the Collateral Agent, desirable, to perfect the security interests purported to be created by the Security Agreement;

                  (ii) certified copies of requests for information or copies (Form UCC-11), or equivalent reports as of a recent date, listing all effective financing statements that name the Borrower or any Subsidiary Guarantor as debtor and that are filed in the jurisdictions referred to in clause (i) above and in such other jurisdictions in which material Collateral is located on the Initial Borrowing Date, together with copies of such financing statements that name the Borrower or any Subsidiary Guarantor as debtor (none of which shall cover any of the Collateral except (x) to the extent evidencing Permitted Liens or (y) those in respect of which the Collateral Agent shall have received termination statements (Form UCC-3) or such other termination statements as shall be required by local law authorized for filing) or arrangements therefor reasonably satisfactory to the Collateral Agent have been made;

                  (iii) evidence of the completion of or arrangements therefor reasonably satisfactory to the Collateral Agent for all other recordings and filings of, or with respect to, the Security Agreement as may be necessary or, in the reasonable opinion of the Collateral Agent, desirable, to perfect the security interests intended to be created by the Security Agreement; and

                  (iv) evidence that all other actions necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect and protect the security interests purported to be created by the Security Agreement have been taken, and the Security Agreement shall be in full force and effect.

                  5.14 Mortgage; Title Insurance; etc. On or prior to the Initial Borrowing Date, the Collateral Agent shall have received:

                  (i) fully executed counterparts of the Mortgages, in each case in form and substance reasonably satisfactory to the Administrative Agent, which Mortgages shall cover the Real Property owned and/or leased by the Borrower and/or its Subsidiaries and designated as the "Mortgaged Properties" on Schedule 5.14, together with evidence that counterparts of such Mortgages have been delivered to the title insurance company insuring the Lien of each such Mortgage for recording in all places to the extent necessary or, in the reasonable opinion of the Collateral Agent desirable, to effectively create a valid and enforceable first priority mortgage lien, subject only to Liens permitted under Sections 9.01(i), (ii), (iii), (v), (viii), and (xiii), on the Mortgaged Property described therein in favor of the Collateral Agent (or such other trustee as may be required or desired under local law) for the benefit of the Secured Creditors;

                  (ii) a Mortgage Policy relating to each Mortgage on each Mortgaged Property referred to above issued by a title insurer reasonably satisfactory to the Collateral Agent and in an amount reasonably satisfactory to the Collateral Agent and assuring the Collateral Agent that such Mortgage on each such Mortgaged Property is a valid and enforceable first priority mortgage lien on the respective such Mortgaged Property, free and clear of all defects and encumbrances except Liens permitted under Sections 9.01(i), (ii), (v), (viii), and
         (xiii), and each such Mortgage Policy shall otherwise be in form and substance reasonably satisfactory to the Collateral Agent and shall include, if available in any particular State and as appropriate, an endorsement for future advances under this Agreement and the Notes and for any other matter that the Collateral Agent in its discretion may reasonably request, shall not include a survey exception or an exception for mechanics' liens (unless exceptions are not allowed to be omitted from the Mortgage Policy by the applicable laws governing title insurance in the state in which such Mortgaged Property is located or, in the case of survey exceptions, such exceptions as are otherwise agreed by the Collateral Agent), and shall provide for such affirmative insurance, coinsurance and reinsurance as the Collateral Agent in its discretion may reasonably request; and

                  (iii) flood certificates covering each Mortgaged Property certifying whether or not each such Mortgaged Property lies in an area of flood hazard (with reference to the applicable FEMA (Federal Emergency Management Agency) map) in form and substance reasonably satisfactory to the Collateral Agent.

                  5.15 Subsidiaries Guaranties. On or prior to the Initial Borrowing Date, each Subsidiary Guarantor shall have duly authorized, executed and delivered the Subsidiaries Guaranty in the form of Exhibit I (as amended, modified or supplemented from time to time, the "Subsidiaries Guaranty"), and the Subsidiaries Guaranty shall be in full force and effect.

                  5.16 Pro Forma Balance Sheet; Projections. On or prior to the Initial Borrowing Date, the Administrative Agent shall have received true and correct copies of the pro forma financial statements, interim financial statements and the Projections referred to in Sections 7.05(a) and (d) and interim financial statements for each month ended after September

30, 2003, which pro forma financial statements shall demonstrate, to the Administrative Agent and the Required Lenders reasonable satisfaction that (x) Consolidated EBITDA for the Borrower and its Subsidiaries for the twelve-month period ended March 31, 2003 is at least $330,000,000 and (y) the covenants contained in Sections 9.08, 9.09, 9.10 and 9.11 will be satisfied on a pro forma basis after giving effect to the Transaction.

                  5.17 Solvency; Insurance Certificates. On the Initial Borrowing Date, the Administrative Agent shall have received:

                  (i) a solvency certificate from the chief financial officer of the Borrower in the form of Exhibit J; and

                  (ii) certificates of insurance complying with the requirements of Section 8.03 for the business and properties of the Credit Parties, in form and substance reasonably satisfactory to the Administrative Agent and naming the Collateral Agent as an additional insured and/or as loss payee, and stating that such insurance shall not be canceled without the insurer giving written notice to the Collateral Agent as contemplated by Section 8.03(b).

                  5.18 Existing Indebtedness. On the Initial Borrowing Date and after giving effect to the Transaction and the Loans then incurred, neither the Borrower nor any of its Subsidiaries shall have any preferred stock or Indebtedness outstanding except for (i) the Loans and any Letter of Credit issued or outstanding on the Initial Borrowing Date, (ii) the Senior Notes,
(iii) the Yellow Industrial Development Bonds, (iv) the Yellow Receivables Facility, (v) Indebtedness permitted pursuant to Section 9.04 and (vi) the other Indebtedness set forth on Schedule 5.18 hereto (the "Existing Indebtedness"), with all of the Existing Indebtedness set forth on Schedule 5.18 to be reasonably satisfactory to the Administrative Agent as to amount and material terms and conditions.

                  5.19 Fees, etc. On the Initial Borrowing Date, the Borrower shall have paid to the Administrative Agent and each Lender all costs, fees and expenses (including, without limitation, legal fees and expenses) and other compensation contemplated hereby payable to the Administrative Agent or such Lender to the extent then due.

                  SECTION 6. Conditions Precedent to All Credit Events. The obligation of each Lender to make Loans (including Loans made on the Initial Borrowing Date), and the obligation of each Issuing Lender to issue Letters of Credit (including Letters of Credit issued on the Initial Borrowing Date), is subject, at the time of each such Credit Event (except as hereinafter indicated), to the satisfaction of the following conditions:

                  6.01 No Default; Representations and Warranties. At the time of each such Credit Event and also after giving effect thereto (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on the date of such Credit Event (it being understood and agreed that any representation or warranty (i) which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date and (ii) which relates to the Documents (other than the Credit Documents) shall be required to be true in all material respects only as of the Initial Borrowing Date).

                  6.02 Notice of Borrowing; Letter of Credit Request. (a) Prior to the making of each Loan (other than a Swingline Loan or a Revolving Loan made pursuant to a Mandatory Borrowing), the Administrative Agent shall have received a Notice of Borrowing meeting the requirements of Section 1.03(a). Prior to the making of each Swingline Loan, the Swingline Lender shall have received the notice referred to in Section 1.03(b)(i).

                  (b) Prior to the issuance of each Letter of Credit, the Administrative Agent and the respective Issuing Lender shall have received a Letter of Credit Request meeting the requirements of Section 2.03(a).

                  6.03 No Excess Cash. The obligation of each Lender to make Revolving Loans, and the obligation of the Swingline Lender to make Swingline Loans, in each case, shall be subject to the satisfaction of the condition that at the time of each such making of a Revolving Loan or Swingline Loan and immediately after giving effect thereto, the Borrower and its Subsidiaries shall not hold cash and Cash Equivalents in an aggregate amount (after giving effect to the incurrence of such Credit Event and the application of proceeds therefrom and the application of any other cash or Cash Equivalents on hand (to the extent such proceeds and/or other cash or Cash Equivalents are actually utilized by the Borrower and/or any other Subsidiary of the Borrower on the respective date of incurrence of the respective Credit Event for a permitted purpose other than an investment in Cash Equivalents)) in excess of the Ordinary Cash on Hand Requirement.

                  The acceptance of the benefits of each Credit Event shall constitute a representation and warranty by the Borrower to the Administrative Agent and each of the Lenders that all the conditions specified in Section 5 (with respect to Credit Events on the Initial Borrowing Date) and in this
Section 6 (with respect to Credit Events on or after the Initial Borrowing Date) and applicable to such Credit Event are satisfied as of that time. All of the Notes, certificates, legal opinions and other documents and papers referred to in Section 5 and in this Section 6, unless otherwise specified, shall be delivered to the Administrative Agent at the Notice Office for the account of each of the Lenders and, except for the Notes, in sufficient counterparts or copies for each of the Lenders and shall be in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders.

                  SECTION 7. Representations, Warranties and Agreements. In order to induce the Lenders to enter into this Agreement and to make the Loans and fund the Credit-Linked Deposits, and issue (or participate in) the Letters of Credit, in each case as provided herein, the Borrower makes the following representations, warranties and agreements, in each case after giving effect to the Transaction, all of which shall survive the execution and delivery of this Agreement and the Notes and the making of the Loans, the funding of the Credit-Linked Deposits and the issuance of the Letters of Credit, with the occurrence of each Credit Event on or after the Initial Borrowing Date being deemed to constitute a representation and warranty that the matters specified in this Section 7 are true and correct in all material respects on and as of the Initial Borrowing Date and on the date of each such other Credit Event (it being understood and agreed that any representation or warranty (i) which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date and (ii) which relates to the Documents (other than the Credit Documents) shall be required to be true in all material respects only as of the Initial Borrowing Date).

                  7.01 Organizational Status. Each of the Borrower and each of its Subsidiaries (i) is a duly organized and validly existing corporation, partnership or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its organization, (ii) has the corporate, partnership or limited liability company power and authority, as the case may be, to own its property and assets and to transact the business in which it presently is or proposes to be engaged and (iii) is duly qualified and is authorized to do business and is in good standing in each jurisdiction where the ownership, leasing or operation of its property or the conduct of its business requires such qualifications except for failures to be so qualified, authorized or in good standing which, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                  7.02 Power and Authority. Each Credit Party has the corporate, partnership or limited liability company power and authority, as the case may be, to execute, deliver and perform the obligations of each of the Documents to which it is party and has taken all necessary corporate, partnership or limited liability company action, as the case may be, to authorize the execution, delivery and performance by it of each of such Documents. Each Credit Party has duly executed and delivered each of the Credit Documents to which it is party, and each of such Documents constitutes its legal, valid and binding obligation enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, and by equitable principles (regardless of whether enforcement is sought in equity or at law).

                  7.03 No Violation. Neither the execution, delivery or performance by any Credit Party of the Documents to which it is a party, nor compliance by it with the terms and provisions thereof, (i) will contravene any provision of any law, statute, rule or regulation or any order, writ, injunction or decree of any court or governmental instrumentality, except, with respect to the Merger Agreement only, where such violation could not be reasonably expected to have a Material Adverse Effect, (ii) will conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Security Documents) upon any of the property or assets of any Credit Party or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other material agreement, contract or instrument, in each case to which any Credit Party or any of its Subsidiaries is a party or by which it or any its property or assets is bound or to which it may be subject, except, with respect to the Merger Agreement only, for such conflicts or breaches which could not be reasonably expected to have a Material Adverse Effect, or (iii) will violate any provision of the certificate or articles of incorporation, certificate of formation, limited liability company agreement or by-laws (or equivalent organizational documents), as applicable, of any Credit Party or any of its Subsidiaries.

                  7.04 Approvals. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by (except for (x) those that have otherwise been obtained or made on or prior to the Initial Borrowing Date and which remain in full force and effect on the Initial Borrowing Date and (y) such filings (if any) as may be required to perfect the Liens created pursuant to the applicable Security Documents (which filings have been made to the extent that this representation and warranty is made (or deemed made) on or after the 10th day after the execution and delivery of such Security Documents)), any governmental or public body or authority, or any subdivision thereof, is required to be obtained or made by, or on behalf of, any Credit Party to authorize, or is required to be obtained or made by, or on behalf of, any Credit Party in connection with, (i) the execution, delivery and performance of any Document or (ii) the legality, validity, binding effect or enforceability of any such Document except, in the case of the Merger Agreement only, where the failure to obtain or make could not be reasonably expected to have a Material Adverse Effect.

                  7.05 Financial Statements; Financial Condition; Undisclosed Liabilities; Projections. (a) (i) The Borrower has furnished or caused to be furnished prior to the Effective Date the consolidated balance sheets of Yellow Corporation for its fiscal years ended December 31, 2000, 2001 and 2002, respectively and nine-month period ended September 30, 2003, and the related consolidated statements of income and cash flows of Yellow Corporation for its fiscal year and nine-month period, as the case may be, ended on such dates, which, in the case of the annual financial statements, have been audited by KPMG LLP, independent certified public accountants, who delivered an unqualified opinion in respect therewith, and in all cases present fairly in all material respects the consolidated financial position of Yellow Corporation at the dates of such balance sheets and the consolidated results of the operations of Yellow Corporation for the periods covered thereby in accordance with GAAP consistently applied, except (x) to the extent provided in the notes to said financial statements and (y) in the case of the aforementioned nine-month interim financial statements, for normal year-end audit adjustments and the absence of footnotes.

                  (ii) The Borrower has furnished or caused to be furnished prior to the Effective Date the consolidated balance sheets of Roadway for its fiscal years ended December 31, 2000, 2001 and 2002, respectively and thirty-six week period ended September 13, 2003, and the related consolidated statements of income and cash flows of Roadway for its fiscal years and thirty-six week period, as the case may be, ended on such dates, which, in the case of the annual financial statements, have been audited by Ernst & Young LLP, independent certified public accountants, who delivered an unqualified opinion in respect therewith, and in all cases present fairly in all material respects the consolidated financial position of Roadway at the dates of such balance sheets and the consolidated results of the operations of Roadway for the periods covered thereby in accordance with GAAP consistently applied, except (x) to the extent provided in the notes to said financial statements and (y) in the case of the aforementioned thirty-six week interim financial statements, for normal year-end audit adjustments and the absence of footnotes.

                  (iii) The pro forma consolidated balance sheet and related statements of income of the Borrower as of September 30, 2003 and for the twelve-month period then ended, a copy of which has been furnished to the Lenders prior to the Effective Date, presents fairly in all material respects, subject to the assumptions and qualifications set forth therein the pro forma consolidated financial position of the Borrower as of such date after giving effect to the Transaction as if same had occurred on such date and the pro forma consolidated results of operations for the period covered thereby.

                  (b) On and as of the Initial Borrowing Date and after giving effect to the Transaction and to all Indebtedness (including, without duplication, the Loans) being incurred or assumed and Liens created by the Credit Parties in connection therewith, (i) the sum of the assets, at a fair valuation, of the Borrower on a stand-alone basis and of the Borrower and its Subsidiaries taken as a whole will exceed their respective debts, (ii) each of the Borrower on a stand-alone basis and the Borrower and its Subsidiaries taken as a whole have not incurred and do not intend to incur, and do not believe that they will incur, debts beyond their respective ability to pay such debts as such debts mature, and (iii) the Borrower on a stand-alone basis and the Borrower and its Subsidiaries taken as a whole will not have unreasonably small capital with which to conduct their respective businesses as such businesses are now conducted and are proposed to be conducted after the date hereof. For purposes of this Section 7.05(b), "debt" means any liability on a claim, and "claim" means (a) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured or (b) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                  (c) Except as disclosed in the financial statements delivered pursuant to Section 7.05(a) and except for the Obligations, there were as of the Initial Borrowing Date no liabilities or obligations with respect to the Borrower or any of its Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. As of the Initial Borrowing Date, the Borrower knows of no basis for the assertion against it or any of its Subsidiaries of any liability or obligation of any nature whatsoever that is not disclosed in the financial statements delivered pursuant to Section 7.05(a) or referred to in the immediately preceding sentence which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

                  (d) The Projections delivered to the Administrative Agent and the Lenders prior to the Effective Date have been prepared in good faith and are based on assumptions believed by the Borrower to be reasonable at the time made (which assumptions remain reasonable on the Initial Borrowing Date), it being recognized by the Lenders, however, that projections as to future events are not to be viewed as facts and that the actual results during the period or periods covered by the Projections may differ from the projected results and such differences may be material.

                  (e) Since December 31, 2002, there has been no change in the condition (financial or otherwise), business, operations, property, assets, liabilities or prospects of the Borrower or any of its Subsidiaries that has had, or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

                  7.06 Litigation. There are no actions, suits or proceedings pending or, to the knowledge of the Borrower, threatened (i) with respect to any Credit Document, (ii) with respect to the Merger Agreement on the Initial Borrowing Date or (iii) that could reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect.

                  7.07 True and Complete Disclosure. All factual information (taken as a whole) furnished by or on behalf of the Borrower in writing to Administrative Agent or any Lender (including, without limitation, all information contained in the Credit Documents) for purposes of or in connection with this Agreement, the other Credit Documents or any transaction contemplated herein or therein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of the Borrower in writing to the Administrative Agent or any Lender will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided.

                  7.08 Use of Proceeds; Margin Regulations. (a) All proceeds of the Initial Term Loans will be used by the Borrower to finance, in part, the Merger and the Refinancing and to pay the fees and expenses relating to the Transaction.

                  (b) All proceeds of the Revolving Loans, Incremental Term Loans and the Swingline Loans will be used for the working capital and general corporate purposes (including, without limitation the funding of Permitted Acquisitions and Capital Expenditures) of the Borrower and its Subsidiaries; provided that no Revolving Loans or Swingline Loans may be used to effect the Refinancing or to pay any fees and expenses related to the Transaction.

                  (c) No part of any Credit Event (or the proceeds thereof) will be used to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock. Neither the making of any Loan nor the use of the proceeds thereof nor the occurrence of any other Credit Event will violate or be inconsistent with the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

                  7.09 Tax Returns and Payments. The Borrower and each of its Subsidiaries has timely filed or caused to be timely filed with the appropriate taxing authority all federal, state and other material returns, statements, forms and reports for taxes (the "Returns") required to be filed by, or with respect to the income, properties or operations of, the Borrower and/or any of its Subsidiaries. The Returns accurately reflect in all material respects all liability for taxes of the Borrower and its Subsidiaries for the periods covered thereby. The Borrower and each of its Subsidiaries has paid all taxes and assessments payable by it which have become due, other than those that are immaterial and those being contested in good faith and adequately disclosed and fully provided for on the financial statements of the Borrower and its Subsidiaries in accordance with GAAP. Except as provided on Schedule 7.09, there is no action, suit, proceeding, investigation, audit or claim now pending or, to the best knowledge of the Borrower, threatened by any authority regarding any taxes relating to the Borrower or any of its Subsidiaries that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Except as provided on Schedule 7.09, as of the Initial Borrowing Date, neither the Borrower nor any of its Subsidiaries has entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of taxes of the Borrower or any of its Subsidiaries, or is aware of any circumstances that would cause the taxable years or other taxable periods of the Borrower or any of its Subsidiaries not to be subject to the normally applicable statute of limitations.

                  7.10 Compliance with ERISA. (a) Schedule 7.10 sets forth, as of the Initial Borrowing Date, the name of each Welfare Benefit Plan that provides benefits to former employees (other than as required under Section 601 of ERISA or other than the full cost of which is borne by former employees), each Plan and each Multiemployer Plan. Each Plan and each Welfare Benefit Plan (and each related trust, insurance contract or fund) is in compliance with its terms and with all applicable laws, including, without limitation, ERISA and the Code, except as could not reasonably be expected to have a Material Adverse Effect individually or in the aggregate; each Plan (and each related trust, if any) which is intended to be qualified under Section 401(a) of the Code (i) has received a determination letter since January 1, 2002 from the Internal Revenue Service to the effect that it meets the requirements of Sections 401(a) and 501(a) of the Code, (ii) has applied for, prior to the expiration of the requisite remedial amendment period, and has not yet received a response from the Internal Revenue Service or (iii) still has a remaining period of time to apply for a determination letter from the Internal Revenue Service; no Reportable Event has occurred that could reasonably be expected to have a Material Adverse Effect individually or in the aggregate; to the knowledge of the chief executive officer or the chief financial officer of the Borrower, no Multiemployer Plan is insolvent or in reorganization except as could not be reasonably expected to have a Material Adverse Effect either individually or in the aggregate; no Plan that is subject to Title IV of ERISA has an Unfunded Current Liability which, when added to the aggregate amount of Unfunded Current Liabilities with respect to all other Plans, exceeds $75,000,000; no Plan which is subject to Section 412 of the Code or Section 302 of ERISA has an accumulated funding deficiency, within the meaning of such sections of the Code or ERISA, or has applied for or received a waiver of an accumulated funding deficiency or an extension of any amortization period, within the meaning of Section 412 of the Code or Section 303 or 304 of ERISA, in each case, except as could not reasonably be expected to have a Material Adverse Effect individually or in the aggregate; all contributions required to be made by the Borrower, a Subsidiary of the Borrower or an ERISA Affiliate with respect to each Plan, Welfare Benefit Plan and Multiemployer Plan have been timely made, except where the failure to timely contribute could not reasonably be expected to have a Material Adverse Effect individually or in the aggregate; none of the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate has incurred any liability (including any indirect, contingent or secondary liability) to or on account of a Plan or to the Borrower's knowledge, a Multiemployer Plan, pursuant to Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section
401(a)(29), 4971 or 4975 of the Code that could reasonably be expected to have a Material Adverse Effect individually or in the aggregate and no condition exists which presents a material risk to the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate of incurring such a liability with respect to a Plan; no proceedings have been instituted by the PBGC to terminate or appoint a trustee to administer any Plan that could reasonably be expected to have a Material Adverse Effect individually or in the aggregate; no action, suit, proceeding, hearing, audit or investigation with respect to the administration, operation or the investment of assets of any Plan (other than a Foreign Pension Plan), a Welfare Benefit Plan or, to the knowledge of the chief executive officer or chief financial officer of the Borrower, Multiemployer Plan (other than routine claims for benefits) is pending, or, to the Borrower's knowledge, threatened that could reasonably be expected to have a Material Adverse Effect individually or in the aggregate; each group health plan (as defined in

Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) maintained by the Borrower or any of its Subsidiaries or ERISA Affiliates which covers or has covered employees or former employees of the Borrower, any Subsidiary of the Borrower, or any ERISA Affiliate has at all times been operated in compliance with the provisions of Part 6 of subtitle B of Title I of ERISA and Section 4980B of the Code except where the failure to do so could not reasonably be expected to have a Material Adverse Effect individually or in the aggregate; no lien imposed under the Code or ERISA on the assets of the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate exists on account of any Plan and no condition exists that could reasonably be expected to result in the imposition of any such lien; no lien imposed under the Code or ERISA on the assets of the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate exists on account of any Multiemployer Plan and the Borrower and its Subsidiaries do not maintain or contribute to any welfare benefit plan (as defined in Section 3(1) of ERISA) which provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA or other than the full cost of which is borne by former employees), the obligations with respect to which could reasonably be expected to have a Material Adverse Effect on the ability of the Borrower to perform its obligations under this Agreement..

                  (b) Each Foreign Pension Plan has been maintained in substantial compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities, except where the failure to do so could not be reasonably expected to result in a Material Adverse Effect individually or in the aggregate. All material contributions required to be made with respect to a Foreign Pension Plan have been timely made except where the failure to timely contribute could not reasonably be expected to have a Material Adverse Effect individually or in the aggregate. Neither the Borrower nor any of its Subsidiaries has incurred any obligation in connection with the termination of, or withdrawal from, any Foreign Pension Plan except as could not reasonably be expected to have a Material Adverse Effect individually or in the aggregate. Except as set forth on
Schedule 7.10(b), as of the Initial Borrowing Date the present value of the accrued benefit liabilities (whether or not vested) under each Foreign Pension Plan, determined as of the end of the Foreign Pension Plan's most recently ended fiscal year for which a valuation was required on the basis of actuarial assumptions that are reasonable in the aggregate, did not exceed the current value of the assets of such Foreign Pension Plan allocable to such benefit liabilities.

                  7.11 The Security Documents. (a) The security interests created under the Pledge Agreement in favor of the Collateral Agent, as Pledgee, for the benefit of the Secured Creditors, constitute perfected security interests in the Pledge Agreement Collateral described in the Pledge Agreement (to the extent that perfection is governed by the law of the United States, any State thereof or the District of Columbia), subject to no security interests of any other Person except for Permitted Liens.

                  (b) The provisions of the Security Agreement are effective to create in favor of the Collateral Agent for the benefit of the Secured Creditors a legal, valid and enforceable security interest in all right, title and interest of the Credit Parties in the Security Agreement Collateral described therein (to the extent that such matters are governed by the laws of the United States, any State thereof or the District of Columbia), and, upon the filing of appropriate financing statements under the UCC as enacted in any relevant jurisdiction, the filing of the

Grants of Security Interest (as described in the Security Agreement) in the respective forms attached to the Security Agreement or the Collateral Agent obtaining possession or control (within the meaning of Section 9-314 of the New York UCC) to the extent required by the Security Agreement, the Collateral Agent, for the benefit of the Secured Creditors, will within 10 days have a fully perfected security interest in all right, title and interest in all of the Security Agreement Collateral described therein to the extent that the Security Agreement Collateral consists of the type of property in which a security interest may be perfected by possession or control, by filing a financing statement under the UCC as enacted in any relevant jurisdiction and, as required with respect to patents, registered trademarks and copyrights, by a filing of a Grant of Security Interest in the respective form attached to the Security Agreement in the United States Patent and Trademark Office or in the United States Copyright Office, subject to no other Liens other than Permitted Liens. The recordation, as required in any relevant jurisdiction, of (x) the Grant of Security Interest in U.S. Patents, if applicable, and (y) the Grant of Security Interest in U.S. Trademarks, if applicable, in the respective form attached to the Security Agreement, in each case in the United States Patent and Trademark Office, together with filings on Form UCC-1 made pursuant to the Security Agreement, create, as may be perfected by such filings and recordation, a perfected security interest in the United States trademarks and patents covered by the Security Agreement, and the recordation of the Grant of Security Interest in U.S. Copyrights, if applicable, in the form attached to the Security Agreement with the United States Copyright Office, together with filings on Form UCC-1 made pursuant to the Security Agreement, create, as may be perfected by such filings and recordation, a perfected security interest in the United States copyrights covered by the Security Agreement.

                  (c) Each Mortgage creates, as security for the obligations purported to be secured thereby, a valid and enforceable perfected security interest in and mortgage lien on the respective Mortgaged Property in favor of the Collateral Agent (or such other trustee as may be required or desired under local law) for the benefit of the Secured Creditors, superior and prior to the rights of all third Persons (except that the security interest and mortgage lien created on such Mortgaged Property may be subject to the Permitted Encumbrances related thereto) and subject to no other Liens (other than those Liens permitted under Sections 9.01(i), (ii), (iii), (v), (viii) and (xiii)).

                  7.12 Properties. All Real Property owned or leased by the Borrower or any of its Subsidiaries as of the Initial Borrowing Date, and the nature of the interest therein, is correctly set forth in Schedule 7.12. The Borrower and each of its Subsidiaries has good and indefeasible title or a valid subsisting leasehold interest in all material properties owned by it, including all material properties reflected in the most recent historical balance sheets referred to in Section 7.05(a) (except as sold or otherwise disposed of since the date of such balance sheet in the ordinary course of business or as permitted by the terms of this Agreement), free and clear of all Liens, other than Permitted Liens.

                  7.13 Capitalization. On the Initial Borrowing Date, the authorized capital stock of the Borrower consists of 120,000,000 shares of common stock and 5,000,000 shares of preferred stock, $1.00 par value per share. All outstanding shares of capital stock of the Borrower have been duly and validly issued and are fully paid and non-assessable. On the Effective Date, the Borrower does not have outstanding any capital stock or other securities convertible into or exchangeable for its capital stock or any rights to subscribe for or to purchase, or any options for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock other than the 5% Convertible Senior Notes, the GPS Option Agreements, the New Senior Notes and options and stock awards granted under the Borrower's stock plans.

                  7.14 Subsidiaries; etc. (a) The Borrower has no Subsidiaries other than (i) those Subsidiaries listed on Schedule 7.14 (which Schedule identifies the direct owner of each such Subsidiary on the Initial Borrowing Date and their percentage ownership therein) and (ii) new Subsidiaries created or acquired after the Initial Borrowing Date in accordance with the terms of this Agreement.

                  (b) Schedule 7.14 also sets forth, as of the Initial Borrowing Date, the exact legal name of each Credit Party, the type of organization of such Credit Party, whether or not such Credit Party is a registered organization (within the meaning of the UCC in effect in the State of New York), the jurisdiction of organization of such Credit Party, the location (within the meaning of the New York UCC) of such Credit Party, and the organizational identification number (if any) of such Credit Party.

                  7.15 Compliance with Statutes, etc. The Borrower and each of its Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including, without limitation, applicable statutes, regulations, orders and restrictions relating to environmental standards and controls), except such noncompliances as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  7.16 Investment Company Act. Neither the Borrower nor any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

                  7.17 Public Utility Holding Company Act. Neither the Borrower nor any of its Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                  7.18 Environmental Matters. (a) The Borrower and each of its Subsidiaries is in compliance with all applicable Environmental Laws and the requirements of any permits issued under such Environmental Laws. There are no pending or, to the knowledge of the Borrower, threatened Environmental Claims against the Borrower or any of its Subsidiaries or any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries (including any such claim arising out of the ownership, lease or operation by the Borrower or any of its Subsidiaries of any Real Property formerly owned, leased or operated by the Borrower or any of its Subsidiaries but no longer owned, leased or operated by the Borrower or any of its Subsidiaries). There are no facts, circumstances, conditions or occurrences with respect to the business or operations of the Borrower or any of its Subsidiaries, or any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries (including any Real Property formerly owned, leased or operated by the Borrower or any of its Subsidiaries but no longer owned, leased or operated by the Borrower or any of its Subsidiaries) or, to the knowledge of the Borrower, any property adjoining or adjacent to any such Real Property that could be reasonably expected (i) to form the basis of an Environmental Claim against the Borrower or any of its Subsidiaries or any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries or
(ii) to cause any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries to be subject to any restrictions on the ownership, lease, occupancy or transferability of such Real Property by the Borrower or any of its Subsidiaries under any applicable Environmental Law.

                  (b) Hazardous Materials have not at any time been generated, used, treated or stored on, or transported to or from, or Released on or from, any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries or, to the knowledge of the Borrower, any property adjoining or adjacent to any Real Property, where such generation, use, treatment, storage, transportation or Release has violated or could be reasonably expected to violate any applicable Environmental Law or give rise to an Environmental Claim.

                  (c) Notwithstanding anything to the contrary in this Section 7.18, the representations and warranties made in this Section 7.18 shall be untrue only if the effect of any or all conditions, violations, claims, restrictions, failures and noncompliances of the types described above could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  7.19 Labor Relations. Neither the Borrower nor any of its Subsidiaries is engaged in any unfair labor practice that could reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect. There is (i) no unfair labor practice complaint pending against the Borrower or any of its Subsidiaries or, to the knowledge of the Borrower, threatened against any of them, before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Borrower or any of its Subsidiaries or, to the knowledge of the Borrower, threatened against any of them, (ii) no strike, labor dispute, slowdown or stoppage pending against the Borrower or any of its Subsidiaries or, to the knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries and (iii) no union representation question existing with respect to the employees of the Borrower or any of its Subsidiaries, except (with respect to any matter specified in clause (i), (ii) or (iii) above, either individually or in the aggregate) such as could not reasonably be expected to have a Material Adverse Effect.

                  7.20 Intellectual Property, etc. The Borrower and each of its Subsidiaries owns or has the right to use all the patents, trademarks, permits, domain names, service marks, trade names, copyrights, licenses, franchises, inventions, trade secrets, proprietary information and know-how of any type, whether or not written (including, but not limited to, rights in computer programs and databases) and formulas, or rights with respect to the foregoing, and has obtained assignments of all leases, licenses and other rights of whatever nature, necessary for the present conduct of its business, without any known conflict with the rights of others which, or the failure to obtain which, as the case may be, would reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect.

                  7.21 Indebtedness. Schedule 5.18 sets forth a true and complete list of all Indebtedness (including Contingent Obligations) of the Borrower and its Subsidiaries as of the Initial Borrowing Date (after giving effect to the Transaction, but excluding the Loans and the Letters of Credit) and which is to remain outstanding after giving effect to the Transaction, in each case showing the aggregate principal amount thereof and the name of the respective borrower and any Credit Party or any of its Subsidiaries which directly or indirectly guarantees such debt.

                  7.22 Insurance. Schedule 7.22 sets forth a true and complete listing of all insurance maintained by the Borrower and its Subsidiaries as of the Initial Borrowing Date, with the amounts insured (and any deductibles) set forth therein.

                  7.23 Certain Agreements. (a) Neither the Borrower nor any of it Subsidiaries is a party to any agreement or instrument or subject to any corporate, partnership or limited liability company restriction, as the case may be, that, either individually or in the aggregate, has resulted in, or could reasonably be expected to result in, a Material Adverse Effect.

                  (b) Neither the Borrower nor any of its Subsidiaries is in default in any manner under any provision of any indenture or other agreement or instrument evidencing Indebtedness, or any other material agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound, if such default, either individually or in the aggregate, has had, or could reasonably be expected to have, a Material Adverse Effect.

                  SECTION 8. Affirmative Covenants. The Borrower hereby covenants and agrees that on and after the Effective Date and until the Total Commitment and all Letters of Credit have terminated and the Loans, Notes and Unpaid Drawings (in each case together with interest thereon), Fees and all other Obligations (other than indemnities described in Section 13.13 which are not then due and payable) incurred hereunder and thereunder, are paid in full:

                  8.01 Information Covenants. The Borrower will furnish to the Administrative Agent for distribution to each Lender:

                  (a) Quarterly Financial Statements. Within 45 days after the close of each of the first three quarterly accounting periods in each fiscal year of the Borrower, (i) the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such quarterly accounting period and the related consolidated statements of income and statement of cash flows for such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of such quarterly accounting period, in each case setting forth comparative figures for the corresponding quarterly accounting period in the prior fiscal year and comparable budgeted figures for such quarterly accounting period as set forth in the respective budget delivered pursuant to Section 8.01(d), all of which shall be certified by a Financial Officer of the Borrower that they fairly present in all material respects in accordance with GAAP the financial condition of the Borrower and its Subsidiaries as of the dates indicated and the results of their operations for the periods indicated, subject to normal year-end audit adjustments and the absence of footnotes, and (ii) management's discussion and analysis of the material operational and financial developments during such quarterly accounting period.

                  (b) Annual Financial Statements. Within 90 days after the close of each fiscal year of the Borrower, (i) the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year and the related consolidated statements of income and retained earnings and statement of cash flows for such fiscal year setting forth comparative figures for the preceding fiscal year and certified by KPMG LLP or other independent certified public accountants of recognized national standing reasonably acceptable to the Administrative Agent, together with a report of such accounting firm (which report shall not be subject to any "going concern" or like qualification or exception or any qualification or exception as to the scope of such audit), stating that in the course of its regular audit of the financial statements of the Borrower and its Subsidiaries, which audit was conducted in accordance with generally accepted auditing standards, such accounting firm obtained no knowledge of any Default or an Event of Default relating to financial or accounting matters which has occurred and is continuing or, if in the opinion of such accounting firm such a Default or an Event of Default has occurred and is continuing, a statement as to the nature thereof, and (ii) management's discussion and analysis of the material operational and financial developments during such fiscal year.

                  (c) Management Letters. Promptly after the Borrowers' or any of its Subsidiaries' receipt thereof, a copy of any "management letter" received from its certified public accountants and management's response thereto.

                  (d) Budgets. No later than 30 days following the first day of each fiscal year of the Borrower, a budget in form reasonably satisfactory to the Administrative Agent (including budgeted statements of income, sources and uses of cash and balance sheets for the Borrower and its Subsidiaries on a consolidated basis) for each of the four quarterly accounting periods of such fiscal year in the form delivered to the Borrower's board of directors, in each case setting forth, with appropriate discussion, the principal assumptions upon which such budget is based and a statement by a Financial Officer of the Borrower to the effect that the budget is a reasonable estimate for the periods covered thereby.

                  (e) Officer's Certificates. At the time of the delivery of the financial statements provided for in Sections 8.01(a) and (b), a compliance certificate from a Financial Officer of the Borrower in the form of Exhibit K certifying on behalf of the Borrower that, to such officer's knowledge after due inquiry, no Default or Event of Default has occurred and is continuing or, if any Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof, which certificate shall (i) set forth in reasonable detail the calculations required to establish whether the Borrower and its Subsidiaries were in compliance with the provisions of Sections 4.02(f), 4.02(g), 4.02(h), 9.01(vii), 9.01(xx), 9.01(xxi), 9.02(v),
9.03(ii), 9.03(iii), 9.03(vii), 9.04(v), 9.04(vi), 9.04(vii), 9.04(viii),
9.04(ix), 9.04(xi), 9.04(xii), 9.04(xiv), 9.05(ii), 9.05(v), 9.05(xii),
9.05(xiii) and Sections 9.07 through 9.11, inclusive, at the end of such fiscal quarter or year, as the case may be, and (ii) certify that there have been no changes to Annexes C through F, and Annexes I through K, in each case of the Security Agreement and Annexes A through F of the Pledge Agreement, in each case since the date that such Security Documents were executed and delivered or, if later, since the date of the most recent certificate delivered pursuant to this
Section 8.01(e), or if there have been any such changes, a list in reasonable detail of such changes (but, in each case with respect to this clause (ii), only to the extent that such changes are required to be reported to the Collateral Agent pursuant to the terms of such Security Documents) and whether the Borrower and the other Credit Parties have otherwise taken all actions required to be taken by them pursuant to such Security Documents in connections with any such changes.

                  (f) Notice of Default, Litigation and Material Adverse Effect. Promptly, and in any event within (I) three Business Days, in the case of succeeding clauses (i) and (iii) and (II) 30 days in the case of succeeding clause (ii) after any officer of the Borrower or any of its Subsidiaries obtains knowledge thereof, notice of (i) the occurrence of any event which constitutes a Default or an Event of Default, (ii) any litigation or governmental investigation or proceeding pending against the Borrower or any of its Subsidiaries (x) which, either individually (except for collisions and similar accidents involving trucks or other vehicles of the Borrower or any of its subsidiaries in the ordinary course of business which could not individually be reasonably expected to have a Material Adverse Effect) or in the aggregate, could reasonably be expected to have a Material Adverse Effect or (y) with respect to any Credit Document, or (iii) any other event, change or circumstance that has had, or could reasonably be expected to have, a Material Adverse Effect.

                  (g) Other Reports and Filings. Promptly after the filing or delivery thereof, copies of all financial information, definitive proxy materials and reports on Form 8-K, 10-K or 10-Q, if any, which the Borrower or any of its Subsidiaries shall publicly file with the Securities and Exchange Commission or any successor thereto (the "SEC") or deliver to holders (or any trustee, agent or other representative therefor) of its material Indebtedness (including the 5% Convertible Senior Notes, the Roadway Bonds and the New Senior Notes) pursuant to the terms of the documentation governing such Indebtedness.

                  (h) Environmental Matters. Promptly after any officer of the Borrower or any of its Subsidiaries obtains knowledge thereof, notice of one or more of the following environmental matters to the extent that such environmental matters, either individually or when aggregated with all other such environmental matters, could reasonably be expected to have a Material Adverse Effect:

                  (i) any pending or threatened Environmental Claim against the Borrower or any of its Subsidiaries or any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries;

                  (ii) any condition or occurrence on or arising from any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries that (a) results in noncompliance by the Borrower or any of its Subsidiaries with any applicable Environmental Law or (b) could reasonably be expected to form the basis of an Environmental Claim against the Borrower or any of its Subsidiaries or any such Real Property;

                  (iii) any condition or occurrence on any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries that could reasonably be expected to cause such Real Property to be subject to any restrictions on the ownership, lease, occupancy, use or transferability by the Borrower or any of its Subsidiaries of such Real Property under any Environmental Law; and

                  (iv) the taking of any removal or remedial action in response to the actual or alleged presence of any Hazardous Material on any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries as required by any Environmental Law or any governmental or other administrative agency; provided that in any event the Borrower shall deliver to each Lender all notices received by the Borrower or any of its Subsidiaries from any government or governmental agency under, or pursuant to, CERCLA which identify the Borrower or any of its Subsidiaries as potentially responsible parties for remediation costs or which otherwise notify the Borrower or any of its Subsidiaries of potential liability under CERCLA.

                  All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and the Borrower's or such Subsidiary's response thereto.

                  (i) Other Information. From time to time, such other information or documents (financial or otherwise) with respect to the Borrower or any of its Subsidiaries as the Administrative Agent or any Lender (through the Administrative Agent) may reasonably request.

                  8.02 Books, Records and Inspections. The Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and accounts in which full, true and correct entries in conformity with GAAP and all requirements of law shall be made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of its Subsidiaries to, permit officers and designated representatives of the Administrative Agent or any Lender (i) to visit and inspect upon reasonable prior notice (made through the Administrative Agent no more frequently than once in any twelve month period for any Lender unless an Event of Default shall have occurred and be continuing), under guidance of officers of the Borrower or such Subsidiary and during normal business hours, any of the properties of the Borrower or such Subsidiary, and (ii) to examine the books of account of the Borrower or such Subsidiary and discuss the affairs, finances and accounts of the Borrower or such Subsidiary with, and be advised as to the same by, its and their officers and independent accountants, upon reasonable prior notice and at such reasonable times and intervals and to such reasonable extent as the

Administrative Agent or any such Lender may reasonably request; provided, however, that the Borrower shall not be required to provide to the Lenders copies of any information if, in the reasonable judgment of the Borrower, such disclosure would constitute a waiver of the attorney client privilege.

                  8.03 Maintenance of Property; Insurance; Property Inspections.
(a) The Borrower will, and will cause each of its Subsidiaries to, (i) keep all property necessary and material to the business of the Borrower and its Subsidiaries in good working order and condition, ordinary wear and tear excepted in accordance with industry practice for companies similarly situated among similar properties and engaged in similar businesses as the Borrower and its Subsidiaries, (ii) not commit or permit any waste or deterioration (normal wear and tear excepted) of any Mortgaged Property, (iii) maintain with financially sound and reputable insurance companies insurance on all such property against all such risks as is consistent and in accordance with industry practice for companies similarly situated owning similar properties and engaged in similar businesses as the Borrower and its Subsidiaries, and (iv) furnish to the Administrative Agent, upon its request therefor, full information as to the insurance carried.

                  (b) The Borrower will, and will cause each of the other Credit Parties to, keep its property insured in favor of the Collateral Agent, and all policies or certificates (or certified copies thereof) with respect to (1) "All Risk" and business interruption insurance and (2) all general liability insurance policies of the Borrower each of the other Credit Parties (i) shall be endorsed to the Collateral Agent's satisfaction for the benefit of the Collateral Agent (including, without limitation, by naming the Collateral Agent as loss payee and/or additional insured), (ii) shall state that such insurance policies shall not be canceled or modified in any material respect without at least 30 days' prior written notice thereof by the respective insurer to the Collateral Agent; provided, however, that, if any such insurance policies are cancelled by the Borrower and replaced with comparable insurance contemporaneously with such cancellation, no such prior written notice shall be required, but in the event of such cancellation and replacement of insurance by the Borrower, the insurer that provided the cancelled policy shall give written notification of such cancellation and replacement to the Collateral Agent within ten Business Days after such cancellation and replacement, and (iii) shall be deposited with the Collateral Agent.

                  (c) If the Borrower or any of its Subsidiaries shall fail to maintain insurance in accordance with this Section 8.03, or if the Borrower or any of its Subsidiaries shall fail to so endorse and deposit all policies or certificates with respect thereto, the Administrative Agent shall have the right (but shall be under no obligation) to procure such insurance and the Borrower and the Borrower jointly agrees to reimburse the Administrative Agent for all reasonable costs and expenses of procuring such insurance.

                  (d) The Borrower will, and will cause each of its Subsidiaries to, pay for any and all reasonable fees, costs and expenses of whatever kind or nature incurred in connection with the creation, preservation or protection of the Lender's Liens on, and security interest in, the Mortgaged Properties, including, without limitation, all fees and taxes in connection with the recording or filing of instruments and documents in public offices (including stamp and mortgage recording taxes or other taxes imposed on the Collateral Agent by virtue of its ownership of each Mortgage), which are imposed upon the recording of each Mortgage or thereafter, all reasonable attorneys' fees, payment or discharge of any taxes or Liens upon or in respect of the

Mortgaged Properties, premiums for insurance with respect to the Mortgaged Properties and all other fees, costs and expenses in connection with protecting, maintaining or preserving the Mortgaged Properties and the Collateral Agent's interest therein, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions, suits or proceedings arising out of or relating to the Mortgaged Properties.

                  8.04 Existence; Franchises. The Borrower will, and will cause each of its Subsidiaries to, do or cause to be done, all things necessary to preserve and keep in full force and effect its existence and its rights, franchises, licenses, permits, copyrights, trademarks and patents; provided, however, that nothing in this Section 8.04 shall prevent (i) sales of assets, mergers and other transactions by the Borrower or any of its Subsidiaries in accordance with Section 9.02, (ii) the withdrawal by the Borrower or any of its Subsidiaries of its qualification as a foreign corporation, partnership or limited liability company, as the case may be, in any jurisdiction if such withdrawal could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or (iii) the lapse of any right, franchise, license, permit, copyright, trademark or patent if such lapse could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  8.05 Compliance with Statutes, etc. The Borrower will, and will cause each of its Subsidiaries to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls), except such noncompliances as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  8.06 Compliance with Environmental Laws. (a) The Borrower will comply, and will cause each of its Subsidiaries to comply, with all Environmental Laws and permits applicable to, or required by, the ownership, lease or use of its Real Property now or hereafter owned, leased or operated by the Borrower or any of its Subsidiaries, except such noncompliances as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and will promptly pay or cause to be paid all costs and expenses incurred in connection with such compliance, and will keep or cause to be kept all such Real Property free and clear of any Liens imposed pursuant to such Environmental Laws. Neither the Borrower nor any of its Subsidiaries will generate, use, treat, store, Release or dispose of, or permit the generation, use, treatment, storage, Release or disposal of Hazardous Materials on any Real Property now or hereafter owned, leased or operated by the Borrower or any of its Subsidiaries, or transport or permit the transportation of Hazardous Materials to or from any such Real Property, except for Hazardous Materials generated, used, treated, stored, Released or disposed of at any such Real Properties in compliance in all material respects with all applicable Environmental Laws and as required in connection with the normal operation, use and maintenance of the business or operations of the Borrower or any of its Subsidiaries.

                  (b) (i) After the receipt by the Administrative Agent or any Lender of any notice of the type described in Section 8.01(h), (ii) at any time that the Borrower or any of its Subsidiaries are not in compliance with Section 8.06(a) or (iii) in the event that the Administrative Agent or the Lenders have exercised any of the remedies pursuant to the last paragraph of Section 10, the Borrower will provide, at the sole expense of the Borrower and at the request of the Administrative Agent, an environmental site assessment report concerning (x) in the case of preceding clause (iii), any Real Property and (y) in the case of preceding clauses (i) or (ii), any Real Property concerned by the respective notice or non-compliance, owned, leased or operated by the Borrower or any of its Subsidiaries, prepared by an environmental consulting firm reasonably approved by the Administrative Agent, indicating the presence or absence of Hazardous Materials and the potential cost of any removal or remedial action in connection with such Hazardous Materials on such Real Property. If the Borrower fails to provide the same within 30 days after such request was made, the Administrative Agent may order the same, the cost of which shall be borne by the Borrower, and the Borrower shall grant and hereby grants to the Administrative Agent and the Lenders and their respective agents access to such Real Property and specifically grant the Administrative Agent and the Lenders an irrevocable non-exclusive license, subject to the rights of tenants, to undertake such an assessment at any reasonable time upon reasonable notice to the Borrower, all at the sole expense of the Borrower.

                  8.07 ERISA. As soon as possible and, in any event, within ten (10) days after the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate knows or has reason to know of the occurrence of any of the following, the Borrower will deliver to each of the Lenders a certificate of a Financial Officer of the Borrower setting forth the full details as to such occurrence and the action, if any, that the Borrower, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given or filed by the Borrower, such Subsidiary, the plan administrator or such ERISA Affiliate to or with the PBGC or any other governmental agency, or a plan participant and any notices received by the Borrower, such Subsidiary or such ERISA Affiliate from the PBGC or any other government agency, or a plan participant with respect thereto:

                  (i) that a Reportable Event has occurred (except to the extent that the Borrower has previously delivered to the Lenders a certificate and notices (if any) concerning such event pursuant to the next clause hereof);

                  (ii) that a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA is subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph (b)(1) thereof), and an event described in subsection .62, .63, .64, .65, .66, .67 or .68 of PBGC Regulation
         Section 4043 is reasonably expected to occur with respect to such Plan within the following 30 days;

                  (iii) that an accumulated funding deficiency, within the meaning of Section 412 of the Code or Section 302 of ERISA, has been incurred or an application may be or has been made for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under
         Section 412 of the Code or Section 303 or 304 of ERISA with respect to a Plan;

                  (iv) that any contribution required to be made by the Borrower, a Subsidiary of the Borrower or an ERISA Affiliate with respect to a Plan, Welfare Benefit Plan, Multiemployer Plan or Foreign Pension Plan has not been timely made and the failure to timely contribute could result in the imposition of a lien on the assets of the Borrower, a

         Subsidiary of the Borrower or an ERISA Affiliate, the granting of a security interest or a risk of the Borrower, a Subsidiary of the Borrower or an ERISA Affiliate incurring a material liability;

                  (v) that a Plan, or to the Borrower's knowledge, a Multiemployer Plan has been or will be terminated under Section 4042 of ERISA or in a distress termination under Section 4041(c) of ERISA, reorganized, partitioned or declared insolvent under Title IV of ERISA;

                  (vi) that a Plan subject to Title IV of ERISA has an Unfunded Current Liability which when added to the aggregate amount of Unfunded Current Liabilities with respect to all other such Plans, exceeds the aggregate amount of such Unfunded Current Liabilities that existed on the Effective Date by $40,000,000;

                  (vii) that proceedings could reasonably be expected to be or have been instituted by the PBGC to terminate or appoint a trustee to administer a Plan which is subject to Title IV of ERISA;

                  (viii) that a proceeding has been instituted pursuant to
         Section 515 of ERISA to collect a delinquent contribution to a Plan;

                  (ix) that the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate will incur any liability (including any indirect, contingent, or secondary liability) to or on account of the termination of or withdrawal from a Plan or Multiemployer Plan under Section 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or with respect to a Plan under Section 401(a)(29), 4971, 4975 or 4980 of the Code or Section 409, 502(i) or 502(l) of ERISA or with respect to a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) under Section 4980B of the Code, in each case, that could reasonably be expected to have a Material Adverse Effect either individually or in the aggregate; or

                  (x) that the Borrower or any Subsidiary of the Borrower will incur any material liability pursuant to any Welfare Benefit Plan that provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any Foreign Pension Plan in addition to the liability that existed on the Effective Date pursuant to any such plan or plans.

Upon request by a Lender, the Borrower will deliver to each of the Lenders copies of any records, documents or other information that must be furnished to the PBGC with respect to any Plan pursuant to Section 4010 of ERISA. Upon request by a Lender, the Borrower will also deliver to such Lender a complete copy of the annual report (on Internal Revenue Service Form 5500-series) of each Plan and Welfare Benefit Plan (including, to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information) required to be filed with the Internal Revenue Service. In addition to any certificates or notices delivered to the Lenders pursuant to the first sentence hereof, copies of annual reports and any records, documents or other material information required to be furnished to the PBGC or any other governmental agency, and any material notices received by the

Borrower, any Subsidiary of the Borrower or any ERISA Affiliate with respect to any Plan, Multiemployer Plan, Welfare Benefit Plan or Foreign Pension Plan or received from any governmental agency or plan administrator or sponsor or trustee with respect to any Multiemployer Plan, shall be delivered to the Lenders no later than ten (10) days after the date such records, documents and/or information has been furnished to the PBGC or any other governmental agency or such notice has been received by the Borrower, the respective Subsidiary or the ERISA Affiliate, as applicable, in each case, provided that such documents, information or notices relate to a situation that could reasonably be expected to result in a material liability to the Borrower or any Subsidiary of the Borrower and provided further that such documents, information or notices shall be redacted as necessary to comply with medical privacy laws or other applicable privacy laws. The Borrower will ensure, and cause each of its applicable Subsidiaries to ensure, that all Foreign Pension Plans administered by it or into which it makes payments obtains or retains (as applicable) registered status under and as required by applicable law and is administered in a timely manner in all respects in compliance with all applicable laws except where the failure to do any of the foregoing could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  (b) None of the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate shall take any action to partially or completely withdraw from a Multiemployer Plan that is subject to Title IV of ERISA.

                  (c) If, at any time after the Initial Borrowing Date, the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate maintains, or contributes to (or incurs an obligation to contribute to), a pension plan as defined in Section 3(2) of ERISA which is not set forth in Schedule 7.10, as it may be updated from time to time, then the Borrower shall deliver to the Lenders an updated Schedule 7.10 as soon as possible and, in any event, within ten (10) days after the Borrower, such Subsidiary or such ERISA Affiliate maintains, or contributes to (or incurs an obligation to contribute to), such pension plan. Such updated Schedule 7.10 shall supercede and replace the existing Schedule 7.10.

                  8.08 End of Fiscal Years; Fiscal Quarters. The Borrower will cause each of their fiscal years to end on the last day of December of each year and each of its fiscal quarters to end on dates which are consistent with a December 31 fiscal year.

                  8.09 Performance of Obligations. The Borrower will, and will cause each of its Subsidiaries to, perform all of its obligations under the terms of each mortgage, indenture, security agreement, loan agreement or credit agreement and each other agreement, contract or instrument by which it is bound, except such non-performances as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  8.10 Payment of Taxes. The Borrower will pay and discharge, and will cause each of its Subsidiaries to pay and discharge, all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a Lien or charge upon any properties of the Borrower or any of its Subsidiaries not otherwise permitted under Section 9.01(i); provided that neither the Borrower nor any of its Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with GAAP.

                  8.11 Use of Proceeds. The Borrower will use the proceeds of the Loans only as provided in Section 7.08.

                  8.12 Additional Security; Further Assurances; etc. (a) The Borrower will, and will cause each of the other Credit Parties that are Subsidiaries of the Borrower to, grant to the Collateral Agent for the benefit of the Secured Creditors security interests and Mortgages in such assets and properties of the Borrower and such other Credit Parties that are Subsidiaries of the Borrower as are not covered by the original Security Documents and as may be reasonably requested from time to time by the Administrative Agent or the Required Lenders (collectively, the "Additional Security Documents"), provided that the Borrower and the other Credit Parties shall not be obligated to grant a Mortgage on Real Property if the fair market value thereof (as determined in good faith by the Borrower) is less than $500,000. All such security interests and Mortgages shall be granted pursuant to documentation reasonably satisfactory in form and substance to the Administrative Agent and shall constitute valid and enforceable perfected security interests and Mortgages superior to and prior to the rights of all third Persons and subject to no other Liens except for Permitted Liens. The Additional Security Documents or instruments related thereto shall have been duly recorded or filed in such manner and in such places as are required by law to establish, perfect, preserve and protect the Liens in favor of the Collateral Agent required to be granted pursuant to the Additional Security Documents and all taxes, fees and other charges payable in connection therewith shall have been paid in full.

                  (b) The Borrower will, and will cause each of the other Credit Parties that are Subsidiaries of the Borrower to, at the expense of the Borrower, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney (to the extent necessary to establish, perfect, preserve, protect and enforce the Liens and their relative priorities in favor of the Collateral Agent), certificates, real property surveys, reports, landlord waivers, bailee agreements, control agreements and other assurances or instruments and take such further steps relating to the Collateral covered by any of the Security Documents as the Collateral Agent may reasonably require. Furthermore, the Borrower will, and will cause the other Credit Parties that are Subsidiaries of the Borrower to, deliver to the Collateral Agent such opinions of counsel, title insurance and other related documents as may be reasonably requested by the Administrative Agent to assure itself that this Section 8.12 has been complied with.

                  (c) If the Administrative Agent or the Required Lenders reasonably determine that they are required by law or regulation to have appraisals prepared in respect of any Real Property of the Borrower and its Subsidiaries constituting Collateral, the Borrower will, at its own expense, provide to the Administrative Agent appraisals which satisfy the applicable requirements of the Real Estate Appraisal Reform Amendments of the Financial Institution Reform, Recovery and Enforcement Act of 1989, as amended, and which shall otherwise be in form and substance reasonably satisfactory to the Administrative Agent.

                  (d) The Borrower agrees that each action required by clauses
(a) through (c) of this Section 8.12 shall be completed as soon as possible, but in no event later than 60 days after such action is requested to be taken by the Administrative Agent or the Required Lenders; provided that, in no event will the Borrower or any of its Subsidiaries be required to take any action, other than using its best efforts, to obtain consents from third parties with respect to its compliance with this Section 8.12.

                  8.13 Ownership of Subsidiaries; etc. Except (i) as otherwise permitted by the express terms of this Agreement (ii) for directors' qualifying shares and (iii) as set forth on Schedule 7.14, the Borrower will, and will cause each of its Subsidiaries to, own 100% of the capital stock and other equity interests of each of their Subsidiaries.

                  8.14 Permitted Acquisitions. (a) Subject to the provisions of this Section 8.14 and the requirements contained in the definition of Permitted Acquisition, the Borrower and each of its Wholly-Owned Subsidiaries may from time to time effect Permitted Acquisitions, so long as (in each case except to the extent the Required Lenders otherwise specifically agree in writing in the case of a specific Permitted Acquisition): (i) no Default or Event of Default shall have occurred and be continuing at the time of the consummation of the proposed Permitted Acquisition or immediately after giving effect thereto; (ii) calculations are made by the Borrower with respect to the financial covenants contained in Sections 9.08 through 9.11, inclusive, for the respective Calculation Period on a Pro Forma Basis as if the respective Permitted Acquisition (as well as all other Permitted Acquisitions theretofore consummated after the first day of such Calculation Period) had occurred on the first day of such Calculation Period, and such calculations shall show that such financial covenants would have been complied with if the Permitted Acquisition had occurred on the first day of such Calculation Period; (iii) all representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Permitted Acquisition (both before and after giving effect thereto), unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date; (iv) the aggregate consideration (including, without limitation, (I) the aggregate principal amount of any Indebtedness assumed, refinanced, incurred or issued in connection therewith and (II) the aggregate amount paid and reasonably expected to be paid (based on good faith projections prepared by the Borrower) pursuant to any non-compete, consulting or purchase price adjustments) payable for any one proposed Permitted Acquisition (or series of related Permitted Acquisitions) does not exceed $100,000,000 and (v) the Borrower shall have delivered to the Administrative Agent and each Lender a certificate executed by one of its Financial Officers certifying compliance with the requirements of preceding clauses (i) through (iv), inclusive, and containing the calculations (in reasonable detail) required by preceding clauses
(ii), (iv) and (v).

                  (b) At the time of (or within 30 days after the consummation of) each Permitted Acquisition involving the creation or acquisition of a Subsidiary, or the acquisition of capital stock or other equity interest of any Person, the capital stock or other equity interests thereof created or acquired in connection with such Permitted Acquisition shall be pledged for the benefit of the Secured Creditors pursuant to (and to the extent required by) the Pledge Agreement.

                  (c) The Borrower will cause each Domestic Subsidiary which is formed to effect, or is acquired pursuant to, a Permitted Acquisition to comply with, and to execute and deliver all of the documentation as and to the extent required by, Sections 8.12 and 9.15, to the reasonable satisfaction of the Administrative Agent.

                  (d) The consummation of each Permitted Acquisition shall be deemed to be a representation and warranty by the Borrower that the certifications pursuant to this Section 8.14 are true and correct and that all conditions thereto have been satisfied and that same is permitted in accordance with the terms of this Agreement, which representation and warranty shall be deemed to be a representation and warranty for all purposes hereunder, including, without limitation, Sections 7 and 10.

                  (e) Nothing in this Section 8.14 shall limit, restrict, prohibit or otherwise affect Capital Expenditures otherwise permitted pursuant to Section 9.07.

                  8.15 Permitted Receivables Facility Transaction. The Borrower and/or one or more other Receivables Sellers may enter into a Permitted Receivables Facility (which complies with the definition of Permitted Receivables Facility contained herein) to provide financing to the Borrower for the sale of Permitted Receivables Facility Assets to a Receivables Entity (which shall be established in accordance with, and meet the requirements of, the definition of a Receivables Entity contained herein), so long as on the Permitted Receivables Facility Transaction Date all requirements of this Section
8.15 have been satisfied and the Permitted Receivables Facility and related transactions comply with the respective defined terms as used in this Section
8.15. On the Permitted Receivables Facility Transaction Date, (i) there shall have been delivered to the Administrative Agent and the Lenders true and correct copies of all Permitted Receivables Facility Documents, certified as such by an officer of the Borrower, and all of the terms and conditions of the Permitted Receivables Facility Documents shall be in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders, (ii) the Permitted Receivables Facility Transaction, including all of the terms and conditions thereof, shall have been duly approved by the Board of Directors of the Borrower, and all Permitted Receivables Facility Documents shall be in full force and effect, (iii) each of the conditions precedent to the consummation of the Permitted Receivables Facility Transaction shall have been satisfied and not waived except with the consent of the Administrative Agent (such consent not to be unreasonably withheld) (iv) each of the representations and warranties of the Receivables Sellers and the Receivables Entity contained in the Permitted Receivables Facility Documents shall be true and correct in all material respects, (v) the Permitted Receivables Facility Transaction shall have been consummated in all material respects in accordance with applicable law and the Permitted Receivables Facility Documents, (vi) no Default or Event of Default shall be in effect upon the Permitted Receivables Facility Transaction Date (either before or after giving effect to the transactions contemplated by the Permitted Receivables Facility Documents) and (vii) the Borrower and/or the other Receivables Sellers shall have received the Initial Permitted Receivables Facility Proceeds and used the same to make any reduction in the Total Revolving Loan Commitment and/or repayment of the Term Loan, to the extent required by
Section 4.02(a)(i).

                  SECTION 9. Negative Covenants. The Borrower hereby covenants and agrees that on and after the Effective Date and until the Total Commitment and all Letters of Credit have terminated and the Loans, Notes and Unpaid Drawings (in each case, together with interest thereon), Fees and all other Obligations (other than any indemnities described in Section 13.13 which are not then due and payable) incurred hereunder and thereunder, are paid in full:

                  9.01 Liens. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets (real or personal, tangible or intangible) of the Borrower or any of its Subsidiaries, whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable with recourse to the Borrower or any of its Subsidiaries), or assign any right to receive income or permit the filing of any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute; provided that the provisions of this Section 9.01 shall not prevent the creation, incurrence, assumption or existence of the following (Liens described below are herein referred to as "Permitted Liens"):

                  (i) inchoate Liens for taxes, assessments or governmental charges or levies not yet due or Liens for taxes, assessments or governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with GAAP;

                  (ii) Liens in respect of property or assets of the Borrower or any of its Subsidiaries imposed by law, which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers', warehousemen's, materialmen's and mechanics' liens and other similar Liens arising in the ordinary course of business, and (x) which do not in the aggregate materially detract from the value of the Borrower's and its Subsidiaries' property or assets taken as a whole or materially impair the use thereof in the operation of the business of the Borrower and its Subsidiaries taken as a whole or (y) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien;

                  (iii) Liens in existence on the Initial Borrowing Date which are listed, and the property subject thereto described, in Schedule 9.01, plus renewals, replacements and extensions of such Liens provided that (x) the aggregate principal amount of the Indebtedness, if any, secured by such Liens does not increase from that amount outstanding at the time of any such renewal, replacement or extension and (y) any such renewal, replacement or extension does not encumber any additional assets or properties of the Borrower or any of its Subsidiaries;

                  (iv) Liens created pursuant to the Security Documents (including, without limitation, the Liens created on the assets of Roadway and its Subsidiaries securing the Roadway Bonds);

                  (v) licenses, sublicenses, leases or subleases granted to other Persons not materially interfering with the conduct of the business of the Borrower and its Subsidiaries taken as a whole;

                  (vi) Liens upon assets of the Borrower or any of its Subsidiaries subject to Capitalized Lease Obligations to the extent such Capitalized Lease Obligations are permitted by Section 9.04(v), provided that (x) such Liens only serve to secure the payment of Indebtedness arising under such Capitalized Lease Obligation and (y) the Lien encumbering the assets giving rise to the Capitalized Lease Obligation does not encumber any other asset of the Borrower or any Subsidiary of the Borrower other than related insurance receivables and other proceeds thereof;

                  (vii) Liens placed upon assets acquired after the Initial Borrowing Date and used in the ordinary course of business of the Borrower and its Subsidiaries and placed at the time of the acquisition thereof by the Borrower or one of its Subsidiaries or within 90 days thereafter to secure Indebtedness incurred to pay all or a portion of the purchase price thereof or to secure Indebtedness incurred solely for the purpose of financing the acquisition of any such assets or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount, provided that (x) the aggregate amount of all Indebtedness secured by such Liens when added to the aggregate amount of Capitalized Lease Obligations permitted under Section 9.04(v) does not exceed $100,000,000 at any time outstanding and (y) in all events, the Lien encumbering the asset so acquired does not encumber any other asset of the Borrower or any of its Subsidiaries other than related insurance receivables and other proceeds thereof;

                  (viii) easements, rights-of-way, restrictions (including, without limitation, deed restrictions and zoning restrictions), encroachments, licenses, restrictive covenants and other similar charges or encumbrances, and minor title deficiencies, in each case not securing Indebtedness and not materially interfering with the conduct of the business of the Borrower or any of its Subsidiaries;

                  (ix) Liens arising from precautionary UCC financing statement filings regarding operating leases;

                  (x) Liens arising out of the existence of judgments, attachments, appeal bonds or awards in respect of which the Borrower or any of its Subsidiaries shall in good faith be prosecuting an appeal or proceedings for review and in respect of which there shall have been secured a subsisting stay of execution pending such appeal or proceedings;

                  (xi) statutory and common law landlords' liens under leases to which the Borrower or any of its Subsidiaries is a party;

                  (xii) Liens (other than Liens imposed under ERISA) (x) incurred in the ordinary course of business in connection with workers compensation claims, unemployment insurance and social security benefits and (y) securing the performance of bids, tenders, leases and contracts in the ordinary course of business, statutory obligations (other than excise taxes), surety bonds, performance bonds, customs bonds and other obligations of a like nature incurred in the ordinary course of business (exclusive of obligations in respect of the payment for borrowed money);

                  (xiii) Permitted Encumbrances;

                  (xiv) Liens on property or assets acquired pursuant to a Permitted Acquisition, or on property or assets of a Subsidiary of the Borrower in existence at the time such Subsidiary is acquired pursuant to a Permitted Acquisition, provided that (x) the Indebtedness that is secured by such Liens is permitted under Section 9.04(ix), and (y) such Liens are not incurred in connection with, or in contemplation or anticipation of, such Permitted Acquisition and do not attach to any other asset of the Borrower or any of its Subsidiaries;

                  (xv) Liens in favor of customs and revenue authorities arising as a matter of law to secure the payment of customs duties in connection with the importation of goods (including, without limitation, in respect of any value added tax obligations);

                  (xvi) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Borrower or any of its Subsidiaries in the ordinary course of business in accordance with the past practices of the Borrower and its Subsidiaries;

                  (xvii) Liens created under Permitted Receivables Facilities;

                  (xviii) Liens on deposit accounts (and the money or instruments deposited therein) of the Borrower or any Subsidiary in favor depositary banks where any such deposit accounts are maintained arising pursuant to rights of setoff, revocation, refund or chargeback of such depositary bank;

                  (xix) Liens on property or assets of Foreign Subsidiaries securing Indebtedness permitted under Section 9.04(xii);

                  (xx) Liens on property or assets of Foreign Subsidiaries securing obligations of Foreign Subsidiaries which do not constitute Indebtedness, provided that the aggregate amount of the obligations secured by such Liens shall not exceed at any time outstanding in the aggregate $10,000,000; and

                  (xxi) Liens not otherwise permitted by the foregoing paragraphs (i) through (xx) to the extent attaching to properties and assets not constituting Collateral at such time and with an aggregate fair value not in excess of, and securing liabilities not in excess of, $50,000,000 in the aggregate at any time outstanding.

In connection with the granting of Liens of the type described in clauses (vi),
(vii) (xiv) and (xvii) of this Section 9.01 by the Borrower or any of its Subsidiaries, the Administrative Agent and the Collateral Agent shall be authorized to take any actions deemed appropriate by it in connection therewith (including, without limitation, by executing appropriate lien releases or lien subordination agreements in favor of the holder or holders of such Liens, in either case solely with respect to the item or items of assets subject to such Liens).

                  9.02 Consolidation, Merger, Purchase or Sale of Assets, etc. The Borrower will not, and will not permit any of its Subsidiaries to, wind up, liquidate or dissolve its affairs or enter into any partnership, joint venture, or transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of all or any part of its property or assets, or enter into any sale-leaseback transactions, or purchase or otherwise acquire (in one or a series of related transactions) any part of the property or assets (other than purchases or other acquisitions of inventory, materials, equipment and intangible assets in the ordinary course of business; provided that any such purchase or acquisition does not constitute a Capital Expenditure) of any Person, except that:

                  (i) Capital Expenditures by the Borrower and its Subsidiaries shall be permitted to the extent not in violation of Section 9.07;

                  (ii) each of the Borrower and its Subsidiaries may make sales of inventory in the ordinary course of business;

                  (iii) Investments may be made to the extent permitted by
         Section 9.05;

                  (iv) each of the Borrower and its Subsidiaries may sell or otherwise dispose of obsolete, uneconomic or worn-out assets (including trucks, tractors, tires, trailers or terminals and related equipment and real property and related fixtures) in the ordinary course of business and consistent with past practices of the Borrower and its Subsidiaries;

                  (v) the Borrower and its Subsidiaries may sell assets (other than the capital stock or other equity interests of any Subsidiary unless all of the capital stock and other equity interests of such Subsidiary then owned by the Borrower and its Subsidiaries are sold in a sale permitted by this clause (v), or if less than all of such capital stock or other equity interests are sold, then the securities retained shall be deemed an Investment subject to the limitations set forth in Section 9.05), so long as (v) no Default or Event of Default then exists or would result therefrom, (w) each such sale is in an arm's-length transaction and the Borrower or the respective Subsidiary receives at least fair market value (as determined in good faith by the Borrower or such Subsidiary, as the case may be), (x) the consideration received by the Borrower or such Subsidiary consists of at least 80% cash and is paid at the time of the closing of such sale, (y) the Net Sale Proceeds therefrom are applied and/or reinvested as (and to the extent) required by Section 4.02(f) and (z) the aggregate amount of the proceeds received from all assets sold pursuant to this clause (v) shall not exceed $75,000,000 in any fiscal year of the Borrower;

                  (vi) each of the Borrower and its Subsidiaries may lease (as lessee) or license (as licensee) real or personal property (so long as any such lease or license does not create a Capitalized Lease Obligation except to the extent permitted by Section 9.04(v));

                  (vii) each of the Borrower and its Subsidiaries may sell or discount, in each case without recourse and in the ordinary course of business, accounts receivable and related promissory notes arising in the ordinary course of business, but only in connection with the compromise or collection thereof and not as part of any financing transaction or bulk sale;

                  (viii) each of the Borrower and its Subsidiaries may grant licenses, sublicenses, leases or subleases to other Persons not materially interfering with the conduct of the business of the Borrower and its Subsidiaries taken as a whole, in each case so long as no such grant otherwise restricts any Credit Party's right to grant a lien on such assets or property in favor of the Collateral Agent;

                  (ix) (I) any Wholly-Owned Subsidiary of the Borrower may merge with and into, or be dissolved or liquidated into, or transfer any of its assets to, the Borrower or any Wholly-Owned Domestic Subsidiary of the Borrower which is a Subsidiary Guarantor so long as (i) in the case of any such merger, dissolution or liquidation involving the Borrower, the Borrower is the surviving corporation of any such merger, dissolution or liquidation, (ii) in all other cases, a Wholly-Owned Domestic Subsidiary which is a Subsidiary Guarantor is the surviving corporation of any such merger, dissolution or liquidation, (iii) in all cases, the security interests granted to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Security Documents in the assets of such Subsidiary shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such merger, dissolution or liquidation), (iv) in the case of any such transaction pursuant to which any consideration is paid to a Person that is not a Wholly-Owned Subsidiary of the Borrower, such consideration shall be permitted to be paid at such time only to the extent that it could otherwise have been paid pursuant to (and the Borrower shall be required to satisfy the provisions of) Section 9.03(i)(y) and (II) any Wholly-Owned Foreign Subsidiary may be merged with or into any other Wholly-Owned Foreign Subsidiary and (v) so long as the Roadway Bonds are outstanding and except for the Merger, neither Roadway nor any Domestic Subsidiary of Roadway shall be permitted to merge with or into, or be dissolved or liquidated into, the Borrower or any Subsidiary of the Borrower other than Roadway or a Subsidiary of Roadway;

                  (x) Permitted Acquisitions may be made to the extent permitted by Section 8.14;

                  (xi) on and after the Permitted Receivables Facility Transaction Date for a Permitted Receivable Transaction, the relevant Receivables Sellers may (x) contribute cash to the relevant Receivables Entity the proceeds of which are used to acquire Permitted Receivables Facility Assets from such Receivables Sellers and (y) transfer and reacquire Permitted Receivables Facility Assets to and from such Receivables Entity, in each case pursuant to, and in accordance with the terms of, the relevant Permitted Receivables Facility Documents, provided that at no time may the aggregate principal amount of the Attributable Receivable Indebtedness exceed $300,000,000;

                  (xii) on and after the Permitted Receivables Facility Transaction Date for a Permitted Receivable Transaction, the relevant Receivables Entity may transfer and reacquire Permitted Receivables Facility Assets (to the extent acquired from the Receivables Sellers as provided in clause (xi) above) pursuant to, and in accordance with the terms of, the relevant Permitted Receivables Facility Documents, provided that at no time may the aggregate principal amount of the Attributable Receivable Indebtedness exceed $300,000,000; and

                  (xiii) the Borrower and its Subsidiaries may sell or exchange specific items of equipment, real property and related fixtures so long as the purpose of each such sale or exchange is to acquire (and results within 90 days of such sale or exchange in the acquisition of) replacement items of equipment, real property and related fixtures which are the functional equivalent of the item of equipment, real property and related fixtures so sold or exchanged.

To the extent the Required Lenders waive the provisions of this Section 9.02 with respect to the sale of any Collateral, or any Collateral is sold as permitted by this Section 9.02 (other than to the Borrower or a Subsidiary thereof), such Collateral shall be sold free and clear of the Liens created by the Security Documents, and the Administrative Agent and the Collateral Agent shall be authorized to take any actions deemed appropriate in order to release Liens created by any of the Security Documents or otherwise to effect the foregoing.

                  9.03 Dividends. The Borrower will not, and will not permit any of its Subsidiaries to, authorize, declare or pay any Dividends with respect to the Borrower or any of its Subsidiaries, except that:

                  (i) any Subsidiary of the Borrower may (x) pay cash Dividends to the Borrower or to any Wholly-Owned Subsidiary of the Borrower and
         (y) if such Subsidiary is not a Wholly-Owned Subsidiary of the Borrower, pay cash Dividends to its shareholders generally so long as the Borrower or its respective Subsidiary which owns the equity interest or interests in the Subsidiary paying such Dividends receives at least its proportionate share thereof (based upon its relative holdings of equity interests in the Subsidiary paying such Dividends and taking into account that the relative preferences, if any, of the various classes of equity interests in such Subsidiary);

                  (ii) so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom (both before and after giving effect to the payment thereof), the Borrower may repurchase outstanding shares of its common stock (or options or warrants or other rights to purchase such common stock) from, and following the death, disability, retirement or termination of employment of, employees, officers or directors of the Borrower or any of its Subsidiaries (as well as from any such employee's, officer's or director's estates and heirs), provided that (x) all amounts used to effect such repurchases are obtained by the Borrower from a substantially concurrent issuance of its common stock (or options to purchase such common stock) to other employees, members of management, executive officers or directors of the Borrower or any of its Subsidiaries or (y) to the extent the proceeds used to effect any repurchase pursuant to this clause (ii) are not obtained as described in preceding clause (x), the aggregate amount of Dividends paid by the Borrower pursuant to this clause (ii) (exclusive of amounts paid as described pursuant to preceding clause (x)) shall not exceed $10,000,000 in any fiscal year of the Borrower, provided that any unused amount thereof may be carried forward and utilized for such purposes in any succeeding fiscal year of the Borrower;

                  (iii) so long as no Default or Event of Default shall have occurred and be continuing at the time of such Dividend or would result therefrom, the Borrower and its Subsidiaries may make offsets against and purchases of Equity Interests of the Borrower in satisfaction of customary indemnification and purchase price adjustment obligations owed to the Borrower and its Subsidiaries under acquisition agreements in which Equity

         Interests of the Borrower was issued as consideration for the acquisition, provided that (x) substantially all of the consideration offered by the Borrower or any of its Subsidiaries in connection with any such purchase is the relief, satisfaction or waiver of claims of the Borrower or such Subsidiary under any such acquisition agreement,
         (y) the amount of any such offsets and purchases in any fiscal year of the Borrower does not exceed $15,000,000 and (z) no such consideration paid for Equity Interests of the Borrower by the Borrower or any of its Subsidiaries constitutes cash or Cash Equivalents;

                  (iv) the Borrower may pay Dividends in the form of Qualified Preferred Stock or warrants, rights or options to acquire Equity Interests of the Borrower including, without limitation, pursuant to a stock split or stock dividend effected by the Borrower;

                  (v) the Borrower may purchase, redeem, retire or otherwise acquire any of its Equity Interests in exchange for Qualified Preferred Stock;

                  (vi) so long as no Default or Event of Default shall have occurred and be continuing at the time of such Dividend or would result therefrom, the Borrower may repurchase outstanding shares of its Equity Interests in connection with the Borrower's deferred compensation plans or employee benefit plans for tax withholding or pursuant to the cashless exercise of stock options or warrants in connection with customary and reasonable employee compensation programs to the extent the same are treated as expenses in calculating Consolidated Net Income; provided that to the extent such same are not treated as expenses, such purchases do not exceed $10,000,000 in any fiscal year of Borrower; and

                  (vii) the Borrower and its Subsidiaries may pay Dividends so long as (A) no Default or Event of Default shall have occurred and be continuing at the time of such Dividend or would result therefrom, (B) the Senior Secured Leverage Ratio of the Borrower and its Subsidiaries after giving effect to such Dividend would be less than 1.00:1.00 and
         (C) the amount of such Dividend together with all other Dividends made pursuant to this Section 9.03 would not exceed the sum of:

                           (w) 50% of the Consolidated Net Income accrued during
                  the period (treated as one accounting period) from the Initial Borrowing Date to the end of the most recent fiscal quarter ending at least 45 days prior to the date of such Dividend (or, in case such Consolidated Net Income shall be a deficit, less 100% of such deficit), less 100% of the amount of any write-downs, write-offs, other negative revaluations and other negative extraordinary charges not otherwise reflected in Consolidated Net Income during such period excluding, for all purposes of this clause (w), items treated as balance sheet adjustments in respect of foreign currency translations; plus

                           (x) the aggregate Net Equity Proceeds received by the
                  Borrower or any of its Subsidiaries from the issue or sale of its equity (other than an issuance or sale to a Subsidiary or an employee stock ownership plan) after the Initial Borrowing Date; plus

                           (y) $50,000,000, less

                           (z) the aggregate amount of Investments made in
                  reliance on the provisions of Section 9.05(xiii)(B).

                  9.04 Indebtedness. The Borrower will not, and will not permit any of its Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness, except:

                  (i) Indebtedness incurred pursuant to this Agreement and the other Credit Documents;

                  (ii) Existing Indebtedness outstanding on the Initial Borrowing Date and listed on Schedule 5.18 (as reduced by any permanent repayments of principal thereof), and any subsequent refinancing, renewal, replacement or extension of such Indebtedness by the existing obligors thereunder, provided that the aggregate principal amount of the Indebtedness to be extended, renewed, replaced or refinanced does not increase from that amount outstanding at the time of any such extension, renewal, replacement or refinancing;

                  (iii) Indebtedness of the Borrower or any of its Subsidiaries under Interest Rate Protection Agreements entered into with respect to other Indebtedness permitted under this Section 9.04 so long as the entering into of such Interest Rate Protection Agreements are bona fide hedging activities and are not for speculative purposes;

                  (iv) Indebtedness of the Borrower or any of its Subsidiaries under Other Hedging Agreements providing protection to the Borrower and its Subsidiaries against fluctuations in currency values or commodity prices in connection with the Borrower's or any of its Subsidiaries' operations so long as the entering into of such Other Hedging Agreements are bona fide hedging activities and are not for speculative purposes;

                  (v) Indebtedness of the Borrower and its Subsidiaries (A) evidenced by Capitalized Lease Obligations or (B) secured by Liens permitted pursuant to Section 9.01(vii), provided that in no event shall the sum of the aggregate principal amount of all Capitalized Lease Obligations when added to the aggregate amount of Indebtedness secured by Liens permitted by Section 9.01(vii) exceed $100,000,000 at any time outstanding;

                  (vi) Indebtedness of the Credit Parties under the New Senior Notes and the other New Senior Note Documents in an aggregate principal amount not to exceed $150,000,000 (less the amount of any repayments of principal thereof made after the Initial Borrowing Date);

                  (vii) Indebtedness of the Borrower and the other Credit Parties under the 5% Contingent Convertible Senior Notes in an aggregate principal amount not to exceed $250,000,000 (less the amount of any repayments of principal thereof made after the Initial Borrowing
         Date);

                  (viii) (x) Indebtedness of the Borrower, Roadway and the Subsidiaries of Roadway under the Roadway Bonds in an aggregate principal amount not to exceed $225,000,000 (less the amount of any repayments of principal thereof made after the issuance thereof) or (y) Indebtedness pursuant to a Permitted Roadway Bond Refinancing;

                  (ix) Indebtedness of a Subsidiary of the Borrower acquired pursuant to a Permitted Acquisition (or Indebtedness assumed at the time of a Permitted Acquisition of an asset securing such Indebtedness), provided that (x) such Indebtedness was not incurred in connection with, or in anticipation or contemplation of, such Permitted Acquisition, (y) such Indebtedness does not constitute debt for borrowed money, it being understood and agreed that Capitalized Lease Obligations and purchase money Indebtedness shall not constitute debt for borrowed money for purposes of this clause (y) and (z) the aggregate principal amount of all Indebtedness permitted by this clause
         (ix) shall not exceed at any time outstanding $25,000,000 unless all of the terms and conditions of such Indebtedness are reasonably acceptable to the Administrative Agent;

                  (x) intercompany Indebtedness among the Borrower and its Subsidiaries to the extent permitted by Sections 9.05(viii) and (xii);

                  (xi) Indebtedness of the Borrower and its Subsidiaries under Permitted Receivables Facilities, provided the aggregate principal amount of the Attributable Receivables Indebtedness does not exceed $300,000,000;

                  (xii) Indebtedness of Foreign Subsidiaries in respect of local lines of credit, letters of credit, bank guarantees and similar extensions of credit; provided that at no time shall the aggregate outstanding principal amount of such Indebtedness (calculated without duplication of any guarantees of such Indebtedness by a Foreign Subsidiary) at such time exceed $50,000,000;

                  (xiii) Contingent Obligations (including under letters of credit and other guarantees) of the Borrower and its Domestic Subsidiaries with respect to Indebtedness otherwise permitted to be incurred by such Persons under this Section 9.04; and

                  (xiv) so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, additional Indebtedness of the Borrower or any Domestic Subsidiary not to exceed $50,000,000 in aggregate principal amount at any time outstanding.

Notwithstanding anything to the contrary contained above in this Section 9.04 or in Section 9.01, in no event shall the Borrower or any of its Subsidiaries incur any Indebtedness that is secured by any Lien on any of the property or assets of the Borrower or any of its Subsidiaries to the extent that the incurrence of any such secured Indebtedness (other than the Loans) would require the Borrower or any of its Subsidiaries to secure the Roadway Bonds (and related guaranty obligations) on an equal and ratable basis.

                  9.05 Advances, Investments and Loans. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, lend money or credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any other Person, or purchase or own a securities-based futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a securities-based futures contract, or hold any cash or Cash Equivalents (each of the foregoing an "Investment" and, collectively, "Investments"), except that the following shall be permitted:

                  (i) the Borrower and its Subsidiaries may acquire and hold accounts receivables owing to any of them, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms of the Borrower or such Subsidiary;

                  (ii) the Borrower and its Subsidiaries may acquire and hold cash and Cash Equivalents, provided that during any time that Revolving Loans or Swingline Loans are outstanding, the aggregate amount of cash and Cash Equivalents permitted to be held by the Borrower and its Subsidiaries shall not exceed $125,000,000 for any period of five consecutive Business Days;

                  (iii) the Borrower and its Subsidiaries may hold the Investments held by them on the Initial Borrowing Date and described on
         Schedule 9.05, provided that any additional Investments made with respect thereto shall be permitted only if permitted under the other provisions of this Section 9.05;

                  (iv) the Borrower and its Subsidiaries may acquire and own investments (including debt obligations and securities) received in connection with the bankruptcy or reorganization of suppliers and customers and in good faith settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

                  (v) the Borrower and its Subsidiaries may make loans and advances to their officers and employees for moving, relocation and travel expenses and other similar expenditures, in each case in the ordinary course of business in an aggregate amount not to exceed $5,000,000 at any time outstanding (determined without regard to any write-downs or write-offs of such loans and advances);

                  (vi) the Borrower may enter into Interest Rate Protection Agreements to the extent permitted by Section 9.04(iii);

                  (vii) the Borrower and its Subsidiaries may enter into Other Hedging Agreements to the extent permitted by Section 9.04(iv);

                  (viii) (I) any Wholly-Owned Domestic Subsidiary of the Borrower may make Investments in the Borrower or in any Wholly-Owned Domestic Subsidiary of the Borrower which is a Credit Party, (II) any Foreign Subsidiary of the Borrower may make Investments in the Borrower or any Wholly-Owned Subsidiary of the Borrower which is a Credit Party and (III) the Borrower may make Investments in any Wholly-Owned Domestic Subsidiary which is a Credit Party of the Borrower; provided that any and all such loans and advances made pursuant to this clause
         (viii) (x) shall be evidenced by an

         Intercompany Note, it being understood that in no event shall any Foreign Subsidiary be required to pledge any such Intercompany Note held by it as Collateral pursuant to any Security Document and (y) shall be subordinated to the obligations of the Credit Parties pursuant to a Subordination Agreement in substantially the form of Exhibit M hereto;

                  (ix) Permitted Acquisitions shall be permitted in accordance with Section 8.14;

                  (x) Contingent Obligations permitted under Section 9.04(xiii);

                  (xi) the acquisition of Equity Interests of any Domestic Subsidiary by the Borrower or any Domestic Subsidiary if the acquiring Person would be permitted to have the other Subsidiary merge into it pursuant to Section 9.02(ix) hereof;

                  (xii) (I) so long as no Default or Event of Default shall have occurred and be continuing at the time of such Investment or would result therefrom, the Borrower and each Domestic Subsidiary may make Investments in Foreign Subsidiaries so long as (x) in the case of Equity Investments, the aggregate amount of all such Equity Investments does not exceed $20,000,000 in any fiscal year, (y) the aggregate principal amount of all such Investments which are loans and advances shall not exceed $10,000,000 at any one time outstanding and (z) 65% of the Equity Interests (after giving effect to any such acquisition) of each such first tier Foreign Subsidiary (other than the Excluded Foreign Subsidiaries) (or if the Borrower and its Domestic Subsidiaries own less than 65% of the Equity Interests of such Foreign Subsidiary, 100% of such Equity Interests) owned directly by a Credit Party is pledged pursuant to the Security Documents, and the certificates representing such Equity Interests, if any, together with endorsements for the transfer thereof duly executed in blank, are delivered to the Collateral Agent; and

                  (xiii) the Borrower and its Subsidiaries may make additional Investments in an aggregate amount not to exceed at any time outstanding (determined without regard to any write-downs or write-offs of such Investments) the sum of (A) $50,000,000 plus (B) the remainder of (x) the aggregate amount of Dividends permitted to be made pursuant to Section 9.03(vii) less (y) the aggregate amount of Dividends made pursuant to Section 9.03(vii).

                  9.06 Transactions with Affiliates. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any transaction or series of related transactions with any Affiliate of the Borrower or any of its Subsidiaries, other than in the ordinary course of business and on terms and conditions substantially as favorable to the Borrower or such Subsidiary as would reasonably be obtained by the Borrower or such Subsidiary at that time in a comparable arm's-length transaction with a Person other than an Affiliate, except that:

                  (i) Dividends may be paid to the extent provided in Section 9.03;

                  (ii) loans may be made and other transactions may be entered into by the Borrower and its Subsidiaries to the extent permitted by Sections 9.02, 9.04 or 9.05; and

                  (iii) reasonable and customary (A) fees may be paid to non-officer directors of the Borrower, and (B) compensation programs for officers and directors of the Borrower or its Subsidiaries as approved by the board of directors of the Borrower or its Subsidiaries, as applicable;

                  (iv) licenses of intellectual property by the Borrower or any Subsidiary to any Subsidiary of the Borrower or to the Borrower; and

                  (v) the incurrence by the Borrower of general corporate overhead and management expenses for the benefit of its Subsidiaries.

                  9.07 Capital Expenditures. (a) The Borrower will not, and will not permit any of its Subsidiaries to, make any Capital Expenditures, except that (i) during the period from the Initial Borrowing Date through and including December 31, 2003, the Borrower and its Subsidiaries may make Capital Expenditures so long as the aggregate amount of all such Capital Expenditures does not exceed $20,000,000, and (ii) during any fiscal year of the Borrower set forth below (taken as one accounting period), the Borrower and its Subsidiaries may make Capital Expenditures so long as the aggregate amount of all such Capital Expenditures does not exceed in any fiscal year of the Borrower set forth below the amount set forth opposite such fiscal year below:


          Fiscal Year Ending Closest To                      Amount
          -----------------------------                   ------------
          December 31, 2004                               $225,000,000
          December 31, 2005                               $250,000,000
          December 31, 2006                               $275,000,000
          December 31, 2007                               $300,000,000
          December 31, 2008                               $325,000,000
          December 31, 2009                               $325,000,000
          December 31, 2010                               $350,000,000

                  (b) In addition to the foregoing, and without counting against the limits set forth in clause (a) above, the Borrower and its Subsidiaries may make Capital Expenditures with the amount of Net Sale Proceeds received by the Borrower or any of its Subsidiaries from any Asset Sale so long as such Net Sale Proceeds are reinvested as permitted in accordance with Section 4.02(f), but only to the extent that such Net Sale Proceeds are not otherwise required to be applied to repay Term Loans pursuant to Section 4.02(f).

                  (c) In addition to the foregoing, and without counting against the limits set forth in clause (a) above, the Borrower or any of its Subsidiaries may make Capital Expenditures with the amount of Net Insurance Proceeds received by the Borrower or any of its Subsidiaries from any Recovery Event so long as such Net Insurance Proceeds are used to replace or restore any properties or assets in respect of which such Net Insurance Proceeds were paid as permitted in accordance with Section 4.02(g), but only to the extent that such Net Insurance Proceeds are not otherwise required to be applied to repay Term Loans pursuant to Section 4.02(g).

                  (d) In addition to the foregoing, and without counting against the limits set forth in clause (a) above, the Borrower and its Wholly-Owned Domestic Subsidiaries that are Subsidiary Guarantors may consummate (i) Permitted Acquisitions in accordance with the requirements of Section 8.14 and (ii) transactions permitted under Sections 9.02(xiii) and 9.05(iv), (ix), (xi) and (xii).

                  9.08 Consolidated Interest Coverage Ratio. The Borrower will not permit the Consolidated Interest Coverage Ratio for any Test Period ending
(i) after the Effective Date and on or prior to the Borrower's fiscal year ending December 31, 2004, to be less than 4.25:1.00 and (ii) thereafter, to be less than 4.50:1.00.

                  9.09 Minimum Consolidated Fixed Charge Coverage Ratio. The Borrower will not permit the Consolidated Fixed Charge Coverage Ratio for any Test Period ending (i) after the Effective Date and on or prior to the Borrower's fiscal year ending December 31, 2004, to be less than 1.75:1.00, (ii) thereafter and on or prior to the Borrower's fiscal year ending December 31, 2005, to be less than 2.00:1.00 and (iii) thereafter, to be less than 2.50:1.00.

                  9.10 Senior Secured Leverage Ratio. The Borrower will not permit the Senior Secured Leverage Ratio at any time to be greater than 2.00:1.00.

                  9.11 Total Leverage Ratio. The Borrower will not permit the Total Leverage Ratio at any time during any period set forth below to exceed the respective ratio set forth opposite such period below:

                          Period                                        Ratio
                          ------                                      ---------
          From the Effective Date to, but not including, the last     3.50:1.00
          day of the Borrower's fiscal year ending December 31,
          2004

          Thereafter to, but not including, the last day of the       3.00:1.00
          Borrower's fiscal year ending December 31, 2005

          Thereafter                                                  2.75:1.00

                  9.12 Limitations on Payments of Senior Notes; Modifications of Senior Note Documents, Certificate of Incorporation, By-Laws and Certain Other Agreements, etc. The Borrower will not, and will not permit any of its Subsidiaries to:

                  (i) except in connection with a Permitted Roadway Bond Refinancing, make (or give any notice in respect of) any voluntary or optional payment or prepayment on or redemption or acquisition for value of, or any prepayment or redemption as a result of any asset sale, change of control or similar event under (including, in each case without limitation, by way of depositing with the trustee with respect thereto, or with any other Person, money or securities before due for the purpose of paying when due), any Senior Notes or, unless constituting Incremental Term Loans hereunder, the Permitted Roadway Bond Refinancing; provided that the foregoing does not prohibit any payment or prepayment of the Senior Notes that is mandatory thereunder;

                  (ii) amend or modify, or permit the amendment or modification of any provision of, any Senior Note Document or any document or, unless constituting Incremental Term Loans hereunder, agreement relating to the Permitted Roadway Bond Refinancing, other than any such amendments or modifications which could not reasonably be expected to be adverse to the interests of the Lenders in any material respect and which have been approved in writing by the Administrative Agent; or

                  (iii) amend, modify or change its certificate or articles of incorporation (including, without limitation, by the filing or modification of any certificate or articles of designation), certificate of formation, limited liability company agreement or by-laws (or the equivalent organizational documents), as applicable, or any agreement entered into by it with respect to its capital stock or other equity interests, or enter into any new agreement with respect to its capital stock or other equity interests, unless such amendment, modification, change or other action contemplated by this clause (iii) could not reasonably be expected to be adverse to the interests of the Lenders.

                  9.13 Limitation on Certain Restrictions on Subsidiaries. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Subsidiary to (a) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by the Borrower or any of its Subsidiaries, or pay any Indebtedness owed to the Borrower or any of its Subsidiaries, (b) make loans or advances to the Borrower or any of its Subsidiaries or (c) transfer any of its properties or assets to the Borrower or any of its Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) this Agreement and the other Credit Documents, (iii) the Senior Note Documents, (iv) customary provisions restricting subletting or assignment of any lease governing any leasehold interest of the Borrower or any of its Subsidiaries, (v) customary provisions restricting assignment of any licensing agreement (in which the Borrower or any of its Subsidiaries is the licensee) or other contract entered into by the Borrower or any of its Subsidiaries in the ordinary course of business, (vi) the Reimer Postponement Agreement or (vii) restrictions on the transfer of any asset subject to a Lien permitted by Section 9.01(iii), (vi), (vii), (viii) or (xv).

                  9.14 Business, etc. The Borrower will not, and will not permit any of its Subsidiaries to, engage in any business other than the businesses engaged in by the Borrower and its Subsidiaries as of the Initial Borrowing Date and reasonable extensions thereof.

                  9.15 Limitation on Creation of Subsidiaries. The Borrower will not, and will not permit any of its Subsidiaries to, establish, create or acquire after the Initial Borrowing Date any Subsidiary, provided that (I) the Borrower and its Wholly Owned Subsidiaries may (x) establish, create and, to the extent permitted by this Agreement, acquire Wholly-Owned Subsidiaries, including, without limitation, in connection with the GPS Option Agreements and
(y) establish, create and acquire non-Wholly-Owned Subsidiaries to the extent permitted by the definition of Permitted Acquisition, in each case so long as
(i) all of the capital stock and other equity interests of such new Subsidiary are (to the extent owned by a Credit Party) pledged to the Collateral Agent pursuant to the terms and conditions of the Pledge Agreement, (ii) each such new Domestic Subsidiary (other than an Immaterial Subsidiary or a Receivables Entity) enters into the Subsidiaries Guaranty and executes and delivers to the Collateral Agent a counterpart of the Pledge Agreement and the Security Agreement, (iii) each such new Domestic Subsidiary (other than an Immaterial Subsidiary or a Receivables Entity) enters into such Mortgages as the Administrative Agent or the Required Lenders may require pursuant to Section 8.12 and (iv) each such new Domestic Subsidiary (other than an Immaterial Subsidiary or a Receivables Entity) executes and delivers all other relevant documentation (including opinions of counsel) of the type described in Section 5 as such new Subsidiary would have had to deliver if it were a Credit Party on the Initial Borrowing Date, provided, however, that upon such date as a Subsidiary has assets in excess of those allowed by the definition of Immaterial Subsidiary, then such Subsidiary, and the owners of all of the capital securities thereof, shall on such date comply immediately with the terms of this Section 9.15 and (II) the Borrower and its Wholly Owned Subsidiaries may establish, create and, to the extent permitted by this Agreement, acquire Subsidiaries which are not Wholly-Owned so long as (i) all of the capital stock and other equity interests of such new Subsidiary are (to the extent owned by a Credit Party) pledged to the Collateral Agent pursuant to the terms and conditions of the Pledge Agreement, (ii) the aggregate amount invested in such new Subsidiary (including by way of stock purchases, capital contribution, loans, guarantees of obligations or otherwise) shall be permitted under Section 9.05(xiii) (and not any other subsection of Section 9.05), (iii) each such new Subsidiary (other than an Immaterial Subsidiary) of which the Borrower owns 70% or more of the Equity Interests enters into the Subsidiaries Guaranty and executes and delivers to the Collateral Agent a counterpart of the Pledge Agreement and the Security Agreement, (iv) each such new Subsidiary (other than an Immaterial Subsidiary) of which the Borrower owns 70% or more of the Equity Interests enters into such Mortgages as the Administrative Agent or the Required Lenders may require pursuant to Section 8.12 and (v) each such new Subsidiary (other than an Immaterial Subsidiary) of which the Borrower owns 70% or more of the Equity Interests executes and delivers all other relevant documentation (including opinions of counsel) of the type described in Section 5 as such new Subsidiary would have had to deliver if it were a Credit Party on the Initial Borrowing Date, provided, however, that upon such date as a Subsidiary has assets in excess of those allowed by the definition of Immaterial Subsidiary, then such Subsidiary, and the owners of all of the capital securities thereof, shall on such date comply immediately with the terms of this Section 9.15. Notwithstanding anything set forth above, only 65% of the Equity Interests of first-tier Foreign Subsidiaries will be required to be pledged in accordance with this Section 9.15 or any other provision of the Credit Agreement.

                  9.16 Limitation on Issuance of Capital Stock. (a) The Borrower will not, and will not permit any of its Subsidiaries to, issue (i) any preferred stock or other preferred equity interests other than (x) Qualified Preferred Stock of the Borrower or (y) any preferred stock issued by a Subsidiary of the Borrower to the extent that such preferred stock is held by the Borrower or a Wholly-Owned Subsidiary thereof or (ii) any redeemable common stock or other redeemable common equity interests other than Qualified Common Stock.

                  (b) The Borrower will not permit any of its Subsidiaries to issue any capital stock or other equity interests (including by way of sales of treasury stock) or any options or warrants to purchase, or securities convertible into, capital stock or other equity interests, except (i) for transfers and replacements of then outstanding shares of capital stock or other equity interests, (ii) for stock splits, stock dividends and issuances which do not decrease the percentage ownership of the Borrower or any of its Subsidiaries in any class of the capital stock or other equity interests of such Subsidiary, (iii) other nominal amounts required to be held by local nationals in each case to the extent required, or (iv) for issuances by newly created or acquired Subsidiaries in accordance with the terms of this Agreement.

                  9.17 Changes to Legal Names, Organizational Identification Numbers, Jurisdiction or Type or Organization. No Credit Party shall change, or permit any change to, its legal name until (i) it shall have given to the Collateral Agent not less than 15 days prior written notice of its intention so to do, clearly describing such new name and providing other information in connection therewith as the Collateral Agent may reasonably request and (ii) with respect to such new name, it shall have taken all action reasonably requested by the Collateral Agent to maintain the security interests of the Collateral Agent in the Collateral intended to be granted pursuant to the applicable Security Documents at all times fully perfected and in full force and effect. In addition, to the extent that any Credit Party does not have an organizational identification number on the Initial Borrowing Date and later obtains one, or if there is any change in the organizational identification number of any Credit Party, the Borrower or such other Credit Party shall promptly notify the Collateral Agent of such new or changed organizational identification number and shall take all actions reasonably satisfactory to the Collateral Agent to the extent necessary to maintain the security interests of the Collateral Agent in the Collateral intended to be granted pursuant to the applicable Security Documents fully perfected and in full force and effect. Furthermore, no Credit Party shall change its jurisdiction of organization or its type of organization until (i) it shall have given to the Collateral Agent not less than 15 days prior written notice of its intention so to do, clearly describing such new jurisdiction of organization and/or type of organization and providing such other information in connection therewith as the Collateral Agent may reasonably request (although no change pursuant to this Section 9.17 shall be permitted to the extent that it involves a "Registered Organization" (as defined in the Pledge Agreement) ceasing to constitute same) and (ii) with respect to such new jurisdiction and/or type of organization, it shall have taken all actions reasonably requested by the Collateral Agent to maintain the security interests of the Collateral Agent in the Collateral intended to be granted pursuant to the Security Documents at all times fully perfected and in full force and effect.

                  SECTION 10. Events of Default. Upon the occurrence of any of the following specified events (each an "Event of Default"):

                  10.01 Payments. The Borrower shall (i) default in the payment when due of any principal of any Loan or any Note or (ii) default, and such default shall continue unremedied for three or more Business Days, in the payment when due of any interest on any Loan or Note, any Unpaid Drawing or any Fees or any other amounts owing hereunder or under any other Credit Document; or

                  10.02 Representations, etc. Any representation, warranty or statement made or deemed made by any Credit Party herein or in any other Credit Document or in any certificate delivered to the Administrative Agent or any Lender pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

                  10.03 Covenants. The Borrower or any of its Subsidiaries shall
(i) default in the due performance or observance by it of any term, covenant or agreement contained in

Section 8.01(f)(i), 8.07(b), 8.08, 8.11, 8.12, 8.13, 8.14, or Section 9 or (ii)
default in the due performance or observance by it of any other term, covenant or agreement contained in this Agreement or in any other Credit Document (other than those set forth in Sections 10.01 and 10.02) and such default shall continue unremedied for a period of 30 days after written notice thereof to the defaulting party by the Administrative Agent or the Required Lenders; or

                  10.04 Default Under Other Agreements. (i) The Borrower or any of its Subsidiaries shall (x) default in any payment of any Indebtedness (other than the Obligations) beyond the period of grace, if any, provided in an instrument or agreement under which such Indebtedness was created or (y) default in the observance or performance of any agreement or condition relating to any Indebtedness (other than the Obligations) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice is required), any such Indebtedness to become due prior to its stated maturity, or (ii) any Indebtedness (other than the Obligations) of the Borrower or any of its Subsidiaries shall be declared to be (or shall become) due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof, provided that it shall not be a Default or an Event of Default under this
Section 10.04 unless the aggregate principal amount of all Indebtedness as described in preceding clauses (i) and (ii) is at least $15,000,000; or

                  10.05 Bankruptcy, etc. The Borrower or any of its Subsidiaries shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against the Borrower or any of its Subsidiaries, and the petition is not controverted within 10 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of the Borrower or any of its Subsidiaries, or the Borrower or any of its Subsidiaries commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Borrower or any of its Subsidiaries, or there is commenced against the Borrower or any of its Subsidiaries any such proceeding which remains undismissed for a period of 60 days, or the Borrower or any of its Subsidiaries is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Borrower or any of its Subsidiaries suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or the Borrower or any of its Subsidiaries makes a general assignment for the benefit of creditors; or any corporate, limited liability company or similar action is taken by the Borrower or any of its Subsidiaries for the purpose of effecting any of the foregoing; or

                  10.06 ERISA. (A) (i) Any Plan shall fail to satisfy the minimum funding standard required for any plan year or part thereof under
Section 412 of the Code or Section 302 of ERISA or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code or Section 303 or 304 of ERISA with respect to any Plan, (ii) a Reportable Event shall have occurred, (iii) a contributing sponsor (as defined in

Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA shall be subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph (b)(1) thereof) and an event described in subsection .62, .63, .64, .65, .66, .67 or .68 of PBGC Regulation Section 4043 shall be reasonably expected to occur with respect to such Plan within the following 30 days, (iv) any Plan which is subject to Title IV of ERISA shall have had or is likely to have a trustee appointed by the PBGC to administer such Plan, (v) any Plan which is subject to Title IV of ERISA is, or shall have been or is likely to be terminated in a distress termination under Section 4041(c) of ERISA or the subject of termination proceedings under Section 4042 of ERISA,
(vi) any Multiemployer Plan is or shall have been terminated under Section 4041A of ERISA or the subject of termination proceedings under Section 4042 of ERISA,
(vii) a contribution required to be made with respect to a Plan, a Multiemployer Plan, a Welfare Benefit Plan or a Foreign Pension Plan has not been timely made,
(viii) the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate has incurred any liability to or on account of a Plan or a Multiemployer Plan under
Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of
ERISA or Section 401(a)(29), 4971 or 4975 of the Code or on account of a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) under Section 4980B of the Code, (ix) the Borrower or any Subsidiary of the Borrower has incurred liabilities pursuant to one or more Welfare Benefit Plans that provide benefits to retired employees or other former employees (other than as required by Section 601 of ERISA or other than the full cost of which is borne by former employees), (x) a "default" within the meaning of
Section 4219(c)(5) of ERISA by the Borrower, a Subsidiary of the Borrower, an ERISA Affiliate, United Parcel Service of America Inc. or Arkansas Best Corporation shall occur with respect to any Multiemployer Plan, or (xi) any applicable law, rule or regulation relating to any Plan, Welfare Benefit Plan, Multiemployer Plan or Foreign Plan is adopted, changed or interpreted, or the interpretation or administration thereof is changed, in each case after the date hereof, by any governmental authority or agency or by any court (a "Change in Law"), or, as a result of a Change in Law, an event occurs following a Change in Law, with respect to or otherwise affecting any Plan, Welfare Benefit Plan, Multiemployer Plan or Foreign Plan, (B) there shall result from any such event or events the imposition of a lien, the granting of a security interest, or a liability or a material risk of incurring a liability and (C) such lien, security interest or liability, either individually and/or in the aggregate, has had, or could reasonably be expected to have, a Material Adverse Effect; or

                  10.07 Security Documents. Any of the Security Documents shall cease to be in full force and effect (except in accordance with the terms thereof), or shall cease to give the Collateral Agent for the benefit of the Secured Creditors the Liens, rights, powers and privileges purported to be created thereby (including, without limitation, a perfected security interest in, and Lien on, all of the Collateral, in favor of the Collateral Agent, superior to and prior to the rights of all third Persons (except as permitted by Section 9.01), and subject to no other Liens (except as permitted by Section 9.01), or any Credit Party shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any such Security Document and such default shall continue beyond the period of grace, if any, specifically applicable thereto pursuant to the terms of such Security Document or this Agreement; or

                  10.08 Subsidiaries Guaranties. Any Subsidiaries Guaranty or any provision thereof shall cease to be in full force or effect as to any Subsidiary Guarantor (except in accordance with the terms thereof), or any Subsidiary Guarantor or any Person acting for or on behalf of such Subsidiary Guarantor shall deny or disaffirm such Subsidiary Guarantor's obligations under the Subsidiaries Guaranty to which it is a party (other than as a result of the release of any Subsidiary Guarantor from its Subsidiaries Guaranty in accordance with the terms thereof) or any Subsidiary Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to the Subsidiaries Guaranty to which it is a party and such default shall continue beyond the period of grace, if any, specifically applicable thereto pursuant to the terms of such Subsidiaries Guaranty or this Agreement; or

                  10.09 Judgments. One or more judgments or decrees shall be entered against the Borrower or any Subsidiary of the Borrower which shall not be vacated, discharged or stayed or bonded pending appeal for any period of 30 consecutive days, and such judgments and decrees (not paid or fully covered by a reputable and solvent insurance company) equal or exceed in the aggregate for the Borrower and its Subsidiaries $15,000,000; or

                  10.10 Permitted Receivables Facility. At any time after the Permitted Receivables Facility Transaction Date, an early (unscheduled) amortization event under the Permitted Receivables Facility Documents or any event permitting any Person (other than the Borrower or any of its Subsidiaries) party to the Permitted Receivables Facility Documents to effect an early termination, prior to the scheduled termination date, of the Permitted Receivables Facility (or portion thereof) shall have occurred and be continuing; or

                  10.11 Change of Control. A Change of Control shall occur;

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent, upon the written request of the Required Lenders, shall by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of the Administrative Agent, any Lender or the holder of any Note to enforce its claims against any Credit Party (provided that, if an Event of Default specified in Section 10.05 shall occur with respect to the Borrower, the result which would occur upon the giving of written notice by the Administrative Agent as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice):
(i) declare the Total Commitment terminated, whereupon all Commitments of each Lender shall forthwith terminate immediately and any Commitment Commission shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of and any accrued interest in respect of all Loans and the Notes and all Obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Credit Party; (iii) terminate any Letter of Credit which may be terminated in accordance with its terms; (iv) direct the Borrower to pay (and the Borrower agrees that upon receipt of such notice, or upon the occurrence of an Event of Default specified in Section 10.05 with respect to the Borrower, it will pay) to the Administrative Agent at the Payment Office such additional amount of cash or Cash Equivalents, to be held as security by the Administrative Agent, as is equal to the aggregate Stated Amount of all Letters of Credit issued for the account of the Borrower and then outstanding; (v) enforce, as Collateral Agent, all of the Liens and security interests created pursuant to the Security Documents; and (vi) apply any cash collateral held by the Administrative Agent pursuant to Section 4.02 to the repayment of the Obligations.

                  SECTION 11. Definitions and Accounting Terms.

                  11.01 Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  "Acquired Entity or Business" shall mean either (x) the assets constituting a business, division or product line of any Person not already a Subsidiary of the Borrower or (y) 100% of the capital stock of any such Person, which Person shall, as a result of such stock acquisition, become a Wholly-Owned Subsidiary of the Borrower (or shall be merged with and into the Borrower or a Wholly-Owned Subsidiary of the Borrower, with the Borrower or such Wholly-Owned Subsidiary being the surviving Person).

                  "Additional Security Documents" shall have the meaning provided in Section 8.12(a).

                  "Adjusted Consolidated EBITDA" shall mean for any period, Consolidated EBITDA for such period, adjusted by deducting therefrom the amount of (i) all Capital Expenditures for such period and (ii) all cash payments made by the Borrower and its Subsidiaries in respect of income taxes or income tax liabilities for such period.

                  "Administrative Agent" shall mean DB New York, in its capacity as Administrative Agent for the Lenders hereunder, and shall include any successor to the Administrative Agent appointed pursuant to Section 12.09.

                  "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling (including, but not limited to, all directors and officers of such Person), controlled by, or under direct or indirect common control with, such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power (i) to vote 5% or more of the securities having ordinary voting power for the election of directors (or equivalent governing body) of such Person or (ii) to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise; provided, however, that neither any Agent nor any Lender (nor any Affiliate thereof) shall be considered an Affiliate of the Borrower or any Subsidiary thereof.

                  "Agents" shall mean the Administrative Agent, the Collateral Agent, each Co-Syndication Agent and each Co-Documentation Agent.

                  "Agreement" shall mean this Credit Agreement, as modified, supplemented, amended, restated (including any amendment and restatement hereof), extended or renewed from time to time.

                  "Applicable CL Margin" shall mean at any time, the Applicable Margin at such time for Initial Term Loans maintained as Eurodollar Loans (whether or not Initial Term Loans are then outstanding).

                  "Applicable Commitment Fee Rate" shall mean for any day, the respective percentage per annum set forth below under column entitled "Applicable Commitment Fee Rate" and opposite the respective Level (i.e., Level 1, Level 2, Level 3 or Level 4, as the case may be) indicated to have been achieved on the applicable Test Date for such Margin Reduction Period (as shown in the respective officer's certificate delivered pursuant to Section 8.01(e) or the proviso below):


                                                 Applicable
                                              Commitment Fee
       Level       Total Leverage Ratio            Rate
       -----       --------------------       --------------
         1         Greater than or equal
                   to 2.50:1.00                   0.50%
         2         Less than 2.50:1.00
                   but greater than or
                   equal to 2.00:1.00             0.50%
         3         Less than  2.00:1.00
                   but greater than or
                   equal to 1.50:1.00             0.375%
         4         Less than 1.50:1.00            0.25%

         ; provided that:

                  (I) if the Borrower fails to deliver the financial statements required to be delivered pursuant to Section 8.01(a) or (b) (accompanied by the officer's certificate required to be delivered pursuant to Section 8.01(e) showing the applicable Total Leverage Ratio on the relevant Test Date) on or prior to the respective date required by such Sections, then Level 1 pricing shall apply until such time, if any, as the financial statements required as set forth above and the accompanying officer's certificate have been delivered showing the pricing for the respective Margin Reduction Period is at a Level below Level 1 (it being understood that, in the case of any late delivery of the financial statements and officer's certificate as so required, any reduction in the Applicable Margin shall apply only from and after the date of the delivery of the complying financial statements and officer's certificate); and

                  (II) (i) Level 1 pricing shall apply at all times when any Default or Event of Default is in existence and (ii) for the period from the Initial Borrowing Date to the date of the delivery of the Borrower's financial statements (and related officer's certificate) in respect of its fiscal quarter ending closest to June 30, 2004, Level 2 pricing shall apply.

                  "Applicable Margin" shall mean in respect of Revolving Loans, Initial Term Loans and Swingline Loans for any Margin Reduction Period, the respective percentage per annum set forth below under the respective Type of Loans and opposite the respective Level (i.e., Level 1, Level 2, Level 3 or Level 4, as the case may be) indicated to have been achieved on the applicable Test Date for such Margin Reduction Period (as shown in the respective officer's certificate delivered pursuant to Section 8.01(e) or the proviso below):


                                                                                                   Initial Term
                                           Swingline Loans                        Initial Term         Loans
                                            and Revolving     Revolving Loans        Loans         Maintained as
                                          Loans maintained     maintained as     maintained as      Eurodollar
    Level       Total Leverage Ratio     as Base Rate Loans   Eurodollar Loans  Base Rate Loans        Loans
    -----       --------------------     ------------------   ----------------  ---------------    -------------
      1         Greater than or equal           1.00%              2.00%             1.00%             2.00%
                to 2.50:1.00
      2         Less than 2.50:1.00             0.75%              1.75%             0.75%             1.75%
                but greater than or
                equal to 2.00:1.00
      3         Less than                       0.50%              1.50%             0.75%             1.75%
                2.00:1.00 but greater
                than or equal to
                1.50:1.00
      4         Less than 1.50:1.00             0.25%              1.25%             0.50%             1.50%

         ; provided that:

                  (I) if the Borrower fails to deliver the financial statements required to be delivered pursuant to Section 8.01(a) or (b) (accompanied by the officer's certificate required to be delivered pursuant to Section 8.01(e) showing the applicable Total Leverage Ratio on the relevant Test Date) on or prior to the respective date required by such Sections, then Level 1 pricing shall apply until such time, if any, as the financial statements required as set forth above and the accompanying officer's certificate have been delivered showing the pricing for the respective Margin Reduction Period is at a Level below Level 1 (it being understood that, in the case of any late delivery of the financial statements and officer's certificate as so required, any reduction in the Applicable Margin shall apply only from and after the date of the delivery of the complying financial statements and officer's certificate);

                  (II) (i) Level 1 pricing shall apply at all times when any Default or Event of Default is in existence and (ii) for the period from the Initial Borrowing Date to the date of the delivery of the Borrower's financial statements (and related officer's certificate) in respect of its fiscal quarter ending June 30, 2004, Level 2 pricing shall apply;

                  (III) if the Borrower receives a corporate credit rating of at least BBB- from S&P and a senior implied rating Baa3 from Moody's, each of the respective percentages set forth in the table set forth above shall be reduced by 0.25% for so long as such ratings are maintained, such decrease to become effective on the date that the Borrower provides written notice of such ratings; and

                  (IV) with respect to each New Tranche of Incremental Term Loans, the Applicable Margins shall be that percentage set forth in, or calculated in accordance with, Section 1.15 and the relevant Incremental Commitment Agreement (or, in the case of any New Tranche of Incremental Term Loans extended pursuant to more than one Incremental Commitment Agreement, as may be provided in the first Incremental Commitment Agreement executed and delivered with respect to such New Tranche).

                  "Asset Sale" shall mean any sale, transfer or other disposition by the Borrower or any of its Subsidiaries to any Person (including by way of redemption by such Person) of any asset (including, without limitation, any capital stock or other securities of, or equity interests in, another Person) other than (i) sales of assets pursuant to Sections 9.02(ii),
(iv) (other than the sale of terminals when the proceeds thereof from a transaction or series of related transactions exceed $25,000,000) and (viii) and
(ii) sales, transfers or other dispositions to the Borrower or a Wholly-Owned Subsidiary of the Borrower permitted under this Agreement.

                  "Asset Sale Basket Amount" shall mean an amount not to exceed in any fiscal year $15,000,000.

                  "Assignment and Assumption Agreement" shall mean an Assignment and Assumption Agreement substantially in the form of Exhibit N (appropriately completed).

                  "Attributable Debt" shall mean, as of any date of determination thereof, the net present value (discounted according to GAAP at the cost of debt implied in the lease) of the obligations of the lessee for rental payments during the then remaining term of any applicable lease in connection with a Sale and Leaseback Transaction.

                  "Attributable Receivables Indebtedness" at any time shall mean the principal amount of Indebtedness which (i) if a Permitted Receivables Facility is structured as a secured lending agreement, constitutes the principal amount of such Indebtedness or (ii) if a Permitted Receivables Facility is structured as a purchase agreement, would be outstanding at such time under the Permitted Receivables Facility if same were structured as a secured lending agreement rather than a purchase agreement.

                  "Backstopped Letters of Credit" shall have the meaning provided in Section 5.05(a).

                  "Bankruptcy Code" shall have the meaning provided in Section 10.05.

                  "Base Rate" shall mean, at any time, the higher of (i) the Prime Lending Rate at such time and (ii) 1/2 of 1% in excess of the overnight Federal Funds Rate at such time.

                  "Base Rate Loan" shall mean each Swingline Loan and each other Loan designated or deemed designated as such by the Borrower at the time of the incurrence thereof or conversion thereto.

                  "Borrower" shall have the meaning provided in the first paragraph of this Agreement.

                  "Borrowing" shall mean the borrowing of one Type of Loan of a single Tranche from all the Lenders having Commitments of the respective Tranche (or from the Swingline Lender in the case of Swingline Loans) on a given date (or resulting from a conversion or conversions on such date) having in the case of Eurodollar Loans the same Interest Period, provided that Base Rate Loans incurred pursuant to Section 1.10(b) shall be considered part of the related Borrowing of Eurodollar Loans.

                  "Business Day" shall mean (i) for all purposes other than as covered by clause (ii) below, any day except Saturday, Sunday and any day which shall be in New York, New York, a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (i) above and which is also a day for trading by and between banks in U.S. dollar deposits in the interbank Eurodollar market.

                  "Calculation Period" shall mean, in the case of any Permitted Acquisition, the Test Period most recently ended prior to the date of any such Permitted Acquisition for which financial statements are available.

                  "Capital Expenditures" shall mean, with respect to any Person, all expenditures by such Person which should be capitalized in accordance with GAAP and, without duplication, the amount of Capitalized Lease Obligations incurred by such Person.

                  "Capitalized Lease Obligations" shall mean, with respect to any Person, all rental obligations of such Person which, under GAAP, are or will be required to be capitalized on the books of such Person, in each case taken at the amount thereof accounted for as indebtedness in accordance with such principles.

                  "Cash Equivalents" shall mean, as to any Person, (i) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition, (ii) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's, (iii) time deposits, demand deposits, certificates of deposit, overnight investments and bankers acceptances of any Lender or any commercial bank having, or which is the principal banking subsidiary of a bank holding company having, a long-term unsecured debt rating of at least "A" or the equivalent thereof from S&P or "A2" or the equivalent thereof from Moody's with maturities of not more than six months from the date of acquisition by such Person, (iv) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (iii) above, (v) commercial paper issued by any Person incorporated in the United States rated at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's and in each case maturing not more than one year after the date of acquisition by such Person, (vi) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (i) through (v) above, and (vii) in addition to clauses (i) through (vi) above, in the case of any Foreign Subsidiary: (A) marketable direct obligations issued by, or unconditionally guaranteed by, the sovereign nation in which such Foreign Subsidiary is organized and is conducting business, or issued by any agency thereof and backed by the full faith and credit of such sovereign nation, and in each case maturing within one year from the date of acquisition thereof; and (B) certificates of deposit, overnight investments or bankers' acceptances maturing within one year from the date of acquisition thereof issued by, or customary banking and depositary relationships with, any bank organized under the laws of the sovereign nation in which such Foreign Subsidiary is organized or is conducting business, and having at the date of acquisition thereof combined capital and surplus of not less than $100 million.

                  "Cash on Hand" shall have the meaning provided in Section
5.06.

                  "CERCLA" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as the same has been amended and may hereafter be amended from time to time, 42 U.S.C. Section 9601 et seq.

                  "Change in Law" shall have the meaning provided in Section 10.06.

                  "Change of Control" shall mean (i) a "change of control" (or similar event) under any Senior Note Document shall have occurred, (ii) any "Person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) (A) is or shall become the "beneficial owner" (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of 35% or more of the outstanding voting and/or economic interest in the Borrower's capital stock (determined on a fully diluted basis), or (B) shall have obtained the power (whether or not exercised) to elect a majority of the Borrower's directors or (iii) at any time the Board of Directors of the Borrower shall cease to consist of a majority of Continuing Directors.

                  "CL Facility Fee" shall have the meaning provided in Section 3.01(c).

                  "CL Interest Payment Date" shall mean (i) in the case of the first CL Interest Payment Date, the last day of the third Interest Period applicable to Credit-Linked Deposits occurring after the Initial Borrowing Date and (ii) the last day of every third Interest Period applicable to Credit-Linked Deposits to occur thereafter.

                  "CL Lender" shall mean each Lender having a Credit-Linked Commitment (or, to the extent terminated, an outstanding Credit-Linked Deposit).

                  "CL Letter of Credit" shall mean each Letter of Credit designated as such pursuant to Section 2.03(a) or (c), as the case may be.

                  "CL Letter of Credit Outstandings" shall mean the aggregate amount of all Letter of Credit Outstandings at such time in respect of CL Letters of Credit.

                  "CL Percentage", with respect to any CL Lender at any time, shall mean a fraction (expressed as a percentage) the numerator of which is the Credit-Linked Commitment of such CL Lender at such time and the denominator of which is the Total Credit-Linked Commitment at such time, provided that if the CL Percentage of any CL Lender is to be determined after the Total Credit-Linked Commitment has been terminated, then the CL Percentage of such CL Lender shall be determined immediately prior (and without giving effect) to such termination.

                  "CL Unpaid Drawing" shall mean any Unpaid Drawing under a CL Letter of Credit.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to the Code are to the Code as in effect at the date of this Agreement and any subsequent provisions of the Code amendatory thereof, supplemental thereto or substituted therefor.

                  "Collateral" shall mean all property (whether real or personal) with respect to which any security interests have been granted (or purported to be granted) pursuant to any Security Document, including, without limitation, all Pledge Agreement Collateral, all Security Agreement Collateral, all Mortgaged Properties and all cash and Cash Equivalents delivered as collateral pursuant to Section 4.02 or 10.

                  "Collateral Agent" shall mean the Administrative Agent acting as collateral agent for the Secured Creditors pursuant to the Security Documents.

                  "Commitment" shall mean any of the commitments of any Lender, i.e., an Initial Term Loan Commitment, a Revolving Loan Commitment, a Credit-Linked Commitment or an Incremental Term Loan Commitment.

                  "Commitment Commission" shall have the meaning provided in
Section 3.01(a).

                  "Consolidated EBIT" shall mean, for any period, Consolidated Net Income for such period before deducting therefrom consolidated interest expense of the Borrower and its Subsidiaries for such period (to the extent that such consolidated interest expense was deducted in arriving at Consolidated Net Income for such period) and provision for taxes based on income that were included in arriving at Consolidated Net Income for such period and without giving effect (x) to any extraordinary gains or any extraordinary losses, (y) to any gains or losses from sales of assets other than from sales of inventory in the ordinary course of business and (z) non-recurring restructuring charges not to exceed $10,000,000 in any 12 month period.

                  "Consolidated EBITDA" shall mean, for any period, Consolidated EBIT for such period, adjusted by adding thereto the amount of all amortization of intangibles and depreciation that were deducted in arriving at Consolidated Net Income for such period; it being understood that in determining the Senior Secured Leverage Ratio and the Total Leverage Ratio only, Consolidated EBITDA for any period shall be calculated on a Pro Forma Basis to give effect to any Significant Acquisitions or Significant Asset Dispositions during such period.

                  "Consolidated Fixed Charge Coverage Ratio" shall mean, for any period, the ratio of Adjusted Consolidated EBITDA to Consolidated Fixed Charges for such period.

                  "Consolidated Fixed Charges" shall mean, for any period, the sum, without duplication, of (i) Consolidated Interest Expense for such period and (ii) the amount of all Dividends paid pursuant to Section 9.03 for such period.

                  "Consolidated Indebtedness" shall mean, at any time without duplication, the aggregate stated balance sheet amount of all Indebtedness (or, (i) if greater, the aggregate face amount of any Indebtedness issued at a discount and (ii) with respect to the Roadway Bonds, the aggregate face amount of the Roadway Bonds) of the Borrower and its Subsidiaries at such time (but including, without limitation, all Loans, Capitalized Lease Obligations and guaranties of

Indebtedness that would otherwise be included under this definition, but excluding any obligations in respect of letters of credit). For the avoidance of doubt, Consolidated Indebtedness includes all Attributable Receivables Indebtedness.

                  "Consolidated Interest Coverage Ratio" shall mean, for any period, the ratio of Consolidated EBITDA to Consolidated Interest Expense for such period.

                  "Consolidated Interest Expense" shall mean, for any period, the sum of the total consolidated interest expense of the Borrower and its Subsidiaries for such period (calculated without regard to any limitations on the payment thereof) plus, without duplication, (i) that portion of Capitalized Lease Obligations of the Borrower and its Subsidiaries representing the interest factor for such period, (ii) the interest component of any lease payment under Attributable Debt transactions paid by the Borrower and its Subsidiaries for such period, (iii) the interest component of all Attributable Receivable Indebtedness of the Borrower and its Subsidiaries for such period and (iv) fees and expenses associated with letters of credit; provided that the amortization of deferred financing, legal and accounting costs with respect to this Agreement and any Senior Notes in each case shall be excluded from Consolidated Interest Expense to the extent same would otherwise have been included therein.

                  "Consolidated Net Income" shall mean, for any period, the net income (or loss) of the Borrower and its Subsidiaries for such period, determined on a consolidated basis (after any deduction for minority interests), provided that (i) in determining Consolidated Net Income, the net income of any other Person which is not a Subsidiary of the Borrower or is accounted for by the Borrower by the equity method of accounting shall be included only to the extent of the payment of cash dividends or cash distributions by such other Person to the Borrower or a Subsidiary thereof during such period, (ii) the net income of any Subsidiary of the Borrower (other than the Borrower) shall be excluded to the extent that the declaration or payment of cash dividends or similar cash distributions by that Subsidiary of that net income is not at the date of determination permitted by operation of its charter or any agreement, instrument or law applicable to such Subsidiary and (iii) the net income (or loss) of any other Person acquired by the Borrower or a Subsidiary of the Borrower in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded.

                  "Consolidated Senior Indebtedness" shall mean, at any time without duplication, Consolidated Indebtedness less Subordinated Indebtedness.

                  "Contingent Obligation" shall mean, as to any Person, any obligation of such Person as a result of such Person being a general partner of any other Person, unless the underlying obligation is expressly made non-recourse as to such general partner, and any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, Capitalized Lease Obligations, or dividends ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,
(i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

                  "Continuing Directors" shall mean (a) the directors of the Borrower on the Effective Date and (b) each other director, if such director's nomination for election to the Board of Directors of the Borrower is recommended by a majority of then Continuing Directors.

                  "Credit Documents" shall mean this Agreement, each Note, the Subsidiaries Guaranty, each Security Document and each Incremental Commitment Agreement.

                  "Credit Event" shall mean the making of any Loan or the issuance of any Letter of Credit.

                  "Credit Party" shall mean the Borrower and each Subsidiary Guarantor.

                  "Credit-Linked Commitment" shall mean, for each Lender, the amount set forth opposite such Lender's name in Schedule 1.01(a) directly below the column entitled "Credit-Linked Commitment," as the same may be (x) reduced from time to time or terminated pursuant to Sections 3.02, 3.03 and/or 10, as applicable, (y) adjusted from time to time as a result of assignments to or from such Lender pursuant to Section 1.13 or 13.04(b) or (z) increased from time to time pursuant to Section 1.15.

                  "Credit-Linked Deposit" shall mean, as to each CL Lender, the cash deposit made by such CL Lender pursuant to Section 2.07(a), 2.07(b), or
Section 1.13, 1.15 or 13.04(b), as the case may be, as such deposit may be (x) reduced from time to time pursuant to the terms of this Agreement and (y) reduced or increased from time to time pursuant to assignments to or by such CL Lender pursuant to Section 1.13 or 13.04(b). The initial amount of each CL Lender's Credit-Linked Deposit shall be equal to the amount of its Credit-Linked Commitment on the Initial Borrowing Date or on the date that such Person becomes a CL Lender pursuant to Section 1.13, 1.15 or 13.04(b).

                  "Credit-Linked Deposit Account" shall mean the account of, and established by, the Administrative Agent under its sole and exclusive control and maintained at the office of the Administrative Agent located at 60 Wall Street, MS NYC60-4305, New York, New York, 10005-2858, and designated as the "Yellow Credit-Linked Deposit Account" that shall be used solely for the purposes set forth in Sections 2.04(c)(ii) and 2.05(b).

                  "Credit-Linked Deposit Cost Amount" shall mean, at any time, an amount (expressed in basis points) determined by the Administrative Agent in consultation with the Borrower based on the term on which the Credit-Linked Deposits are invested from time to time and representing the Administrative Agent's administrative cost for investing the Credit-Linked Deposits.

                  "DB Cayman" shall mean Deutsche Bank AG, Cayman Islands
Branch.

                  "DB New York" shall mean Deutsche Bank AG, New York Branch, in its individual capacity, and any successor corporation thereto by merger, consolidation or otherwise.

                  "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

                  "Defaulting Lender" shall mean any Lender with respect to which a Lender Default is in effect.

                  "Defaulting RL Lender" shall mean any RL Lender with respect to which a Lender Default is in effect.

                  "Dividend" shall mean, with respect to any Person, that such Person has declared or paid a dividend, distribution or returned any equity capital to its stockholders, partners or members or authorized or made any other distribution, payment or delivery of property (other than common equity of such Person) or cash to its stockholders, partners or members as such, or redeemed, retired, purchased or otherwise acquired, directly or indirectly, for a consideration any shares of any class of its capital stock or any partnership or membership interests outstanding on or after the Effective Date (or any options or warrants issued by such Person with respect to its capital stock or other equity interests), or set aside any funds for any of the foregoing purposes, or shall have permitted any of its Subsidiaries to purchase or otherwise acquire for a consideration any shares of any class of the capital stock or any partnership or membership interests of such Person outstanding on or after the Effective Date (or any options or warrants issued by such Person with respect to its capital stock or other equity interests). Without limiting the foregoing, "Dividends" with respect to any Person shall also include all payments made or required to be made by such Person with respect to any stock appreciation rights, plans, equity incentive or achievement plans or any similar plans or setting aside of any funds for the foregoing purposes.

                  "Documents" shall mean the Credit Documents and the Merger Agreement.

                  "Dollars" and the sign "$" shall each mean freely transferable lawful money of the United States.

                  "Domestic Subsidiary" shall mean each Subsidiary of the Borrower incorporated or organized in the United States or any State thereof.

                  "Drawing" shall have the meaning provided in Section 2.05(c).

                  "Effective Date" shall have the meaning provided in Section 13.10.

                  "Eligible Transferee" shall mean and include a commercial bank, an insurance company, a finance company, a financial institution, any fund that invests in loans or any other "accredited investor" (as defined in Regulation D of the Securities Act), but in any event excluding the Borrower and its Subsidiaries and Affiliates.

                  "Environmental Claims" shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (hereafter, "Claims"), including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief in connection with alleged injury or threat of injury to health, safety or the environment due to the presence of Hazardous Materials.

                  "Environmental Law" shall mean any Federal, state, foreign or local statute, law, rule, regulation, ordinance, code, guideline, policy and rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, employee health and safety or Hazardous Materials, including, without limitation, CERCLA; the Resource Conservation and Recovery Act, 42 U.S.C Section 6901 et seq.; the Federal Water Pollution Control Act, 33 U.S.C. Section 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq.; the Clean Air Act, 42 U.S.C. Section 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. Section 3803 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. Section 2701 et seq.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 U.S.C. Section 11001 et seq.; the Hazardous Material Transportation Act, 49 U.S.C. Section 1801 et seq.; the Occupational Safety and Health Act, 29 U.S.C. Section 651 et seq.; and any state and local or foreign counterparts or equivalents, in each case as amended from time to time.

                  "Equity Interests" of any Person shall mean any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock, any limited or general partnership interest and any limited liability company membership interest.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

                  "ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA) which together with the Borrower or a Subsidiary of the Borrower would be deemed to be a "single employer" (i) within the meaning of
Section 414(b), (c), (m) or (o) of the Code or (ii) as a result of the Borrower or a Subsidiary of the Borrower being or having been a general partner of such person.

                  "Eurodollar Loan" shall mean each Loan (other than a Swingline
Loan) designated as such by the Borrower at the time of the incurrence thereof or conversion thereto.

                  "Eurodollar Rate" shall mean (a) the offered quotation to first-class banks in the New York interbank Eurodollar market by the Administrative Agent for Dollar deposits of amounts in immediately available funds comparable to the outstanding principal amount of the Eurodollar Loan of the Administrative Agent (in its capacity as a Lender) with maturities comparable to the Interest Period applicable to such Eurodollar Loan commencing two Business Days thereafter as of 10:00 A.M. (New York time) on the applicable Interest Determination Date, divided (and rounded upward to the nearest 1/16 of 1%) by (b) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves required by applicable law) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency funding or liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D).

                  "Event of Default" shall have the meaning provided in Section 10.

                  "Excess Cash Flow" shall mean, for any Excess Cash Payment Period, the remainder of (a) the "net cash provided by operating activities" as shown on the Borrower's "Statement of Consolidated Cash Flows" as delivered with its financial statements for the relevant Excess Cash Payment Period pursuant to
Section 8.01(b) minus (b) the sum of, without duplication, (i) the aggregate amount of all Capital Expenditures made by the Borrower and its Subsidiaries during such period (other than Capital Expenditures to the extent financed with equity proceeds, Asset Sale proceeds, insurance proceeds or Indebtedness), and
(ii) the aggregate amount of permanent principal payments of Indebtedness for borrowed money of the Borrower and its Subsidiaries during such period (other than (A) repayments to the extent made with Asset Sale proceeds, equity proceeds, insurance proceeds or Indebtedness and (B) repayments of Loans, provided that repayments of Loans shall be deducted in determining Excess Cash Flow to the extent such repayments were (x) required as a result of a Scheduled Repayment under Section 4.02(c) or 4.02(d) or (y) made as a voluntary prepayment with internally generated funds (but in the case of a voluntary prepayment of Revolving Loans or Swingline Loans, only to the extent accompanied by a voluntary reduction to the Total Revolving Loan Commitment in an amount equal to such prepayment)).

                  "Excess Cash Payment Date" shall mean the date occurring 90 days after the last day of each fiscal year of the Borrower (beginning with its fiscal year ending December 31, 2004).

                  "Excess Cash Payment Period" shall mean, with respect to the repayment required on each Excess Cash Payment Date, the immediately preceding fiscal year of the Borrower.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                  "Excluded Foreign Subsidiaries" shall mean OPK Insurance Co. Ltd., Roadway Express, B.V., Roadway S.A. de C.V., Transcontinental Lease S.A. de C.V. and Yellow Transportation Mexicana S.A. de C.V.; provided that if at any time the aggregate earnings, revenues or book value of the assets, as the case may be, of all Subsidiaries of the Borrower which would otherwise be Excluded Foreign Subsidiaries exceeds $30,000,000 then certain Subsidiaries designated by the Borrower to the Administrative Agent in writing shall no longer be "Excluded Foreign Subsidiaries" such that the aggregate earnings, revenues or book value of the assets, as the case may be, of all Excluded Foreign Subsidiaries (after giving effect to such designation) does not exceed $30,000,000 at such time.

                  "Existing Credit Agreements" shall mean, collectively, the Existing Roadway Credit Agreement and the Existing Yellow Credit Agreement.

                  "Existing Indebtedness" shall have the meaning provided in
Section 5.18.

                  "Existing Roadway Credit Agreement" shall mean the Credit Agreement, dated as of November 30, 2001, among Roadway Corporation, various financial institutions, Harris Trust and Savings Bank and National City Bank, as co-syndication agents and Credit Suisse First Boston, as administrative agent.

                  "Existing Yellow Credit Agreement" shall mean the Revolving Credit Agreement, dated as of April 5, 2001 among Yellow Corporation, the lenders named therein, Wachovia Bank, N.A., as syndication agent, Firstar Bank, N.A., as a documentation agent, Fleet National Bank, as a documentation agent, Suntrust Bank, as a documentation agent and Bank One, N.A., as administrative agent.

                  "Extension Deadline" shall have the meaning provided in
Section 1.14.

                  "Facing Fee" shall have the meaning provided in Section
3.01(d).

                  "Federal Funds Rate" shall mean, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent.

                  "Fees" shall mean all amounts payable pursuant to or referred to in Section 3.01.

                  "Financial Officer" of any Person shall mean the chief financial officer, principal accounting officer, treasurer or controller of such Person.

                  "5% Contingent Convertible Senior Note Documents" shall mean the 5% Contingent Convertible Senior Note Indenture, the 5% Contingent Convertible Senior Notes and each other document or agreement relating to the issuance of the 5% Contingent Convertible Senior Notes, as each of the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

                  "5% Contingent Convertible Senior Note Indenture" shall mean the Indenture, dated as of August 8, 2003 among the Borrower and Deutsche Bank Trust Company Americas, as trustee thereunder, as in effect on the Effective Date and as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

                  "5% Contingent Convertible Senior Notes" shall mean the Borrower's 5% Contingent Convertible Senior Notes due 2023 issued pursuant to the 5% Contingent Convertible Senior Note Indenture.

                  "Foreign Pension Plan" shall mean each employee benefit plan, employment, bonus, incentive, stock purchase and stock option plan, program, agreement or arrangement; and each severance, termination pay, salary continuation, retention, accrued leave, vacation, sick pay, sick leave, medical, life insurance, disability, accident, profit-sharing, fringe benefit, pension, deferred compensation or other retirement or superannuation plan, fund, program, agreement, commitment or arrangement sponsored, established, maintained or contributed to, or required to be contributed to, or with respect to which any liability is borne, outside the fifty states of the United States of America, by the Borrower or any of its Subsidiaries, including, without limitation, any such plan, fund, program, agreement or arrangement sponsored by a government or governmental entity.

                  "Foreign Subsidiary" shall mean each Subsidiary of the Borrower which is not incorporated or organized in the United States or any State or territory thereof.

                  "GAAP" shall mean the generally accepted accounting principles in the United States as in effect in the manner provided for in Section 13.07(a).

                  "GPS Option Agreements" shall mean (i) the GPS Asia Option Agreement, dated August 12, 2003, among Yellow Corporation, Yellow Global LLC, Asia Challenge Limited, GPS Logistics Group Ltd. And Peter Chow and (ii) the GPS UK Option Agreement, dated August 12, 2003, among Yellow Corporation, Yellow Global LLC, GPS Logistics LLC, GPS Logistics (UK) Limited, GPS Logistics (EU) Limited and Peter Chow, as any of the foregoing may be amended from time to time.

                  "Hazardous Materials" shall mean (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, dielectric fluid containing levels of polychlorinated biphenyls, and radon gas; (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous waste," "hazardous materials," "extremely hazardous substances," "restricted hazardous waste," "toxic substances," "toxic pollutants," "contaminants," or "pollutants," or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance, the exposure to, or Release of which is prohibited, limited or regulated by any governmental authority.

                  "Immaterial Subsidiary" shall mean a Subsidiary of the Borrower (i) having total assets of less than $10,000 in aggregate, and (ii) that does not carry on any business.

                  "Incremental Commitment" shall mean a commitment to make additional Term Loans or increase the Credit-Linked Commitments or Revolving Loan Commitments pursuant to Section 1.15.

                  "Incremental Commitment Agreement" shall mean an Incremental Commitment Agreement substantially in the form of Exhibit O (appropriately completed).

                  "Incremental Commitment Effective Date" shall mean (i) in the case of an Incremental Commitment in respect of Incremental Term Loans of a given Tranche, the Incremental Term Loan Borrowing Date for such Tranche and
(ii) in the case of Incremental Commitments under the CL Letter of Credit Tranche or the Revolving Loan Tranche, the date the related increase became effective as specified in the relevant Incremental Commitment Agreement.

                  "Incremental Commitment Termination Date" shall mean at any time the latest Maturity Date then in effect.

                  "Incremental Lender" shall have the meaning provided in
Section 1.15(b).

                  "Incremental Term Loan" shall have the meaning provided in
Section 1.01(e).

                  "Incremental Term Loan Borrowing Date" shall mean for any Incremental Term Loan, the date specified in the respective Incremental Commitment Agreement pursuant to which such Incremental Term Loans are to be made; provided that no such date shall occur after the Incremental Commitment Termination Date.

                  "Incremental Term Loan Commitment" shall mean, for each Incremental Lender, the commitment of such Incremental Lender to make Incremental Term Loans under a Term Loan Tranche pursuant to Section 1.01(e) on the relevant Incremental Term Loan Borrowing Date(s), as such commitment (x) is set forth in the respective Incremental Commitment Agreement delivered pursuant to Section 1.15(b) or (y) may be terminated pursuant to Sections 3.03 and/or 10.

                  "Incremental Term Loan Maturity Date" shall mean for any New Tranche of Incremental Term Loans, the maturity date set forth for such New Tranche of Incremental Term Loans in the respective Incremental Commitment Agreement relating thereto, provided that the maturity date for all Incremental Term Loans of a given Tranche shall be the same date; provided further that each Incremental Maturity Date shall be on a date on or after the maturity date for the Initial Term Loans.

                  "Incremental Term Loan Scheduled Repayment" shall have the meaning provided in Section 4.02(d).

                  "Incremental Term Notes" shall have the meaning set forth in
Section 1.05(a).

                  "Indebtedness" shall mean, as to any Person, without duplication, (i) all indebtedness (including principal, interest, fees and charges) of such Person for borrowed money or for the deferred purchase price (deferred in excess of 90 days) of property or services, (ii) the maxi-mum amount available to be drawn or paid under all letters of credit, bankers' acceptances, bank guaranties and similar obligations issued for the account of such Person and all unpaid drawings in respect of such letters of credit, bankers' acceptances and similar obligations, (iii) all Indebtedness of the types described in clause (i), (ii), (iv), (v), (vi), (vii) or (viii) of this definition secured by any Lien on any property owned by such Person, whether or not such Indebtedness has been assumed by such Person (provided that, if the Person has not assumed or otherwise become liable in respect of such Indebtedness, such Indebtedness shall be deemed to be in an amount equal to the fair market value of the property to which such Lien relates as determined in good faith by such Person), (iv) the aggregate amount of all Capitalized Lease Obligations of such Person, (v) all obligations of such Person to pay a specified purchase price for goods or services, whether or not delivered or accepted, i.e., take-or-pay and similar obligations, (vi) all Contingent Obligations of such Person, (vii) all obligations under any Interest Rate Protection Agreement, any Other Hedging Agreement or under any similar type of agreement, except that if any agreement relating to such obligation provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount thereof, (viii) all Attributable Debt of such Person and (ix) all Attributable Receivables Indebtedness of such Person. Notwithstanding the foregoing, Indebtedness shall not include trade payables and accrued expenses incurred by any Person in accordance with customary practices and in the ordinary course of business of such Person.

                  "Initial Borrowing Date" shall mean the date occurring on or after the Effective Date on which the initial Borrowing of Loans occurs.

                  "Initial Permitted Receivables Facility Proceeds" shall mean the amount of cash proceeds to be initially received by the Borrower and/or the other Receivables Sellers from the sale of Permitted Receivables Facility Assets to the Receivables Entity pursuant to the Permitted Receivables Facility; provided that the Initial Permitted Receivables Facility Proceeds shall not exceed the funding limit under the Permitted Receivable Facility.

                  "Initial Term Loan" shall have the meaning provided in Section 1.01(a).

                  "Initial Term Loan Commitment" shall mean, for each Lender, the amount set forth opposite such Lender's name in Schedule 1.01(a) directly below the column entitled "Initial Term Loan Commitment," as the same may be terminated pursuant to Sections 3.03 and/or 10.

                  "Initial Term Note" shall have the meaning provided in Section 1.05(a).

                  "Intercompany Note" shall mean a promissory note evidencing intercompany loans made pursuant to Section 9.05(viii), in each case duly executed and delivered substantially in the form of Exhibit P, with blanks completed in conformity herewith (or such other form as may be approved by the Administrative Agent or the Required Lenders).

                  "Interest Determination Date" shall mean, with respect to any Eurodollar Loan, the second Business Day prior to the commencement of any Interest Period relating to such Eurodollar Loan.

                  "Interest Period" shall mean (i) as to any Borrowing of Eurodollar Loans, the interest period applicable to such Borrowing of Eurodollar Loans selected pursuant to, and otherwise subject to the provisions of, Section 1.09, and (ii) as to any investment of the Credit-Linked Deposits, the period commencing on the Initial Borrowing Date and ending on the date that is one month thereafter and each successive one month period thereafter, provided that
(x) if any Interest Period for the Credit-Linked Deposits begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month, and (y) if any Interest Period for the Credit-Linked Deposits would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, although if any Interest Period for the Credit-Linked Deposits Loan would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day.

                  "Interest Rate Protection Agreement" shall mean any interest rate swap agreement, interest rate cap agreement, interest collar agreement, interest rate hedging agreement or other similar agreement or arrangement.

                  "Investments" shall have the meaning provided in Section 9.05.

                  "Issuing Lender" shall mean each of (i) DB New York (except as otherwise provided in Section 12.09) and (ii) and any other Lender reasonably acceptable to the Administrative Agent which agrees to issue Letters of Credit hereunder; provided that such Lender shall only be an Issuing Lender only with respect to the Letters of Credit which such Lender agrees to issue hereunder. Any Issuing Lender may, in its discretion, arrange for one or more Letters of Credit to be issued by one or more Affiliates of such Issuing Lender.

                  "L/C Supportable Obligations" shall mean (i) obligations of the Borrower or any of its Subsidiaries with respect to workers compensation, surety bonds, insurance and other similar statutory obligations, (ii) obligations of the Borrower or any of its Subsidiaries under contracts entered into in the ordinary course of business and (iii) such other obligations of the Borrower or any of its Subsidiaries as are reasonably acceptable to the respective Issuing Lender and otherwise permitted to exist pursuant to the terms of this Agreement (other than obligations in respect of any Senior Notes).

                  "Leaseholds" of any Person shall mean all the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

                  "Lender" shall mean each financial institution listed on
Schedule 1.01(a), as well as any Person that becomes a "Lender" hereunder pursuant to Section 1.13 or 13.04(b).

                  "Lender Default" shall mean (i) the refusal (which has not been retracted) or the failure of a Lender to make available its portion of any Borrowing (including any Mandatory Borrowing) or to fund its portion of any unreimbursed payment under Section 2.04(c) or (ii) a Lender having notified in writing the Borrower and/or the Administrative Agent that such

Lender does not intend to comply with its obligations under Section 1.01(a), 1.01(b), 1.01(d) or 2.

                  "Letter of Credit" shall have the meaning provided in Section 2.01(a). Letters of Credit shall be either CL Letters of Credit or RL Letters of Credit.

                  "Letter of Credit Outstandings" shall mean, at any time, the sum of (i) the Stated Amount of all outstanding Letters of Credit and (ii) the aggregate amount of all Unpaid Drawings in respect of all Letters of Credit.

                  "Letter of Credit Request" shall have the meaning provided in
Section 2.03(a).

                  "LIBOR Rate" shall mean for any Interest Period with respect to the investment of the Credit-Linked Deposits, the rate for deposits in Dollars for a period of one month which appears on the Telerate Page 3750 as of 12:00 Noon (London time) on the day that is two Business Days preceding the beginning of such Interest Period. If such rate does not appear on Telerate Page 3750, the rate for that Interest Period will be the rate determined in good faith by the Administrative Agent on the basis of the rates at which deposits in Dollars are offered by four major banks in the London interbank market at approximately 12:00 Noon (London time), on the day that is two Business Days preceding the beginning of the new Interest Period to prime banks in the London interbank market for a period of three months commencing on the beginning of the new Interest Period and in the then outstanding amount of the Credit-Linked Deposits. The Administrative Agent will request the principal London office of each of such four major banks in the London interbank market to provide a quotation of its rate. If at least two such quotations are provided, the rate for that new Interest Period will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that Interest Period will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Administrative Agent, at approximately 12:00 Noon (New York City time), on the beginning of the new Interest Period for loans in Dollars to leading European banks for a period of one month commencing on the beginning of the new Interest Period and in the amount of the Credit-Linked Deposits.

                  "Lien" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or any other similar recording or notice statute, and any financing lease having substantially the same effect as any of the foregoing) that is intended to create a security interest or collateral for an obligation.

                  "Loan" shall mean each Term Loan, each Revolving Loan and each Swingline Loan.

                  "Majority Lenders" of any Tranche shall mean those Non-Defaulting Lenders which would constitute the Required Lenders under, and as defined in, this Agreement if all outstanding Obligations of the other Tranches under this Agreement were repaid in full and all Commitments with respect thereto were terminated.

                  "Mandatory Borrowing" shall have the meaning provided in
Section 1.01(d).

                  "Margin Reduction Period" shall mean each period which shall commence on the date upon which the respective officer's certificate is delivered pursuant to Section 8.01(e) (together with the related financial statements pursuant to Section 8.01(a) or (b), as the case may be) and which shall end on the date of actual delivery of the next officer's certificate pursuant to Section 8.01(e) (and related financial statements) or the latest date on which such next officer's certificate (and related financial statements) is required to be so delivered; it being understood that the first Margin Reduction Period shall commence with the delivery of the Borrower's financial statements (and related officer's certificate) in respect of its fiscal quarter ending closest to June 30, 2004.

                  "Margin Stock" shall have the meaning provided in Regulation
U.

                  "Material Adverse Effect" shall mean (i) a material adverse effect on the business, operations, property, assets, liabilities, financial condition or prospects of the Borrower and its Subsidiaries taken as a whole or
(ii) a material adverse effect (x) on the rights or remedies of the Lenders or the Administrative Agent hereunder or under any other Credit Document or (y) on the ability of the Credit Parties taken as a whole to perform their obligations to the Lenders or Administrative Agent hereunder or under any other Credit Document.

                  "Maturity Date" shall mean, with respect to any Tranche the final maturity date under such Tranche (i.e., the applicable Term Loan Maturity Date, the Revolving Loan Maturity Date and the Swingline Expiry Date, as the case may be).

                  "Maximum Swingline Amount" shall mean $10,000,000.

                  "Merger" shall mean the merger of Roadway into Yankee LLC, with Yankee LLC being the Surviving Company (as defined in the Merger Agreement) as a wholly-owned subsidiary of the Borrower all in accordance with the Merger Agreement.

                  "Merger Agreement" shall mean the Agreement and Plan of Merger, by and among the Borrower, Yankee LLC and Roadway, dated as of July 8, 2003.

                  "Minimum Borrowing Amount" shall mean (i) for Initial Term Loans, $25,000,000, (ii) for Revolving Loans, $5,000,000, (iii) for Swingline Loans, $250,000 and (iv) for a New Tranche of Term Loans, the amount specified in the relevant Incremental Commitment Agreement.

                  "Moody's" shall mean Moody's Investors Service, Inc., or any successor corporation thereto.

                  "Mortgage" shall mean (i) in the case of Roadway LLC and its Subsidiaries, a mortgage substantially in the form of Exhibit L-1, and (ii) in all other cases, a mortgage substantially in the form of Exhibit L-2, in each case, with such modifications thereto as any local counsel of the Collateral Agent may deem necessary or appropriate.

                  "Mortgage Policy" shall mean a mortgage title insurance policy or a binding commitment with respect thereto.

                  "Mortgaged Property" shall mean any Real Property owned by the Borrower or any of its Subsidiaries which is encumbered (or required to be encumbered) by a Mortgage.

                  "Multiemployer Plan" shall mean a multiemployer plan (as defined in Section 3(37) of ERISA) with respect to which the Borrower, a Subsidiary of the Borrower or an ERISA Affiliate has or may have any liability, contingent or otherwise.

                  "NAIC" shall mean the National Association of Insurance Commissioners.

                  "Net Debt Proceeds" shall mean, with respect to any incurrence or issuance of Indebtedness for borrowed money, the cash proceeds (net of underwriting discounts and commissions and other reasonable fees and costs of the Borrower and its Subsidiaries associated therewith) received by the respective Person from the respective incurrence of such Indebtedness for borrowed money.

                  "Net Equity Proceeds" shall mean, with respect to each issuance or sale of any equity by any Person or any capital contribution to such Person, the cash proceeds (net of underwriting discounts and commissions, legal and accounting fees, printing costs, SEC and blue sky fees and other reasonable fees and costs of the Borrower and its Subsidiaries associated therewith) received by such Person from the respective sale or issuance of its equity or from the respective capital contribution.

                  "Net Insurance Proceeds" shall mean, with respect to any Recovery Event, the cash proceeds (net of (i) reasonable fees and costs and taxes of the Borrower and its Subsidiaries incurred in connection with such Recovery Event and (ii) the amount of such insurance or condemnation proceeds required to be used to repay any Indebtedness (other than Indebtedness secured under the Security Documents) which is secured by the respective assets subject to such Recovery Event) received by the respective Person in connection with such Recovery Event.

                  "Net Sale Proceeds" shall mean, for any Asset Sale, the gross cash proceeds (including any cash received by way of deferred payment pursuant to a promissory note, receivable or otherwise, but only as and when received) received from such sale of assets, net of the reasonable fees and costs of the Borrower and its Subsidiaries of such sale (including fees and commissions, payments of unassumed liabilities relating to the assets sold and required payments of any Indebtedness (other than Indebtedness secured pursuant to the Security Documents) which is secured by the respective assets which were sold), and the incremental taxes paid or payable as a result of such Asset Sale.

                  "New Senior Note Documents" shall mean the New Senior Note Indenture, the New Senior Notes and each other document or agreement relating to the issuance of the New Senior Notes.

                  "New Senior Note Indenture" shall mean the Indenture, dated as of November 25, 2003 among the Borrower, and Deutsche Bank Trust Company Americas, as trustee, as in effect on the Effective Date and as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

                  "New Senior Notes" shall mean the Borrower's 3.375% Contingent Convertible Senior Notes due 2023 issued pursuant to the New Senior Note Indenture.

                  "New Tranche" shall mean each Tranche of Incremental Term Loans other than the Initial Term Loan Tranche.

                  "Non-Defaulting Lender" and "Non-Defaulting RL Lender" shall mean and include each Lender or RL Lender, as the case may be, other than a Defaulting Lender.

                  "Note" shall mean each Initial Term Note, each Incremental Term Note, each Revolving Note and the Swingline Note.

                  "Notice of Borrowing" shall have the meaning provided in
Section 1.03(a).

                  "Notice of Conversion/Continuation" shall have the meaning provided in Section 1.06.

                  "Notice Office" shall mean (i) for credit notices, the office of the Administrative Agent located at 60 Wall Street, MS NYC60-4305, New York, New York, 10005-2858, Attention: Marguerite Sutton, Telephone No.: (212) 250-6150, and Telecopier No.: (212) 797-5692, and (ii) for operational notices, the office of the Administrative Agent located at 90 Hudson Street, MS JCY05-0511, Jersey City, New Jersey 07302, Attention: Joseph Adams, Telephone
No.: (201) 593-2163, and Telecopier No.: (201) 593-2308, or such other office or person as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

                  "Obligations" shall mean all amounts owing to the Administrative Agent, the Collateral Agent, any Issuing Lender, the Swingline Lender or any Lender pursuant to the terms of this Agreement or any other Credit Document.

                  "Ordinary Cash on Hand Requirement" shall mean $100,000,000.

                  "Other Hedging Agreements" shall mean any foreign exchange contracts, currency swap agreements, commodity agreements or other similar arrangements, or arrangements designed to protect against fluctuations in currency values or commodity prices.

                  "Participant" shall have the meaning provided in Section 2.04(a).

                  "Payment Office" shall mean the office of the Administrative Agent located at 90 Hudson Street, 5th Floor, Jersey City, New Jersey or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

                  "Percentage", with respect to each Lender, shall mean such Lender's CL Percentage, RL Percentage or TL Percentage.

                  "Permitted Acquisition" shall mean the acquisition by the Borrower or a Wholly-Owned Subsidiary of the Borrower of an Acquired Entity or Business (including by way of merger of such Acquired Entity or Business with and into the Borrower (so long as the Borrower is the surviving corporation) or a Wholly-Owned Subsidiary of the Borrower (so long as such Wholly-Owned Subsidiary upon consummation of such acquisition is the surviving corporation)), provided that (in each case) (A) the consideration paid or to be paid by the Borrower or such Wholly-Owned Subsidiary consists solely of cash (including proceeds of Revolving Loans or Swingline Loans), the issuance or incurrence of Indebtedness otherwise permitted by Section 9.04, the assumption/acquisition of any Indebtedness (calculated at face value) which is permitted to remain outstanding in accordance with the requirements of Section 9.04 and/or the issuance of common stock of the Borrower or Qualified Preferred Stock of the Borrower, (B) in the case of the acquisition of 100% of the capital stock or other equity interests of any Person (including way of merger), such Person shall own no capital stock or other equity interests of any other Person (excluding de minimis amounts) unless either (x) such Person and/or its Wholly-Owned Subsidiaries own 100% of the capital stock or other equity interests of such other Person or (y) (1) such Person and/or its Wholly-Owned Subsidiaries own at least 90% of the consolidated assets of such Person and its Subsidiaries or (2) the capital stock or other equity interest in the Subsidiary of such Person is an Investment otherwise permitted pursuant to Section 9.05(xiii) and (3) any non-Wholly-Owned Subsidiary of such Person was non-Wholly Owned prior to the date of such Permitted Acquisition of such Person, (C) the Acquired Entity or Business acquired pursuant to the respective Permitted Acquisition is in a business permitted by Section 9.14 and (D) all applicable requirements of Sections 8.14, 9.02 and 9.15 applicable to Permitted Acquisitions are satisfied. Notwithstanding anything to the contrary contained in the immediately preceding sentence, (i) an acquisition which does not otherwise meet the requirements set forth above in the definition of "Permitted Acquisition" shall constitute a Permitted Acquisition if, and to the extent, the Required Lenders agree in writing, prior to the consummation thereof, that such acquisition shall constitute a Permitted Acquisition for purposes of this Agreement and (ii) any acquisition of an Acquired Entity or Business by the Borrower or a Wholly-Owned Subsidiary of the Borrower in connection with the GPS Option Agreements shall constitute a Permitted Acquisition for purposes of this Agreement.

                  "Permitted Encumbrance" shall mean, with respect to any Mortgaged Property, such exceptions to title as are set forth in the Mortgage Policy delivered with respect thereto, all of which exceptions must be acceptable to the Administrative Agent in its reasonable discretion.

                  "Permitted Liens" shall have the meaning provided in Section 9.01.

                  "Permitted Receivables Facility" shall mean the receivables facility or facilities created under the Permitted Receivables Facility Documents, providing for the sale or pledge by the Borrower and/or one or more other Receivables Sellers of Permitted Receivables Facility Assets (thereby providing financing to the Borrower and the Receivables Sellers) to the Receivables Entity (either directly or through another Receivables Seller), which in turn shall sell or pledge interests in the respective Permitted Receivables Facility Assets to third-party investors pursuant to the Permitted Receivables Facility Documents (with the Receivables Entity permitted to issue investor certificates, purchased interest certificates or other similar documentation evidencing interests in the Permitted Receivables Facility Assets) in return for the cash used by the Receivables Entity to purchase the Permitted Receivables Facility Assets from the Borrower and/or the respective Receivables Sellers, in each case as more fully set forth in the Permitted Receivables Facility Documents.

                  "Permitted Receivables Facility Assets" shall mean (i) Receivables (whether now existing or arising in the future) of the Borrower and its Subsidiaries which are transferred or pledged to the Receivables Entity pursuant to the Permitted Receivables Facility and any related Permitted Receivables Related Assets which are also so transferred or pledged to the Receivables Entity and all proceeds thereof and (ii) loans to the Borrower and its Subsidiaries secured by Receivables (whether now existing or arising in the future) of the Borrower and its Subsidiaries which are made pursuant to the Permitted Receivables Facility.

                  "Permitted Receivables Facility Documents" shall mean each of the documents and agreements entered into in connection with the Permitted Receivables Facility, including all documents and agreements relating to the issuance, funding and/or purchase of certificates and purchased interests, all of which documents and agreements shall be in form and substance reasonably satisfactory to the Administrative Agent, in each case as such documents and agreements may be amended, modified, supplemented, refinanced or replaced from time to time so long as (i) any such amendments, modifications, supplements, refinancing or replacements do not impose any conditions or requirements on the Borrower or any of its Subsidiaries that are more restrictive in any material respect than those in existence on the related Permitted Receivables Facility Transaction Date, (ii) any such amendments, modifications, supplements, refinancings or replacements are not adverse in any way to the interests of the Lenders and (iii) any such amendments, modifications, supplements, refinancings or replacements are otherwise in form and substance reasonably satisfactory to the Administrative Agent. It is understood and agreed that the documentation for the Yellow Receivables Facility delivered to the Administrative Agent prior to the Effective Date (including the form of amendment thereto referred to in Section 5.07) are satisfactory in form and substance to the Administrative Agent and the Required Lenders.

                  "Permitted Receivables Facility Financing Costs" shall mean, for any period, the total consolidated interest and fee expense of the Borrower and its Subsidiaries which would have existed for such period pursuant to the Permitted Receivables Facility if same were structured as a secured lending arrangement rather than as a facility for the sale of Permitted Receivables Facility Assets.

                  "Permitted Receivables Facility Threshold Amount" shall mean $200,000,000 provided that, on each date upon which a mandatory repayment and/or commitment reduction is required pursuant to Section 4.02(i) or 3.03(f), as the case may be, as a result of the incurrence of Attributable Receivables Facility Indebtedness in excess of the Permitted Receivables Facility Threshold Amount as theretofore in effect, the Permitted Receivables Facility Threshold Amount shall be increased (on the date of, after giving effect to, the respective mandatory repayment and/or commitment reduction) by the amount of the mandatory principal repayment or commitment reduction required on such date pursuant to Section 4.02(i) or 3.03(f), as the case may be, as a result of the respective incurrence of Attributable Receivables Indebtedness.

                  "Permitted Receivables Facility Transaction" shall mean with respect to a Permitted Receivables Facility, the consummation of the transactions contemplated by the related Permitted Receivables Facility Documents on the initial funding date thereunder.

                  "Permitted Receivables Facility Transaction Date" shall mean with respect to a Permitted Receivables Facility, the date of the consummation of the related Permitted Receivables Facility Transaction in accordance with the requirements of Section 8.15.

                  "Permitted Receivables Related Assets" shall mean, with respect to any Person, all of the following property and interests in property of such Person, whether now existing or existing in the future or hereafter acquired or arising and in each case to the extent relating to the respective Receivables of such Person: (i) all unpaid seller's or lessor's rights (including, without limitation, recession, replevin, reclamation and stoppage in transit, relating to any of the foregoing or arising therefrom), (ii) all rights to any goods or merchandise represented by any of the foregoing (including, without limitation, returned or repossessed goods), (iii) all reserves and credit balances with respect to any such Receivable or the respective account debtor, (iv) all letters of credit, security or guarantees of any of the foregoing, (v) all insurance policies or reports relating to any of the foregoing, (vi) all collection or deposit accounts relating to any of the foregoing, (vii) all proceeds of any of the foregoing, and (viii) all books and records relating to any of the foregoing.

                  "Permitted Roadway Bond Refinancing" shall mean Indebtedness of the Borrower and the other Credit Parties to the extent the proceeds thereof are used to refinance, renew, refund or replace the Roadway Bonds so long as (i) such Indebtedness constitutes Incremental Term Loans incurred under this Agreement or (ii)(a) the terms of such Indebtedness shall not require that any mandatory redemption or repayment thereof occur prior to the first anniversary of the then latest Maturity Date, (b) such refinancing, renewal, refunding or replacement does not increase the amount of the Indebtedness being refinanced, renewed, refunded or replaced, (c) such Indebtedness is unsecured and (d) all other terms of such Indebtedness are reasonably satisfactory to the Administrative Agent.

                  "Person" shall mean any individual, partnership, joint venture, firm, corporation, association, limited liability company, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

                  "Plan" shall mean any pension plan as defined in Section 3(2) of ERISA, other than a Multiemployer Plan with respect to which the Borrower, a Subsidiary of the Borrower or an ERISA Affiliate has or may have any liability, contingent or otherwise.

                  "Pledge Agreement" shall have the meaning provided in Section 5.12.

                  "Pledge Agreement Collateral" shall mean all "Collateral" as defined in the Pledge Agreement.

                  "Pledgee" shall have the meaning provided in the Pledge Agreement.

                  "Prime Lending Rate" shall mean the rate which the Administrative Agent announces from time to time as its prime lending rate, the Prime Lending Rate to change when and as such prime lending rate changes. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer by the Administrative Agent, which may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.

                  "Pro Forma Basis" shall mean, in connection with any calculation of compliance with any financial covenant or financial term, the calculation thereof after giving effect on a pro forma basis to (x) the incurrence of any Indebtedness (other than revolving Indebtedness, except to the extent same is incurred to refinance other outstanding Indebtedness or to finance a Permitted Acquisition) after the first day of the relevant Calculation Period as if such Indebtedness had been incurred (and the proceeds thereof applied) on the first day of the relevant Calculation Period, (y) the permanent repayment of any Indebtedness (other than revolving Indebtedness except to the extent accompanied by a corresponding permanent commitment reduction) after the first day of the relevant Calculation Period as if such Indebtedness had been retired or redeemed on the first day of the relevant Calculation Period and/or
(z) the Significant Acquisition or Significant Asset Disposition, if any, then being consummated as well as any other Significant Acquisition or Significant Asset Disposition consummated after the first day of the relevant Calculation Period and on or prior to the date of the respective Significant Acquisition or Significant Asset Disposition then being effected, as the case may be, with the following rules to apply in connection therewith:

                  (i) all Indebtedness (x) (other than revolving Indebtedness, except to the extent same is incurred to refinance other outstanding Indebtedness or to finance a Permitted Acquisition) incurred or issued after the first day of the relevant Calculation Period (whether incurred to finance a Permitted Acquisition, to refinance Indebtedness or otherwise) shall be deemed to have been incurred or issued (and the proceeds thereof applied) on the first day of the respective Calculation Period and remain outstanding through the date of determination and (y) (other than revolving Indebtedness except to the extent accompanied by a corresponding permanent commitment reduction) permanently retired or redeemed after the first day of the relevant Calculation Period shall be deemed to have been retired or redeemed on the first day of the respective Calculation Period and remain retired through the date of determination;

                  (ii) all Indebtedness assumed to be outstanding pursuant to preceding clause (i) shall be deemed to have borne interest at (x) the rate applicable thereto, in the case of fixed rate indebtedness, or (y) at the rate which would have been applicable thereto on the last day of the respective Calculation Period, in the case of floating rate Indebtedness (although interest expense with respect to any Indebtedness for periods while same was actually outstanding during the respective period shall be calculated using the actual rates applicable thereto while same was actually outstanding); and

                  (iii) in making any determination of Consolidated EBITDA, pro forma effect shall be given to (x) any Significant Asset Disposition, consummated during the periods described above, with such Consolidated EBITDA to be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the assets or Equity Interests which are the subject of such Significant Asset Disposition for such period or increased by an amount equal to the Consolidated EBITDA (if negative) applicable thereto for such period; provided that if any Significant Asset Disposition is of Equity Interests in a Subsidiary of the Borrower which remains a Subsidiary after giving effect to such Significant Asset Disposition, Consolidated EBITDA shall be adjusted to give pro forma effect thereto (as if such disposition occurred on the first day of the respective period) in accordance with the rules set forth in the definition of Consolidated Net Income contained herein and (y) any Significant Acquisition consummated during the periods described above, with such Consolidated EBITDA to be determined as if such Significant Acquisition was consummated on the first day of the relevant Calculation Period, and, in each case, taking into account factually supportable and identifiable cost savings and expenses directly attributable to such Significant Acquisition or Significant Asset Disposition which would otherwise be accounted for as an adjustment pursuant to Article 11 of Regulation S-X under the Securities Act, as if such cost savings or expenses were realized on the first day of the respective period.

                  "Pro Forma Consolidated EBITDA" shall mean the pro forma Consolidated EBITDA of the Borrower and its Subsidiaries (including Roadway and its subsidiaries) for the nine-month period ended September 30, 2003 as shown on pro forma consolidated financial statements of the Borrower and its Subsidiaries (including Roadway and its Subsidiaries) meeting the requirements of Regulation S-X for registration statements (as if such a registration statement for a debt issuance of the Borrower, became effective on the Effective Date) on Form S-3.

                  "Projections" shall mean the projections that were prepared by or on behalf of the Borrower in connection with the Transaction and delivered to the Agents and the Lenders prior to the Initial Borrowing Date.

                  "Qualified Common Stock" shall mean any redeemable common stock or other redeemable equity interests of the Borrower or its Subsidiaries so long as the terms of any such preferred stock (v) do not contain any mandatory put, redemption, repayment, sinking fund or other similar provision prior to the one year anniversary of the Term Loan Maturity Date, except upon the occurrence of a change of control (the definition of which shall be no more restrictive than that set forth in the 5% Contingent Convertible Senior Note Indenture) so long as the terms thereof do not require any such redemption or other action unless (and until) all Obligations have been paid in full and the Total Commitment and all Letters of Credit have been terminated or the requisite consents under this Agreement have been obtained to permit such redemption or other action, (w) do not require the cash payment of dividends to the extent that the payment thereof would not be permitted at such time pursuant to this Agreement or any other agreement of the Borrower or any of its Subsidiaries, (x) do not contain any operating or financial maintenance covenants, (y) do not grant the holders thereof any voting rights except for (I) voting rights required to be granted to such holders under applicable law and (II) limited customary voting rights on fundamental matters such as mergers, consolidations, sales of all or substantially all of the assets of the Borrower, or liquidations involving the Borrower, and (z) are otherwise reasonably satisfactory to the Administrative Agent.

                  "Qualified Preferred Stock" shall mean any preferred stock of the Borrower so long as the terms of any such preferred stock (v) do not contain any mandatory put, redemption, repayment, sinking fund or other similar provision prior to the one year anniversary of the Term Loan Maturity Date, except upon the occurrence of a change of control (the definition of which shall be no more restrictive than that set forth in the 5% Contingent Convertible Senior Note Indenture) so long as the terms thereof do not require any such redemption or other action unless (and until) all Obligations have been paid in full and the Total Commitment and all Letters of Credit have been terminated or the requisite consents under this Agreement have been obtained to permit such redemption or other action, (w) do not require the cash payment of dividends to the extent that the payment thereof would not be permitted at such time pursuant to this Agreement or any other agreement of the Borrower or any of its Subsidiaries, (x) do not contain any operating or financial maintenance covenants, (y) do not grant the holders thereof any voting rights (prior to the conversion into common stock of the Borrower, if applicable) except for (I) voting rights required to be granted to such holders under applicable law and
(II) limited customary voting rights on fundamental matters such as mergers, consolidations, sales of all or substantially all of the assets of the Borrower, or liquidations involving the Borrower, and (z) are otherwise reasonably satisfactory to the Administrative Agent.

                  "Quarterly Payment Date" shall mean the last Business Day of each January, April, July and October occurring after the Initial Borrowing Date, commencing on January 31, 2004.

                  "Real Property" of any Person shall mean all the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.

                  "Receivables" shall mean all accounts receivable (including, without limitation, all rights to payment created by or arising from sales of goods, leases of goods or the rendition of services rendered no matter how evidenced whether or not earned by performance).

                  "Receivables Entity" shall mean a Wholly-Owned Subsidiary of the Borrower which engages in no activities other than in connection with the financing of accounts receivable of the Receivables Sellers and which is designated (as provided below) as the "Receivables Entity" (a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by the Borrower or any other Subsidiary of the Borrower (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness)) pursuant to Standard Securitization Undertakings, (ii) is recourse to or obligates the Borrower or any other Subsidiary of the Borrower in any way (other than pursuant to Standard Securitization Undertakings) or (iii) subjects any property or asset of the Borrower or any other Subsidiary of the Borrower, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings, (b) with which neither the Borrower nor any of its Subsidiaries has any contract, agreement, arrangement or understanding (other than pursuant to the Permitted Receivables Facility Documents (including with respect to fees payable in the ordinary course of business in connection with the servicing of accounts receivable and related assets)) on terms less favorable to the Borrower or such Subsidiary than those that might be obtained at the time from persons that are not Affiliates of the Borrower, and (c) to which neither the Borrower nor any other Subsidiary of the Borrower has any obligation to maintain or preserve such entity's financial condition or cause such entity to achieve certain levels of operating results. Any such designation shall be evidenced to the Administrative Agent by filing with the Administrative Agent an officer's certificate of the Borrower certifying that, to the best of such officer's knowledge and belief after consultation with counsel, such designation complied with the foregoing conditions.

                  "Receivables Sellers" shall mean the Borrower and those Subsidiary Guarantors that are from time to time party to the Permitted Receivables Facility Documents.

                  "Recovery Event" shall mean the receipt by the Borrower or any of its Subsidiaries of any cash insurance proceeds (other than business interruption proceeds) or condemnation awards payable by reason of theft, loss, physical destruction, damage, taking or any other similar event with respect to any property or assets of the Borrower or any of its Subsidiaries.

                  "Refinancing" shall mean the repayment of all outstanding loans and all other obligations (and the termination of all commitments) under the Existing Credit Agreements, the Yellow Medium-Term Notes, and the Roadway Receivables Facility, as described in Section 5.05.

                  "Refinancing Term Loan" shall mean Incremental Term Loans incurred pursuant to a New Tranche the proceeds of which are utilized to repay all (but not less than all) of the Term Loans under an existing Tranche (the "Tranche to be Refinanced"), pursuant to Section 4.01(a), provided that (i) such Incremental Term Loans shall have an average life to maturity equal to or greater than the then outstanding Term Loans of the Tranche to be Refinanced and mature on a date no earlier than the Term Loan Maturity Date for the Tranche to be Refinanced and (ii) the applicable interest rate margin set forth in the respective Incremental Commitment Agreement for such Incremental Term Loans shall be less than the Applicable Margin for the Tranche to be Refinanced (as in effect on the relevant Incremental Term Loan Borrowing Date).

                  "Register" shall have the meaning provided in Section 13.15.

                  "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

                  "Regulation T" shall mean Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

                  "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

                  "Regulation X" shall mean Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

                  "Reimer Postponement Agreement" shall mean that certain Postponement Agreement dated as of July 18, 2002 between Roadway Corporation, Reimer Express Lines, Ltd. and The Bank of Nova Scotia.

                  "Release" shall mean actively or passively disposing, discharging, injecting, spilling, pumping, leaking, leaching, dumping, emitting, escaping, emptying, pouring, seeping, migrating or the like, into or upon any land or water or air, or otherwise entering into the environment.

                  "Replaced Lender" shall have the meaning provided in Section 1.13.

                  "Replacement Lender" shall have the meaning provided in
Section 1.13.

                  "Reportable Event" shall mean an event described in Section 4043(c) of ERISA with respect to a Plan that is subject to Title IV of ERISA other than those events as to which the 30-day notice period is waived under subsection .22, .23, .25, .27 or .28 of PBGC Regulation Section 4043.

                  "Required Lenders" shall mean Non-Defaulting Lenders the sum of whose outstanding Term Loans, Revolving Loan Commitments (or after the termination thereof, outstanding Revolving Loans and RL Percentages of (x) outstanding Swingline Loans and (y) RL Letter of Credit Outstandings) and Credit-Linked Commitments (or after the termination, CL Percentages of CL Letter of Credit Outstandings) represent at least a majority of the sum of (i) all outstanding Term Loans of Non-Defaulting Lenders, (ii) the Total Revolving Loan Commitment less the Revolving Loan Commitments of all Defaulting Lenders (or after the termination thereof, the sum of then total outstanding Revolving Loans of Non-Defaulting Lenders and the aggregate RL Percentages of all Non-Defaulting Lenders of the total outstanding Swingline Loans and RL Letter of Credit Outstandings at such time) and (iii) the Total Credit-Linked Commitment less the Credit-Linked Commitments of all Defaulting Lenders (or after the termination thereof, the aggregate CL Percentages of all Non-Defaulting Lenders of the total CL Letter of Credit Outstandings at such time).

                  "Returns" shall have the meaning provided in Section 7.09.

                  "Revolving Loan" shall have the meaning provided in Section 1.01(b).

                  "Revolving Loan Commitment" shall mean, for each Lender, the amount set forth opposite such Lender's name in Schedule 1.01(a) directly below the column entitled "Revolving Loan Commitment," as same may be (x) reduced from time to time or terminated pursuant to Sections 3.02, 3.03 and/or 10, as applicable, (y) adjusted from time to time as a result of assignments to or from such Lender pursuant to Section 1.13 or 13.04(b) or (z) increased from time to time pursuant to Section 1.15.

                  "Revolving Loan Maturity Date" shall mean June 11, 2008.

                  "Revolving Note" shall have the meaning provided in Section 1.05(a).

                  "RL Lender" shall mean each Lender with a Revolving Loan Commitment or with outstanding Revolving Loans.

                  "RL Letter of Credit" shall mean each Letter of Credit designated as such pursuant to Section 2.03(a) (although any RL Letter of Credit initially designated as such shall cease to constitute an RL Letter of Credit upon its re-designation as a CL Letter of Credit pursuant to Section 2.03(c)).

                  "RL Letter of Credit Fee" shall have the meaning provided in
Section 3.01(b).

                  "RL Letter of Credit Outstandings" shall mean, at any time, the aggregate amount of all Letter of Credit Outstandings at such time in respect of RL Letters of Credit.

                  "RL Percentage" of any RL Lender at any time shall mean a fraction (expressed as a percentage) the numerator of which is the Revolving Loan Commitment of such RL Lender at such time and the denominator of which is the Total Revolving Loan Commitment at such time, provided that if the RL Percentage of any RL Lender is to be determined after the Total Revolving Loan Commitment has been terminated, then the RL Percentage of such RL Lender shall be determined immediately prior (and without giving effect) to such termination.

                  "RL Unpaid Drawing" shall mean any Unpaid Drawing under a RL Letter of Credit.

                  "Roadway" shall mean Roadway Corporation, a corporation organized under the laws of Delaware.

                  "Roadway Bond Documents" shall mean the Roadway Bond Indenture, the Roadway Bonds and each other document or agreement relating to the issuance of the Roadway Bonds.

                  "Roadway Bond Indenture" shall mean the Indenture, dated as of November 30, 2001 among the Borrower, Roadway Corporation and SunTrust Bank, as trustee, as in effect on the Effective Date and as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

                  "Roadway Bonds" shall mean Roadway's 8-1/4% Senior Notes due 2008 issued pursuant to the Roadway Bond Indenture.

                  "Roadway Receivables Facility" shall mean that certain receivables facility evidenced by (i) the Purchase and Contribution Agreement, dated as of November 21, 2001, between Roadway Express, Inc., as Seller and Roadway Funding, Inc., as Purchaser and (ii) the Receivables Purchase Agreement, dated as of November 21, 2001 among Roadway Funding, Inc., as the Seller, Greenwich Funding Corporation, as the Investor, Credit Suisse First Boston, New York Branch, as the Agent, the Banks named therein and Roadway Express, Inc., as Collection Agent and Originator.

                  "Rolled-In Letters of Credit" shall have the meaning provided in Section 2.01(a).

                  "S&P" shall mean Standard & Poor's Rating Services, a division of McGraw-Hill, Inc., or any successor thereto.

                  "Sale and Leaseback Transaction" shall mean any arrangement, directly or indirectly, whereby a seller or transferor shall sell or otherwise transfer any real or personal property and then or thereafter lease, or repurchase under an extended purchase contract, conditional sales or other title retention agreement, the same or similar property.

                  "Scheduled Investment Termination Date" for Credit-Linked Deposits shall mean the date agreed to by the Borrower and the Administrative Agent from time to time, provided that if no such agreement shall be reached, the Scheduled Investment Termination Date shall be the last day of the then current Interest Period applicable to the Credit-Linked Deposits.

                  "Scheduled Repayment" shall have the meaning provided in
Section 4.02(d).

                  "Scheduled Repayment Date" shall have the meaning provided in
Section 4.02(d).

                  "SEC" shall have the meaning provided in Section 8.01(g).

                  "Section 4.04(b)(ii) Certificate" shall have the meaning provided in Section 4.04(b)(ii).

                  "Secured Creditors" shall have the meaning assigned that term in the respective Security Documents.

                  "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                  "Security Agreement" shall have the meaning provided in
Section 5.13.

                  "Security Agreement Collateral" shall mean all "Collateral" as defined in the Security Agreement.

                  "Security Document" shall mean and include the Pledge Agreement, the Security Agreement and each Mortgage.

                  "Senior Note Commitment Letter" shall mean the commitment letter by DB Cayman to the Borrower dated July 8, 2003.

                  "Senior Note Documents" shall mean the 5% Contingent Convertible Senior Note Documents, the Roadway Bond Documents and the New Senior Note Documents, as applicable.

                  "Senior Notes" shall mean the 5% Contingent Convertible Senior Notes, the Roadway Bonds and the New Senior Notes, as applicable.

                  "Senior Secured Leverage Ratio" shall mean, at any time, the ratio of (x) Consolidated Senior Indebtedness secured by a Lien (including, but not limited to, the Loans, the Permitted Receivables Facilities, the Roadway Bonds, the Yellow Industrial Development Bonds and other Indebtedness secured by Liens permitted pursuant to Section 9.01) at such time to (y) Consolidated EBITDA for the Test Period then most recently ended.

                  "Significant Acquisition" shall mean any Permitted Acquisition the aggregate consideration (taking the amount of cash and Cash Equivalents, the aggregate amount expected to be paid on or after the date of the respective Permitted Acquisition pursuant to any earn-out, non-compete, consulting or deferred compensation or purchase price adjustment or similar arrangements, the fair market value (as determined in good faith by the Borrower) of all other non-cash consideration and the aggregate amount of assumed Indebtedness) for which exceeds $35,000,000.

                  "Significant Asset Disposition" means any Asset Sale (without giving effect to clause (i) of the definition thereof) the aggregate consideration (taking the amount of cash and Cash Equivalents, the aggregate amount expected to be paid on or after the date of the respective Asset Sale pursuant to any earn-out, non-compete, consulting or deferred compensation or purchase price adjustment or similar arrangements, the fair market value (as determined in good faith by the Borrower) of all other non-cash consideration and the aggregate amount of assumed Indebtedness) for which exceeds $35,000,000.

                  "Specified Conditions Precedent" shall have the meaning provided in Section 13.17.

                  "Standard Securitization Undertakings" shall mean representations, warranties, covenants and indemnities entered into by the Borrower or any Subsidiary thereof in connection with the Permitted Receivables Facility which are reasonably customary in an accounts receivable transaction.

                  "Stated Amount" of each Letter of Credit shall mean, at any time, the maximum amount available to be drawn thereunder (in each case determined without regard to whether any conditions to drawing could then be met), and if multiple partial drawings are permitted thereunder, the amount available to be drawn shall be determined after giving effect to any prior partial drawings that reduced the amount then available for drawing thereunder.

                  "Subordinated Indebtedness" shall mean all Indebtedness which is subordinated in right of payment to the Obligations.

                  "Subsidiaries Guaranty" shall have the meaning provided in
Section 5.15.

                  "Subsidiary" shall mean, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time.

                  "Subsidiary Guarantor" shall mean each Domestic Subsidiary of the Borrower other than any Domestic Subsidiary of the Borrower which is a Receivables Entity.

                  "Swingline Expiry Date" shall mean that date which is five Business Days prior to the Revolving Loan Maturity Date.

                  "Swingline Lender" shall mean DB New York for so long as DB New York is the Administrative Agent hereunder and thereafter shall mean the successor Administrative Agent in its individual capacity.

                  "Swingline Loan" shall have the meaning provided in Section 1.01(c).

                  "Swingline Note" shall have the meaning provided in Section 1.05(a).

                  "Syndication Date" shall mean that date upon which the Administrative Agent determines in its sole discretion (and notifies the Borrower) that the primary syndication (and resultant addition of Persons as Lenders pursuant to Section 13.04(b)) has been completed.

                  "Taxes" shall have the meaning provided in Section 4.04(a).

                  "Term Loan" shall mean Initial Term Loans and Incremental Term Loans of a New Tranche.

                  "Term Loan Commitment" shall mean, collectively, the Initial Term Loan Commitments and the Incremental Term Loan Commitments.

                  "Term Loan Maturity Date" shall mean (i) in the case of Initial Term Loans, the date which is four years and six months after the Initial Borrowing Date or, if such date shall be extended pursuant to Section 1.14, the seventh anniversary of the Initial Borrowing Date and (ii) in the case of any Tranche of Incremental Term Loans, the maturity date for such Tranche of Incremental Term Loans set forth in the Incremental Commitment Agreement relating thereto; provided that the Term Loan Maturity Date for all Incremental Term Loans of a given Tranche shall be the same date; provided further that each Incremental Maturity Date shall be on a date on or after the maturity date for the Initial Term Loans.

                  "Term Loan Tranche" shall mean a Tranche of Term Loans (i.e., the Initial Term Loan Tranche and New Tranche)

                  "Termination Date Extension Requirements" shall mean that each of the following is satisfied (i) Pro Forma Consolidated EBITDA for the nine-month period ending September 30, 2003 shall be at least $330.0 million,
(ii) the Borrower in good faith projects that Pro Forma Consolidated EBITDA for the 12 month period ending December 31, 2003 shall be at least $330.0 million and (iii) the termination date of commitments set forth in the Senior Note Commitment Letter shall have been extended to February 29, 2004.

                  "Test Date" shall mean, with respect to any Margin Reduction Period, the last day of the most recent fiscal quarter of the Borrower ended immediately prior to the first day of such Margin Reduction Period.

                  "Test Period" shall mean each period of four consecutive fiscal quarters of the Borrower then last ended (in each case taken as one accounting period).

                  "Total Commitment" shall mean, at any time, the sum of the Commitments of each of the Lenders at such time.

                  "Total Credit-Linked Commitment" shall mean, at any time, the sum of the Credit-Linked Commitments of each of the Lenders at such time.

                  "Total Incremental Term Loan Commitment" shall mean, at any time, the sum of the Incremental Term Loan Commitments of each of the Lenders at such time.

                  "Total Initial Term Loan Commitment" shall mean, at any time, the sum of the Initial Term Loan Commitments of each of the Lenders at such time.

                  "Total Leverage Ratio" shall mean, at any time, the ratio of Consolidated Indebtedness at such time to Consolidated EBITDA for the Test Period then most recently ended.

                  "Total Revolving Loan Commitment" shall mean, at any time, the sum of the Revolving Loan Commitments of each of the Lenders at such time.

                  "Total Term Loan Commitment" shall mean, collectively, the Total Initial Term Loan Commitments and the Total Incremental Term Loan Commitments.

                  "Total Unutilized Credit-Linked Commitment" shall mean, at any time, an amount equal to the remainder of (x) the Total Credit-Linked Commitment then in effect less (y) the aggregate amount of all CL Letter of Credit Outstandings.

                  "Total Unutilized Revolving Loan Commitment" shall mean, at any time, an amount equal to the remainder of (x) the Total Revolving Loan Commitment then in effect less (y) the sum of the aggregate principal amount of all Revolving Loans and Swingline Loans then outstanding plus the aggregate amount of all RL Letter of Credit Outstandings.

                  "Tranche" shall mean the respective facility and commitments utilized in making Loans or providing Credit-Linked Commitments hereunder, with there initially being four separate Tranches, i.e., the Initial Term Loan Tranche, the Revolving Loan Tranche, the Swingline Loan Tranche and the CL Letter of Credit Facility Tranche. In addition, any Incremental Term Loans may be made pursuant to one or more New Tranches which shall be designated pursuant to the respective Incremental Commitment Agreements in accordance with the relevant requirements specified in Section 1.15.

                  "Tranche to be Refinanced" shall have the meaning provided in the definition of Refinancing Term Loans.

                  "Transaction" shall mean, collectively, (i) the occurrence of the Refinancing, (ii) the consummation of the Merger, (iii) the entering into of the Credit Documents and the incurrence of Loans and the issuance of Letters of Credit on the Initial Borrowing Date and (iv) the payment of all fees and expenses in connection with the foregoing.

                  "Type" shall mean the type of Loan determined with regard to the interest option applicable thereto, i.e., whether a Base Rate Loan or a Eurodollar Loan.

                  "UCC" shall mean the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.

                  "Unfunded Current Liability" of any Plan shall mean the amount, if any, by which the value of the accumulated plan benefits under the Plan determined on a plan termination basis in accordance with actuarial assumptions at such time consistent with those prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds the fair market value of all plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contribution) both determined as of the most recently completed fiscal year of the Plan.

                  "United States" and "U.S." shall each mean the United States of America.

                  "Unpaid Drawing" shall have the meaning provided in Section 2.05(a).

                  "Unutilized Revolving Loan Commitment" shall mean, with respect to any Lender at any time, such Lender's Revolving Loan Commitment at such time less the sum of (i) the aggregate outstanding principal amount of all Revolving Loans made by such Lender at such time and (ii) such Lender's RL Percentage of the RL Letter of Credit Outstandings at such time.

                  "Welfare Benefit Plan" shall mean an employee welfare benefit plan (as defined in Section 3(1) of ERISA) other than a Multiemployer Plan, with respect to which the Borrower, a Subsidiary of the Borrower or an ERISA Affiliate has or may have any liability, contingent or otherwise.

                  "Wholly-Owned Domestic Subsidiary" shall mean, as to any Person, any Wholly-Owned Subsidiary of such Person which is also a Domestic Subsidiary of such Person.

                  "Wholly-Owned Foreign Subsidiary" shall mean each Foreign Subsidiary of the Borrower that is also a Wholly-Owned Subsidiary of the Borrower.

                  "Wholly-Owned Subsidiary" shall mean, as to any Person, (i) any corporation 100% of whose capital stock (other than directors' qualifying shares) is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a 100% equity interest (other than directors' qualifying shares) at such time.

                  "Yellow Industrial Development Bonds" shall mean the (i) $6,000,000 City of Indianapolis, Indiana Economic Development Refunding Revenue Bonds (Yellow Freight System, Inc. Project) Series 1996, dated November 26, 1996, (ii) $4,400,000 East Hempfield Township Industrial Development Authority Industrial Development Revenue Bonds (Yellow Freight System, Inc. Project) 1985 Series, (iii) Rankin County, Mississippi $2,500,000 Industrial Development Revenue Bonds, Series 1984 (Yellow Freight System, Inc. Project) dated October 30, 1984, and (iv) $1,000,000 Industrial Development Refunding Revenue Bonds (Yellow Freight System, Inc. Project) Series 1993 of the Industrial Development Authority of the City of Kansas City, Missouri.

                  "Yellow Receivables Facility" shall mean that certain receivables facility and trust evidenced by the Amended and Restated Receivables Purchase Agreement, dated as of July 30, 1999, among Yellow Receivables Corporation, Falcon Asset Securitization Corporation and Bank One (formerly known as the First National Bank of Chicago), as agent and the

Receivables Sale Agreement dated as of August 2, 1996, among Yellow Freight System, Inc. and Yellow Receivables Corporation, in each case, as amended, refinanced, renewed or replaced.

                  SECTION 12. The Agents.

                  12.01 Appointment. The Lenders hereby irrevocably designate and appoint DB New York as Administrative Agent (for purposes of this Section 12 and Section 13.01, the term "Administrative Agent" also shall include DB New York in its capacity as Collateral Agent pursuant to the Security Documents) to act as specified herein and in the other Credit Documents. The Lenders hereby irrevocably designate Bank One, N.A. and SunTrust Bank, as Co-Syndication Agents to act as specified herein and in the other Credit Documents. The Lenders hereby irrevocably designate Fleet National Bank and Wachovia Bank, National Association, as Co-Documentation Agents to act as specified herein and in the other Credit Documents. Each Lender hereby irrevocably authorizes, and each holder of any Note by the acceptance of such Note shall be deemed irrevocably to authorize, the Administrative Agent and each other Agent to take such action on its behalf under the provisions of this Agreement, the other Credit Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Administrative Agent or each other Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Administrative Agent and each other Agent may perform any of its respective duties hereunder by or through its officers, directors, agents, employees or affiliates.

                  12.02 Nature of Duties. No Agent shall have any duties or responsibilities except those expressly set forth in this Agreement and in the other Credit Documents. No Agent nor any of its officers, directors, agents, employees or affiliates shall be liable for any action taken or omitted by it or them hereunder or under any other Credit Document or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision). The duties of the Agents shall be mechanical and administrative in nature; no Agent shall have by reason of this Agreement or any other Credit Document a fiduciary relationship in respect of any Lender or the holder of any Note; and nothing in this Agreement or in any other Credit Document, expressed or implied, is intended to or shall be so construed as to impose upon any Agent any obligations in respect of this Agreement or any other Credit Document except as expressly set forth herein or therein.

                  12.03 Lack of Reliance on the Agents. Independently and without reliance upon any Agent, each Lender and the holder of each Note, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Borrower and its Subsidiaries in connection with the making and the continuance of the Loans and the issuance of the Letters of Credit and the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of the Borrower and its Subsidiaries and, except as expressly provided in this Agreement, no Agent shall have any duty or responsibility, either initially or on a continuing basis, to provide any Lender or the holder of any Note with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or the issuance of any Letter of Credit or at any time or times thereafter. No Agent shall be responsible to any Lender or the holder of any Note for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of this Agreement or any other Credit Document or the financial condition of the Borrower or any of its Subsidiaries or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Credit Document, or the financial condition of the Borrower or any of its Subsidiaries or the existence or possible existence of any Default or Event of Default.

                  12.04 Certain Rights of the Agents. If any Agent requests instructions from the Required Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Credit Document, such Agent shall be entitled to refrain from such act or taking such action unless and until the such Agent shall have received instructions from the Required Lenders; and no Agent shall incur liability to any Lender by reason of so refraining. Without limiting the foregoing, neither any Lender nor the holder of any Note shall have any right of action whatsoever against any Agent as a result of such Agent acting or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of the Required Lenders.

                  12.05 Reliance. Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by any Person that such Agent reasonably believed to be the proper Person, and, with respect to all legal matters pertaining to this Agreement and any other Credit Document and its duties hereunder and thereunder, upon advice of counsel selected by such Agent.

                  12.06 Indemnification. To the extent any Agent (or any affiliate thereof) or Issuing Lender (solely in such capacity) is not reimbursed and indemnified by the Borrower, the Lenders will reimburse and indemnify the Administrative Agent or such Agent (and any of their respective affiliates) or Issuing Lender (solely in such capacity) in proportion to their respective "percentage" as used in determining the Required Lenders (determined as if there were no Defaulting Lenders) for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by such Agent (or any affiliate thereof) in performing its duties hereunder or under any other Credit Document or in any way relating to or arising out of this Agreement or any other Credit Document; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's or the respective Agent's (or such affiliate's) gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).

                  12.07 The Administrative Agent in its Individual Capacity. With respect to its obligation to make Loans, or issue or participate in Letters of Credit, under this Agreement, each Agent shall have the rights and powers specified herein for a "Lender" and may exercise the same rights and powers as though it were not performing the duties specified herein; and the term "Lender," "Required Lenders," "Majority Lenders," "holders of Notes" or any similar terms shall, unless the context clearly indicates otherwise, include each Agent in its respective individual capacities. Each Agent and its affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, investment banking, trust or other business with, or provide debt financing, equity capital or other services (including financial advisory services) to any Credit Party or any Affiliate of any Credit Party (or any Person engaged in a similar business with any Credit Party or any Affiliate thereof) as if they were not performing the duties specified herein, and may accept fees and other consideration from any Credit Party or any Affiliate of any Credit Party for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

                  12.08 Holders. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Administrative Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or endorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

                  12.09 Resignation by the Administrative Agent. (a) The Administrative Agent may resign from the performance of all its respective functions and duties hereunder and/or under the other Credit Documents at any time by giving 15 Business Days' prior written notice to the Lenders and, unless a Default or an Event of Default under Section 10.05 has occurred and is continuing, the Borrower. Any such resignation by an Administrative Agent hereunder shall also constitute its resignation as an Issuing Lender and the Swingline Lender, in which case the resigning Administrative Agent (x) shall not be required to issue any further Letters of Credit or make any additional Swingline Loans hereunder and (y) shall maintain all of its rights as Issuing Lender or Swingline Lender, as the case may be, with respect to any Letters of Credit issued by it, or Swingline Loans made by it, prior to the date of such resignation. Such resignation shall take effect upon the appointment of a successor Administrative Agent pursuant to clauses (b) and (c) below or as otherwise provided below.

                  (b) Upon any such notice of resignation by the Administrative Agent, the Required Lenders shall appoint a successor Administrative Agent hereunder or thereunder who shall be a commercial bank or trust company reasonably acceptable to the Borrower, which acceptance shall not be unreasonably withheld or delayed (provided that the Borrower's approval shall not be required if an Event of Default has occurred and is continuing).

                  (c) If a successor Administrative Agent shall not have been so appointed within such 15 Business Day period, the Administrative Agent, with the consent of the Borrower (which consent shall not be unreasonably withheld or delayed, provided that the Borrower's consent shall not be required if an Event of Default has occurred and is continuing), shall then appoint a successor Administrative Agent who shall serve as Administrative Agent hereunder or thereunder until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided above.

                  (d) If no successor Administrative Agent has been appointed pursuant to clause (b) or (c) above by the 20th Business Day after the date such notice of resignation was

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given by the Administrative Agent, the Administrative Agent's resignation shall become effective and the Required Lenders shall thereafter perform all the duties of the Administrative Agent hereunder and/or under any other Credit Document until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided above.

                  (e) Each of the other Agents may resign from the performance of all their respective functions and duties hereunder by giving five Business Days' notice to the Administrative Agent. Any resignation pursuant to the immediately preceding sentence shall become effective on the 5th Business Day after the respective notice is given to the Administrative Agent.

                  (f) Upon a resignation of any Agent pursuant to this Section 12.09, such Agent shall remain indemnified to the extent provided in this Agreement and the other Credit Documents and the provisions of this Section 12 shall continue in effect for the benefit of the Administrative Agent for all of its actions and inactions while serving as an Agent.

                  12.10 Co-Syndication Agents and Co-Documentation Agents. Notwithstanding any other provision of this Agreement or any provision of any other Credit Document, each of the Co-Syndication Agents and Co-Documentation Agents are named as such for recognition purposes only, and in their respective capacities as such shall have no powers, duties, responsibilities or liabilities with respect to this Agreement or the other Credit Documents or the transactions contemplated hereby and thereby; it being understood and agreed that the Co-Syndication Agents and the Co-Documentation Agents shall be entitled to all indemnification and reimbursement rights in favor of "Agents" as provided for under Sections 12.06 and 13.01. Without limitation of the foregoing, none of the Co-Syndication Agents or Co-Documentation Agents shall, solely by reason of this Agreement or any other Credit Documents, have any fiduciary relationship in respect of any Lender or any other Person.

                  SECTION 13. Miscellaneous.

                  13.01 Payment of Expenses, etc. The Borrower hereby agrees to:
(i) whether or not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of the Administrative Agent and its affiliates (including, without limitation, the reasonable fees and disbursements of White & Case LLP and the Administrative Agent's other counsel and consultants) in connection with the preparation, execution, delivery and administration of this Agreement (including to administer the Credit-Linked Deposit Account and the Credit-Linked Deposits) and the other Credit Documents and the documents and instruments referred to herein and therein and any amendment, waiver or consent relating hereto or thereto, of the Administrative Agent in connection with its syndication efforts with respect to this Agreement and of the Administrative Agent and, after the occurrence and during the continuation of an Event of Default, each of the Issuing Lenders and Lenders in connection with the enforcement of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or pursuant to any insolvency or bankruptcy proceedings (including, in each case, without limitation, the reasonable fees and disbursements of counsel and consultants for the Administrative Agent and, after the occurrence of an Event of Default, counsel for each of the


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Issuing Lenders and Lenders); (ii) pay and hold the Administrative Agent, each of the Issuing Lenders and each of the Lenders harmless from and against any and all present and future stamp, excise and other similar documentary taxes with respect to the foregoing matters and save the Administrative Agent, each of the Issuing Lenders and each of the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to the Administrative Agent, such Issuing Lender or such Lender) to pay such taxes; and (iii) indemnify the Administrative Agent, each Issuing Lender and each Lender, and each of their respective officers, directors, employees, representatives, agents, affiliates, trustees and investment advisors from and hold each of them harmless against any and all liabilities, obligations (including removal or remedial actions), losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements (including reasonable attorneys' and consultants' fees and disbursements) incurred by, imposed on or assessed against any of them as a result of, or arising out of, or in any way related to, or by reason of, (a) any investigation, litigation or other proceeding (whether or not the Administrative Agent, any Issuing Lender or any Lender is a party thereto and whether or not such investigation, litigation or other proceeding is brought by or on behalf of any Credit Party) related to the entering into and/or performance of this Agreement or any other Credit Document or the use of any Letter of Credit or the proceeds of any Loans hereunder or the consummation of the Transaction or any other transactions contemplated herein or in any other Credit Document or the exercise of any of their rights or remedies provided herein or in the other Credit Documents, or (b) the actual or alleged presence of Hazardous Materials in the air, surface water or groundwater or on the surface or subsurface of any Real Property at any time owned, leased or operated by the Borrower or any of its Subsidiaries, the generation, storage, transportation, handling or disposal of Hazardous Materials by the Borrower or any of its Subsidiaries at any location, whether or not owned, leased or operated by the Borrower or any of its Subsidiaries, the non-compliance by the Borrower or any of its Subsidiaries with any Environmental Law (including applicable permits thereunder) applicable to any Real Property, or any Environmental Claim asserted against the Borrower, any of its Subsidiaries or any Real Property at any time owned, leased or operated by the Borrower or any of its Subsidiaries, including, in each case, without limitation, the reasonable fees and disbursements of counsel and other consultants incurred in connection with any such investigation, litigation or other proceeding (but excluding any losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified (as determined by a court of competent jurisdiction in a final and non-appealable decision)). To the extent that the undertaking to indemnify, pay or hold harmless the Administrative Agent, any Issuing Lender or any Lender set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrower shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law.

                  13.02 Right of Setoff. (a) In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, the Administrative Agent, each Issuing Lender and each Lender is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to any Credit Party or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by the Administrative Agent, such Issuing Lender or such Lender (including, without limitation, by


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branches and agencies of the Administrative Agent, such Issuing Lender or such
Lender wherever located) to or for the credit or the account of the Borrower or any of its Subsidiaries against and on account of the Obligations and liabilities of the Credit Parties to the Administrative Agent, such Issuing Lender or such Lender under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations purchased by such Lender pursuant to Section 13.06(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not the Administrative Agent, such Issuing Lender or such Lender shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

                  (b) NOTWITHSTANDING THE FOREGOING SUBSECTION (a), AT ANY TIME THAT THE LOANS OR ANY OTHER OBLIGATION SHALL BE SECURED BY REAL PROPERTY LOCATED IN CALIFORNIA, NO LENDER OR THE ADMINISTRATIVE AGENT SHALL EXERCISE A RIGHT OF SETOFF, LIEN OR COUNTERCLAIM OR TAKE ANY COURT OR ADMINISTRATIVE ACTION OR INSTITUTE ANY PROCEEDING TO ENFORCE ANY PROVISION OF THIS AGREEMENT OR ANY NOTE UNLESS IT IS TAKEN WITH THE CONSENT OF THE REQUIRED LENDERS OR, TO THE EXTENT REQUIRED BY SECTION 13.12 OF THIS AGREEMENT, ALL OF THE LENDERS, OR APPROVED IN WRITING BY THE ADMINISTRATIVE AGENT, IF SUCH SETOFF OR ACTION OR PROCEEDING WOULD OR MIGHT (PURSUANT TO CALIFORNIA CODE OF CIVIL PROCEDURE SECTIONS 580a, 580b, 580d AND 726 OF THE CALIFORNIA CODE OF CIVIL PROCEDURE OR SECTION 2924 OF THE CALIFORNIA CIVIL CODE, IF APPLICABLE, OR OTHERWISE) AFFECT OR IMPAIR THE VALIDITY, PRIORITY, OR ENFORCEABILITY OF THE LIENS GRANTED TO THE COLLATERAL AGENT PURSUANT TO THE SECURITY DOCUMENTS OR THE ENFORCEABILITY OF THE NOTES AND OTHER OBLIGATIONS HEREUNDER, AND ANY ATTEMPTED EXERCISE BY ANY LENDER OR THE ADMINISTRATIVE AGENT OF ANY SUCH RIGHT WITHOUT OBTAINING SUCH CONSENT OF THE REQUIRED LENDERS OR THE ADMINISTRATIVE AGENT SHALL BE NULL AND VOID. THIS SUBSECTION (b) SHALL BE SOLELY FOR THE BENEFIT OF EACH OF THE LENDERS AND THE ADMINISTRATIVE AGENT HEREUNDER.

                  13.03 Notices. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, telecopier or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered: if to any Credit Party, at the address specified opposite its signature below or in the other relevant Credit Documents; if to any Lender, at its address specified on Schedule 1.01(b); and if to the Administrative Agent, at the Notice Office; or, as to any Credit Party or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties hereto and, as to each Lender, at such other address as shall be designated by such Lender in a written notice to the Borrower and the Administrative Agent. All such notices and communications shall, when mailed, telegraphed, telexed, telecopied, or cabled or sent by overnight courier, be effective when deposited in the mails, delivered to the telegraph company, cable company or overnight courier, as the case may be, or sent by telex or telecopier, except that notices and communications to the Administrative Agent and the Borrower shall not be effective until received by the Administrative Agent or the Borrower, as the case may be.


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


                  13.04 Benefit of Agreement; Assignments; Participations. (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, the Borrower may not assign or transfer any of its rights, obligations or interest hereunder without the prior written consent of all the Lenders and, provided further, that, although any Lender may transfer, assign or grant participations in its rights hereunder, such Lender shall remain a "Lender" for all purposes hereunder (and may not transfer or assign all or any portion of its Commitments hereunder except as provided in Sections 1.13 and 13.04(b)) and the transferee, assignee or participant, as the case may be, shall not constitute a "Lender" hereunder and, provided further, that no Lender shall transfer or grant any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (i) extend the final scheduled maturity of any Loan, Note or Letter of Credit (unless such Letter of Credit is not extended beyond the Revolving Loan Maturity Date,) in which such participant is participating, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof (it being understood that any amendment or modification to the financial definitions in this Agreement or to Section 13.07(a) shall not constitute a reduction in the rate of interest or Fees payable hereunder), or increase the amount of the participant's participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Total Commitment shall not constitute a change in the terms of such participation, and that an increase in any Commitment (or the available portion thereof) or Loan shall be permitted without the consent of any participant if the participant's participation is not increased as a result thereof), (ii) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement or (iii) release all or substantially all of the Collateral under all of the Security Documents (except as expressly provided in the Credit Documents) supporting the Loans or Letters of Credit hereunder in which such participant is participating. In the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant's rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the participant relating thereto) and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation.

                  (b) Notwithstanding the foregoing, any Lender (or any Lender together with one or more other Lenders) may (x) assign all or a portion of its Commitments and related outstanding Obligations (or, if the Commitments with respect to the relevant Tranche have terminated, outstanding Obligations) hereunder to (i)(A) its parent company and/or any affiliate of such Lender which is at least 50% owned by such Lender or its parent company or (B) to one or more other Lenders or any affiliate of any such other Lender which is at least 50% owned by such other Lender or its parent company (provided that any fund that invests in loans and is managed or advised by the same investment advisor of another fund which is a Lender (or by an Affiliate of such investment advisor) shall be treated as an affiliate of such other Lender for the purposes of this sub-clause (x)(i)(B)), or (ii) in the case of any Lender that is a fund that invests in loans, any other fund that invests in loans and is managed or advised by the same investment advisor of any Lender or by an Affiliate of such investment advisor or (y) assign all, or if less than all, a portion equal to at least (I) $1,000,000 in the case of outstanding Term Loans, (II) $5,000,000 in the case of Revolving Loan Commitments and (III) $1,000,000 in the case of


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Credit-Linked Commitments, in each case in the aggregate for the assigning
Lender or assigning Lenders, of such Commitments and related outstanding Obligations (or, if the Commitments with respect to the relevant Tranche have terminated, outstanding Obligations) hereunder to one or more Eligible Transferees (treating any fund that invests in loans and any other fund that invests in loans and is managed or advised by the same investment advisor of such fund or by an Affiliate of such investment advisor as a single Eligible Transferee), each of which assignees shall become a party to this Agreement as a Lender by execution of an Assignment and Assumption Agreement, provided that (i) at such time, Schedule 1.01(a) shall be deemed modified to reflect the Commitments and/or outstanding Loans, as the case may be, of such new Lender and of the existing Lenders, (ii) upon the surrender of the relevant Notes by the assigning Lender (or, upon such assigning Lender's indemnifying the Borrower for any lost Note pursuant to a customary indemnification agreement) new Notes will be issued, at the Borrower's expense, to such new Lender and to the assigning Lender upon the request of such new Lender or assigning Lender, such new Notes to be in conformity with the requirements of Section 1.05 (with appropriate modifications) to the extent needed to reflect the revised Commitments and/or outstanding Loans, as the case may be, (iii) the consent of the Administrative Agent and, so long as no Default or Event of Default has occurred and is continuing, the consent of the Borrower in each case shall be required in connection with any such assignment pursuant to clause (y) above (each of which consents shall not be unreasonably withheld or delayed, provided, however, that for the first 30 days following the Initial Borrowing Date, assignments by DB New York shall not require the consent of the Borrower), (iv) the Administrative Agent shall receive at the time of each such assignment, from the assigning or assignee Lender (treating any fund that invests in loans and any other fund that invests in loans and is managed by the same investment advisor of such fund or by an Affiliate of such investment advisor as a single Lender), the payment of a non-refundable assignment fee of $3,500 and (v) no such transfer or assignment will be effective until recorded by the Administrative Agent on the Register pursuant to Section 13.15. To the extent of any assignment pursuant to this
Section 13.04(b), the assigning Lender shall be relieved of its obligations hereunder with respect to its assigned Commitments and outstanding Loans; provided that, in the case of a Lender that is an Issuing Lender, with respect to provisions in Sections 2.04 and 2.05 relating to the reimbursement of and participation in Letters of Credit, such Lender shall remain an Issuing Lender hereunder. At the time of each assignment pursuant to this Section 13.04(b) to a Person which is not already a Lender hereunder and which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes, the respective assignee Lender shall, to the extent legally entitled to do so, provide to the Borrower the appropriate Internal Revenue Service Forms (and, if applicable, a Section 4.04(b)(ii) Certificate) described in Section 4.04(b). To the extent that an assignment of all or any portion of a Lender's Commitments and related outstanding Obligations pursuant to Section
1.13 or this Section 13.04(b) would, at the time of such assignment, result in increased costs under Section 1.10, 2.06 or 4.04 from those being charged by the respective assigning Lender prior to such assignment, then the Borrower shall not be obligated to pay such increased costs (although the Borrower, in accordance with and pursuant to the other provisions of this Agreement, shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective assignment). Without the consent of the Administrative Agent, the Credit-Linked Deposit funded by any CL Lender shall not be released in connection with any assignment of its Credit-Linked Commitment, but shall instead be purchased by the relevant assignee and continue to be held for application (if not already


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applied) pursuant to Section 2.04(c) in respect of such assignee's obligations under the Credit-Linked Commitment assigned to it.

                  (c) Nothing in this Agreement shall prevent or prohibit any Lender from pledging its Loans and Notes hereunder to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank and, with prior notification to the Administrative Agent (but without the consent of the Administrative Agent or the Borrower), any Lender which is a fund may pledge all or any portion of its Loans and Notes to its trustee or to a collateral agent providing credit or credit support to such Lender in support of its obligations to such trustee, such collateral agent or a holder of such obligations, as the case may be. No pledge pursuant to this clause (c) shall release the transferor Lender from any of its obligations hereunder.

                  13.05 No Waiver; Remedies Cumulative. No failure or delay on the part of the Administrative Agent, the Collateral Agent, any Issuing Lender or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Borrower or any other Credit Party and the Administrative Agent, the Collateral Agent, any Issuing Lender or any Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein or in any other Credit Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which the Administrative Agent, the Collateral Agent, any Issuing Lender or any Lender would otherwise have. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent, the Collateral Agent, any Issuing Lender or any Lender to any other or further action in any circumstances without notice or demand.

                  13.06 Payments Pro Rata. (a) Except as otherwise provided in this Agreement, the Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of the Borrower in respect of any Obligations hereunder, the Administrative Agent shall distribute such payment to the Lenders entitled thereto (other than any Lender that has consented in writing to waive its pro rata share of any such payment) pro rata based upon their respective shares, if any, of the Obligations with respect to which such payment was received.

                  (b) Each of the Lenders agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise), which is applicable to the payment of the principal of, or interest on, the Loans, Unpaid Drawings, Commitment Commission Fees, CL Facility Fees or RL Letter of Credit Fees, of a sum which with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such Obligation then owed and due to such Lender bears to the total of such Obligation then owed and due to all of the Lenders immediately prior to such receipt, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in the Obligations of the respective Credit Party to such Lenders in such amount as shall result in a proportional participation by all the Lenders in such amount; provided that if all or any portion of such excess amount is thereafter recovered from such Lenders, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

                  (c) Notwithstanding anything to the contrary contained herein, the provisions of the preceding Sections 13.06(a) and (b) shall be subject to the express provisions of this Agreement which require, or permit, differing payments to be made to Non-Defaulting Lenders as opposed to Defaulting Lenders.

                  13.07 Calculations; Computations. (a) (i) The financial statements to be furnished to the Lenders pursuant hereto shall be made and prepared in accordance with GAAP as in effect from time to time in the United States consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the Borrower to the Lenders); (ii) all computations of the Applicable Margin, and all computations and all definitions (including accounting terms) used in determining compliance with Sections 1.15, 8.14, and Section 9 and all other provisions of this Agreement shall utilize GAAP and policies as in effect on the Effective Date and
(iii) to the extent expressly provided herein, certain calculations shall be made on a Pro Forma Basis.

                  (b) All computations of interest, Commitment Commission and other Fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day; except that in the case of RL Letter of Credit Fees and Facing Fees, the last day shall be included) occurring in the period for which such interest, Commitment Commission or Fees are payable.

                  13.08 GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL. (a) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL, EXCEPT AS OTHERWISE PROVIDED IN THE MORTGAGES, BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, IN EACH CASE WHICH ARE LOCATED IN THE COUNTY OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT, THE BORROWER HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. THE BORROWER HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK PERSONAL JURISDICTION OVER THE BORROWER, AND AGREES NOT TO PLEAD OR CLAIM, IN ANY LEGAL ACTION PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENTS BROUGHT IN ANY OF THE AFOREMENTIONED COURTS, THAT SUCH COURTS LACK PERSONAL JURISDICTION OVER THE BORROWER. THE BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE

PREPAID, TO THE BORROWER AT ITS ADDRESS SET FORTH OPPOSITE ITS SIGNATURE BELOW, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. THE BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY OTHER CREDIT DOCUMENT THAT SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT, ANY LENDER OR THE HOLDER OF ANY NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST HOLDINGS OR THE BORROWER IN ANY OTHER JURISDICTION.

                  (b) THE BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

                  (c) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

                  13.09 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Administrative Agent.

                  13.10 Effectiveness. This Agreement shall become effective on the date (the "Effective Date") on which the Borrower, the Administrative Agent and each of the Lenders shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered the same to the Administrative Agent at the Notice Office or, in the case of the Lenders, shall have given to the Administrative Agent telephonic (confirmed in writing), written or telex notice (actually received) at such office that the same has been signed and mailed to it. The Administrative Agent will give the Borrower and each Lender prompt written notice of the occurrence of the Effective Date.

                  13.11 Headings Descriptive. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

                  13.12 Amendment or Waiver; etc. (a) Neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the respective Credit Parties party hereto or thereto and the Required Lenders (although additional parties may be added to (and annexes may be modified to reflect such additions), and Subsidiaries of the Borrower may be released from, the Subsidiaries Guaranty and the Security Documents in accordance with the provisions hereof and thereof without the consent of the other Credit Parties party thereto or the Required Lenders), provided that no such change, waiver, discharge or termination shall, without the consent of each Lender (other than a Defaulting Lender) (with Obligations being directly affected in the case of following clauses (i) and (vi)), (i) extend the final scheduled maturity of any Loan or Note or extend the stated expiration date of any Letter of Credit beyond the Revolving Loan Maturity Date, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with the waiver of applicability of any post-default increase in interest rates), or reduce the principal amount thereof (it being understood that any amendment or modification to the financial definitions in this Agreement or to Section 13.07(a) shall not constitute a reduction in the rate of interest or Fees for the purposes of this clause (i)), or amend Section
1.09 to permit the Borrower to select Interest Periods for any Tranche of Loans in excess of six months, (ii) release all or substantially all of the Collateral (except as expressly provided in the Credit Documents) under all the Security Documents theretofore executed and delivered or release all or substantially all of the Subsidiary Guarantors from the Subsidiaries Guaranty (except as expressly provided in the Subsidiaries Guaranty in connection with permitted sales or dispositions of Equity Interests in the respective Subsidiary Guarantor or Subsidiary Guarantors being released), (iii) amend, modify or waive any provision of this Section 13.12(a) (except for technical amendments with respect to additional extensions of credit pursuant to this Agreement which afford the protections to such additional extensions of credit of the type provided to the Term Loans, the Revolving Loan Commitments and the Credit-Linked Commitments on the Effective Date), (iv) reduce the percentage specified in the definition of Required Lenders (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the extensions of Term Loans, Revolving Loan Commitments and the Credit-Linked Commitments are included on the Effective Date); (v) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement, (vi) amend, modify or waive any provisions of Section 13.06(a) or (b) providing for payments to be made to, or shared in, ratably by the Lenders (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in determining the ratable shares of payments to which the Lenders are entitled and adjustments to Section 13.06 may be made consistent therewith) or (vii) amend, modify or waive any provisions of Section 1.07 or 2.04 providing for Loans to be made, participations to be acquired, reimbursement payments to be made and/or indemnity payments to be made ratably by the Lenders (or Lenders of the respective Tranche, as the case may be) (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in determining any ratable share pursuant to such Sections and adjustments to any such Section may be made consistent therewith); provided further, that no such change, waiver, discharge or termination shall
(1) increase the Commitments of any Lender over the amount thereof then in effect without the consent of such Lender (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the Total Commitment shall not constitute an increase of the Commitment of any Lender, and that an increase in the available portion of any Commitment of any Lender shall not constitute an increase of the Commitment of such Lender),
(2) without the consent of each Issuing Lender, amend, modify or waive any provision of Section 2 or alter its rights or obligations with respect to Letters of Credit, (3) without the consent of the Swingline Lender, alter the Swingline Lender's rights or obligations with respect to Swingline Loans, (4) without the consent of the Administrative Agent (including, without limitation, in its capacity as the holder of the Credit-Linked Deposits), amend, modify or waive any provision of Section 12 or any other provision as same relates to the rights or obligations of the Administrative Agent, (5) without the consent of Collateral Agent, amend, modify or waive any provision relating to the rights or obligations of the Collateral Agent, (6) except in cases where additional extensions of loans are being afforded substantially the same treatment afforded to the Loans pursuant to this Agreement as originally in effect, without the consent of the Majority Lenders of each Tranche which is being allocated a lesser prepayment, repayment or commitment reduction as a result of the actions described below (or without the consent of the Majority Lenders of each Tranche in the case of an amendment to the definition of Majority Lenders), amend the definition of Majority Lenders, alter the required application of any prepayments or repayments (or commitment reduction), as between the various Tranches, pursuant to Sections 3.02, 3.03, 4.01 and 4.02 (although the Required Lenders may waive, in whole or in part, any such prepayment, repayment or commitment reduction, so long as the application, as among the various Tranches, of any such prepayment, repayment or commitment reduction which is still required to be made is not altered), (7) without the consent of the Majority Lenders of the respective Tranche, reduce the amount of, or extend the date of, any Scheduled Repayment, or (8) in cases where any Tranche of Incremental Commitments is being provided pursuant to Section 1.15, without the consent of the Majority Lenders of the respective Tranche (determined before giving effect to the additions to such Tranche), alter any of the requirements contained in
Section 1.15(a).

                  (b) If, in connection with any proposed change, waiver, discharge or termination of any of the provisions of this Agreement as contemplated by clauses (i) through (vi), inclusive, of the first proviso to
Section 13.12(a), the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained, then the Borrower shall have the right, so long as all non-consenting Lenders whose individual consent is required are treated as described in either clauses (A) or (B) below, to either (A) replace each such non-consenting Lender or Lenders (or, at the option of the Borrower if the respective Lender's consent is required with respect to less than all Tranches of Outstandings (or related Commitments), to replace only the respective Tranche of Commitments and/or Outstandings of the respective non-consenting Lender which gave rise to the need to obtain such Lender's individual consent) with one or more Replacement Lenders pursuant to Section 1.13 so long as at the time of such replacement, each such Replacement Lender consents to the proposed change, waiver, discharge or termination or (B) terminate such non-consenting Lender's Revolving Loan Commitment (if such Lender's consent is required as a result of its Revolving Loan Commitment), Credit-Linked Commitment (if such Lender's consent is required as a result of its Credit-Linked Commitment) and/or repay each Tranche of outstanding Loans of such Lender which gave rise to the need to obtain such Lender's consent and/or cash collateralize its applicable Percentage of the Letter of Credit Outstandings, in accordance with Sections 3.02(b) and/or 4.01(b), provided that, unless the Commitments that are terminated and Loans that are repaid pursuant to preceding clause (B) are immediately replaced in full at such time through the addition of new Lenders or the increase of the Commitments and/or outstanding Loans of existing Lenders (who in each case must specifically consent thereto), then in the case of any action pursuant to preceding clause
(B) the Required Lenders (determined after giving effect to the proposed action) shall specifically consent thereto, provided further, that in any event the Borrower shall not have the right to replace a Lender, terminate its Commitments or repay its Loans solely as a result of the exercise of such Lender's rights (and the withholding of any required consent by such Lender) pursuant to the second proviso to Section 13.12(a).

                  13.13 Survival. All indemnities set forth herein including, without limitation, in Sections 1.10, 1.11, 2.06, 4.04, 12.06 and 13.01 shall survive the execution, delivery and termination of this Agreement and the Notes and the making and repayment of the Obligations.

                  13.14 Domicile of Loans. Each Lender may transfer and carry its Loans and/or participate in outstanding Letters of Credit at, to or for the account of any office, Subsidiary or Affiliate of such Lender. Notwithstanding anything to the contrary contained herein, to the extent that a transfer of Loans and/or participations in outstanding Letters of Credit pursuant to this
Section 13.14 would, at the time of such transfer, result in increased costs under Section 1.10, 1.11, 2.06 or 4.04 from those being charged by the respective Lender prior to such transfer, then the Borrower shall not be obligated to pay such increased costs (although the Borrower shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective transfer).

                  13.15 Register. The Borrower hereby designates the Administrative Agent to serve as its agent, solely for purposes of this Section 13.15, to maintain a register (the "Register") on which it will record the Commitments from time to time of each of the Lenders, the Loans made by each of the Lenders and each repayment in respect of the principal amount, and related interest amounts of the Loans of each Lender. Failure to make any such recordation, or any error in such recordation, shall not affect the Borrower's obligations in respect of such Loans. With respect to any Lender, the transfer of the Commitments of such Lender and the rights to the principal of, and interest on, any Loan made pursuant to such Commitments shall not be effective until such transfer is recorded on the Register maintained by the Administrative Agent with respect to ownership of such Commitments and Loans and prior to such recordation all amounts owing to the transferor with respect to such Commitments and Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Commitments and Loans shall be recorded by the Administrative Agent on the Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment and Assumption Agreement pursuant to Section 13.04(b). Coincident with the delivery of such an Assignment and Assumption Agreement to the Administrative Agent for acceptance and registration of assignment or transfer of all or part of a Loan, or as soon thereafter as practicable, the assigning or transferor Lender shall surrender the Note (if any) evidencing such Loan, and thereupon one or more new Notes in the same aggregate principal amount shall be issued to the assigning or transferor Lender and/or the new Lender at the request of any such Lender. The Borrower agrees to indemnify the Administrative Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its duties under this Section 13.15.

                  13.16 Confidentiality. (a) Subject to the provisions of clause
(b) of this Section 13.16, each Lender agrees that it will use its reasonable efforts not to disclose without the prior consent of the Borrower (other than to its employees, auditors, creditors, advisors or counsel or to another Lender if such Lender or such Lender's holding or parent company in its sole discretion determines that any such party should have access to such information, provided such Persons shall be subject to the provisions of this Section 13.16 to the same extent as such Lender) any information with respect to the Borrower or any of its Subsidiaries which is now or in the future furnished pursuant to this Agreement or any other Credit Document, and which is designated as confidential by the Borrower, provided that any Lender may disclose any such information (i) as has become generally available to the public other than by virtue of a breach of this Section 13.16(a) by the respective Lender, (ii) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over such Lender or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors, (iii) as may be required or appropriate in respect to any summons or subpoena or in connection with any litigation, (iv) to the extent necessary to comply with any law, order, regulation or ruling applicable to such Lender, (v) to the Administrative Agent or the Collateral Agent, (vi) to any direct or indirect contractual counterparty in any swap, hedge or similar agreement (or to any such contractual counterparty's professional advisor), so long as such contractual counterparty (or such professional advisor) agrees to be bound by the provisions of this Section 13.16, and (vii) to any prospective or actual transferee or participant in connection with any contemplated transfer or participation of any of the Notes or Commitments or any interest therein by such Lender, provided that such prospective transferee agrees to be bound by the confidentiality provisions contained in this Section 13.16.

                  (b) The Borrower hereby acknowledges and agrees that each Lender may share with any of its affiliates, and such affiliates may share with such Lender, any information related to the Borrower or any of its Subsidiaries (including, without limitation, any non-public customer information regarding the creditworthiness of the Borrower and its Subsidiaries), provided such Persons shall be subject to the provisions of this Section 13.16 to the same extent as such Lender.

                  (c) Neither the Administrative Agent, any Lender, any of their respective affiliates nor any Credit Party provide accounting, tax or legal advice. Notwithstanding anything provided herein, and any express or implied claims of exclusivity or proprietary rights, each party hereto hereby agrees and acknowledges that each such party (and each of their employees, representatives or other agents) are authorized to disclose to any and all Persons, beginning immediately upon commencement of their discussions and without limitation of any kind, the tax treatment and tax structure of the Transaction, and all materials of any kind (including opinions or other tax analyses) that are provided by any such party to any other party relating to such tax treatment and tax structure, except to the extent that such disclosure is subject to restrictions reasonably necessary to comply with securities laws. In this regard, each party hereto acknowledges and agrees that disclosure of the tax treatment and tax structure of the Transaction has not been and is not limited in any manner by an express or implied understanding or agreement (whether oral or written, and whether or not such understanding or agreement is legally binding), except to the extent that such disclosure is subject to restrictions reasonably necessary to comply with securities laws. For purposes of this authorization, "tax treatment" means the purported or claimed U.S. federal income tax treatment of the Transaction, and "tax structure" means any fact that may be relevant to understanding the purported or claimed U.S. federal income tax treatment of the Transaction. This paragraph is intended to reflect the understanding of the parties hereto that the Transaction has not been offered under "conditions of confidentiality" as that phrase is used in Treasury Regulation Sections 1.6011-4(b)(3)(i) and 301.6111-2(c)(1), and shall be interpreted in a manner consistent therewith.

                  13.17 Post Closing Actions. Notwithstanding anything to the contrary contained in this Agreement or the other Credit Documents, the parties hereto acknowledge and agree that: the condition precedent (the "Specified Conditions Precedent") set forth in Schedule 13.17 (if any) were not satisfied on or prior to the Initial Borrowing Date and that the Borrower agrees to satisfy each such Specified Condition Precedent on or before the date set forth in said Schedule 13.17. All provisions of this Agreement and the other Credit Documents (including, without limitation, all conditions precedent, representations, warranties, covenants, events of default and other agreements herein and therein) shall be deemed modified to the extent necessary to effect the foregoing (and to permit the taking of the actions described above within the time periods required above, rather than as otherwise provided in the Credit Documents); provided that (x) to the extent any representation and warranty would not be true because the foregoing actions were not taken on the Initial Borrowing Date the respective representation and warranty shall be required, after the satisfaction thereof to be true and correct in all material respects at the time the respective action is taken (or was required to be taken) in accordance with the foregoing provisions of this Section 13.17 and (y) all representations and warranties relating to the Specified Conditions Precedent shall, after the satisfaction thereof, be required to be true in all material respects immediately after the actions required to be taken by this Section
13.17 have been taken (or were required to be taken). The acceptance of the benefits of each extension of credit pursuant to this Agreement shall constitute a covenant and agreement by the Borrower to each of the Lenders that the actions required pursuant to this Section 13.17 will be, or have been, taken within the relevant time periods referred to in this Section 13.17 and that, at such time, all representations and warranties contained in this Agreement and the other Credit Documents shall then be true and correct in all material respects without any modification pursuant to this Section 13.17. The parties hereto acknowledge and agree that the failure to take any of the actions required above, within the relevant time periods required above, shall give rise to an immediate Event of Default pursuant to this Agreement.

                                      * * *

                  IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

Address:

10990 Row Avenue                             YELLOW ROADWAY CORPORATION
Overland Park, Kansas 66211

Attention: Stephen Bruffet                   By:
           Vice President and Treasurer         --------------------------------
Tel. No.:  (913) 696-6108                       Name:
Fax No.:   (913) 696-6128                       Title:

                                             DEUTSCHE BANK AG, NEW YORK BRANCH,
                                             Individually and as Administrative
                                             Agent


                                             By:
                                                --------------------------------
                                                Name:
                                                Title:


                                             By:
                                                --------------------------------
                                                Name:
                                                Title:


                                             BANK ONE, NA,
                                              Individually and as Co-Syndication
                                              Agent


                                             By:
                                                --------------------------------
                                                Name:
                                                Title:


                                             SUNTRUST BANK,
                                              Individually and as Co-Syndication
                                              Agent


                                             By:
                                                --------------------------------
                                                Name:
                                                Title:


                                             FLEET NATIONAL BANK,
                                              Individually and as
                                              Co-Documentation Agent


                                             By:
                                                --------------------------------
                                                Name:
                                                Title:


                                             WACHOVIA BANK, NATIONAL
                                             ASSOCIATION,
                                              Individually and as
                                              Co-Documentation Agent


                                             By:
                                                --------------------------------
                                                Name:
                                                Title:

                                             U.S. BANK, NATIONAL ASSOCIATION


                                             By:
                                                --------------------------------
                                                Name:
                                                Title:


                                             BNP PARIBAS


                                             By:
                                                --------------------------------
                                                Name:
                                                Title:


                                             BANK OF AMERICA, N.A.


                                             By:
                                                --------------------------------
                                                Name:
                                                Title:


                                             THE BANK OF TOKYO - MITSUBISHI,
                                             LTD., CHICAGO BRANCH


                                             By:
                                                --------------------------------
                                                Name:
                                                Title:


                                             HARRIS TRUST AND SAVINGS BANK


                                             By:
                                                --------------------------------
                                                Name:
                                                Title:


                                             LASALLE BANK NATIONAL ASSOCIATION


                                             By:
                                                --------------------------------
                                                Name:
                                                Title:

                                             UFJ BANK LIMITED

                                             By:
                                                --------------------------------
                                                Name:
                                                Title:

SCHEDULE 1.01(a)           Commitments
SCHEDULE 1.01(b)           Lender Addresses
SCHEDULE 2.01(a)           Rolled-In Letters of Credit
SCHEDULE 5.14              Mortgaged Properties
SCHEDULE 5.18              Existing Indebtedness
SCHEDULE 7.09              Tax Matters
SCHEDULE 7.10              Plans
SCHEDULE 7.12              Real Property
SCHEDULE 7.14              Subsidiaries
SCHEDULE 7.22              Insurance
SCHEDULE 9.01              Existing Liens
SCHEDULE 9.05              Existing Investments
SCHEDULE 13.17             Post Closing Actions


EXHIBIT A-1                Notice of Borrowing
EXHIBIT A-2                Notice of Conversion/Continuation
EXHIBIT B-1                Term Note
EXHIBIT B-2                Revolving Note
EXHIBIT B-3                Swingline Note
EXHIBIT B-4                Incremental Term Note
EXHIBIT C                  Letter of Credit Request
EXHIBIT D                  Section 4.04(b)(ii) Certificate
EXHIBIT E-1                Opinion of Fulbright & Jaworski L.L.P.
EXHIBIT E-2                Opinion of General Counsel and Secretary
EXHIBIT F                  Officers' Certificate
EXHIBIT G                  Pledge Agreement
EXHIBIT H                  Security Agreement
EXHIBIT I                  Subsidiaries Guaranty
EXHIBIT J                  Solvency Certificate
EXHIBIT K                  Compliance Certificate
EXHIBIT L-1                Form of Roadway Mortgage
EXHIBIT L-2                Form of Yellow Mortgage
EXHIBIT M                  Subordination Agreement
EXHIBIT N                  Assignment and Assumption Agreement
EXHIBIT O                  Incremental Commitment Agreement
EXHIBIT P                  Form of Intercompany Note